     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1998



                   REGISTRATION NO. 333-53789 REGISTRATION NO. 333-53789-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             MARINER CAPITAL TRUST
                             FIRST MARINER BANCORP
          (Exact names of registrants as specified in their Charters)

             DELAWARE                              6719                            APPLIED FOR
             MARYLAND                              6022                             52-1834860
  (States or other jurisdiction        (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Numbers)                  Numbers)

              1801 SOUTH CLINTON STREET, BALTIMORE, MARYLAND 21224
                                 (410) 342-2600
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

  JOSEPH A. CICERO, 1801 SOUTH CLINTON STREET, BALTIMORE, MARYLAND 21224 (410)
                                    342-2600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH COPIES TO:

MELISSA ALLISON WARREN                        THOMAS D. WASHBURNE, JR.
OBER, KALER, GRIMES & SHRIVER                 VENABLE, BAETJER AND HOWARD, LLP
120 East Baltimore Street                     1800 Mercantile Bank & Trust Building
Baltimore, Maryland 21202                     2 Hopkins Plaza
(410) 347-7684                                Baltimore, Maryland 21201
                                              (410) 244-7400

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                EXPLANATORY NOTE

    The prospectus contained in this Registration Statement will be used in
connection with the offering of the following securities: (1)    % Preferred
Securities of Mariner Capital Trust; (2)    % Junior Subordinated Debentures of
First Mariner Bancorp; and (3) a Guarantee of First Mariner Bancorp of certain obligations under the Preferred Securities.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                           SUBJECT TO COMPLETION


                                      PRELIMINARY PROSPECTUS DATED JUNE 19, 1998


                                     [LOGO]

                                  $20,000,000
                         (AGGREGATE LIQUIDATION AMOUNT)
                             MARINER CAPITAL TRUST
                              % PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY
                             FIRST MARINER BANCORP
                                ---------------


    The Preferred Securities offered hereby represent preferred undivided beneficial interests in the assets of Mariner Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). First Mariner Bancorp (together with its subsidiary, First Mariner Bank, where the context requires, the "Company") will initially be the holder of all of the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and together with the Preferred Securities, the "Trust Securities"). The Issuer Trust exists for the sole purpose of issuing the
Trust Securities and investing the proceeds thereof in    % Junior Subordinated
Debentures (the "Junior Subordinated Debentures") to be issued by the Company.


                                                  (COVER CONTINUED ON NEXT PAGE)
                         ------------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 7 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES.
                             ---------------------

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
          AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
               CORPORATION OR ANY OTHER INSURER OR GOVERNMENT
                                    AGENCY.
                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


                                                                                  UNDERWRITING
                                                                                  DISCOUNTS OR      PROCEEDS TO THE
                                                           PRICE TO PUBLIC(1)    COMMISSIONS(2)     ISSUER TRUST(3)
Per Preferred Security...................................         $10               $0.37(4)             $9.63
Total (5)................................................     $20,000,000         $740,000(4)         $19,260,000


(1) Plus accrued Distributions, if any, from       , 1998.
(2) The Company and the Issuer Trust have each agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933. See "Underwriting."
(3) Before deduction of expenses payable by the Company estimated at $      .

(4) In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters, as compensation for arranging the investment therein of such proceeds, $0.37 per Preferred Security (or $740,000 in the aggregate). See "Underwriting."


(5) The Company and the Issuer Trust have granted the Underwriters a 30 day option to purchase up to an additional $3,000,000 aggregate liquidation amount of the Preferred Securities at the Price to Public less Underwriting Discounts and Commissions. If the Underwriters exercise such option in full, the total Price to Public and Proceeds to Issuer Trust will be $23,000,000 and $22,149,000, respectively. See "Underwriting."

                         ------------------------------

    The Preferred Securities are offered by the Underwriters subject to receipt and acceptance by them, prior sale and the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Preferred Securities will be made in book-entry form through the book-entry facilities of The Depository Trust
Company on or about       , 1998 against payment therefor in immediately
available funds.

                              FERRIS, BAKER WATTS
                                  Incorporated

                  The date of this Prospectus is       , 1998

(COVER CONTINUED FROM PREVIOUS PAGE)


    The Junior Subordinated Debentures will mature on             , 2028, which
date may be shortened (such date, as it may be shortened, the "Stated Maturity")
to a date not earlier than             , 2003 if certain conditions are met
(including the Company having received the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable capital guidelines or policies of the Federal Reserve (such shortening of the maturity date, the "Maturity Adjustment")). See "Description of Junior Subordinated Debentures--General." The Preferred Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Preferred Securities-- Subordination of Common Securities."

    The Preferred Securities will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary ("DTC"). Beneficial interests in the global securities will be shown on, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as described under "Description of Preferred Securities," Preferred Securities in definitive form will not be issued and owners of beneficial interests in the global securities will not be considered holders of the Preferred Securities. Application has been made to list the Preferred Securities on the Nasdaq National Market under the symbol FMARP. Settlement for the Preferred Securities will be made in immediately available funds. The Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity for the Preferred Securities will therefore settle in immediately available funds.


    Holders of the Preferred Securities will be entitled to receive preferential
cumulative cash distributions accumulating from       , 1998 and payable
quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, at the annual rate of    % of the Liquidation Amount of $10 per Preferred
Security ("Distributions"). The first Distribution will be on       , 1998. The
distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of the Issuer Trust. The Company has the right to defer payments of interest on the Junior Subordinated Debentures at any time from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or with respect to debt securities of the Company that rank PARI PASSU in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred
Securities are entitled will accumulate) at the rate of    % per annum,
compounded quarterly, and holders of Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--US Holders--Interest Income and Original Issue Discount."


    The Company and the Issuer Trust believe that the Company's obligations under the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all the Issuer Trust's obligations under the Preferred Securities as described below. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee of the Company will guarantee the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust may have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Preferred Securities." The obligations of the Company under the Guarantee and the Preferred Securities will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Company.

    The Preferred Securities will be subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Junior Subordinated Debentures at Stated Maturity or their earlier redemption in whole upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as
defined herein) and (ii) in whole or in part at any time on or after       ,
2003 contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in whole or in part. The Junior Subordinated Debentures will be redeemable prior to maturity at the option of the Company (i) on or
after       , 2003, in whole at any time or in part from time to time, or (ii)
in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Preferred Securities prior to the Stated Maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures-- Redemption" and "Description of Preferred Securities--Liquidation Distribution Upon Dissolution."

(COVER CONTINUED FROM PREVIOUS PAGE)

    The Company, as holder of the outstanding Common Securities, will have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer Trust. The ability of the Company to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Preferred Securities-- Liquidation Distribution Upon Dissolution."

    In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a Liquidation Amount of $10 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Preferred Securities--Liquidation Distribution Upon Dissolution."

    The Junior Subordinated Debentures will be unsecured and subordinated to all Senior Indebtedness of the Company. See "Description of Junior Subordinated Debentures--Subordination."

    Prospective purchasers must carefully consider the restrictions on purchase set forth in "Certain ERISA Considerations."

    THE JUNIOR SUBORDINATED DEBENTURES ARE DIRECT AND UNSECURED OBLIGATIONS OF THE COMPANY, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENT AGENCY.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's web site on the Internet at http://www.sec.gov.

    The Company and the Issuer Trust have filed with the Commission a Registration Statement on Form S-1 (together with all amendments thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended, with respect to the Preferred Securities, the Junior Subordinated Debentures and the Guarantee. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto, to which reference is hereby made.


    No separate financial statements of the Issuer Trust have been included or incorporated by reference herein. The Company and the Issuer Trust do not consider that such financial statements would be material to potential purchasers of the Preferred Securities because the Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activities other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "Mariner Capital Trust," "Description of Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, the Company does not expect that the Issuer Trust will be filing reports under the Exchange Act with the Commission.



    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTTING THE PREFERRED SECURITIES AND BIDDING FOR AND PURCHASING THE PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

    AS USED HEREIN, (I) THE "JUNIOR SUBORDINATED INDENTURE" MEANS THE JUNIOR SUBORDINATED INDENTURE, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE COMPANY AND WILMINGTON TRUST COMPANY, AS TRUSTEE (THE "DEBENTURE TRUSTEE"), PURSUANT TO WHICH THE JUNIOR SUBORDINATED DEBENTURES WILL BE ISSUED, (II) THE "TRUST AGREEMENT" MEANS THE AMENDED AND RESTATED TRUST AGREEMENT RELATING TO THE ISSUER TRUST, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, AMONG THE COMPANY, AS DEPOSITOR, AND WILMINGTON TRUST COMPANY, AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE") AND AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE") (COLLECTIVELY, THE "ISSUER TRUSTEES") AND (III) THE "GUARANTEE" MEANS THE GUARANTEE AGREEMENT RELATING TO THE PREFERRED SECURITIES, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE COMPANY AND WILMINGTON TRUST COMPANY, AS GUARANTEE TRUSTEE (THE "GUARANTEE TRUSTEE").

                             FIRST MARINER BANCORP

    First Mariner Bancorp, a bank holding company formed in Maryland in 1994, conducts its business through its wholly owned subsidiary, First Mariner Bank (the "Bank"). As of May 1, 1998, the Bank, which is headquartered in Baltimore City, serves the central region of the State of Maryland through 18 full service branches and 33 Automated Teller Machines ("ATMs"). At March 31, 1998, the Company had total assets of $263,809,000. The Bank provides residential mortgage lending services through its wholly owned subsidiary, First Mariner Mortgage Corporation (the "Mortgage Subsidiary").

    As an independent Maryland-based community bank, the Bank is engaged in the general commercial banking business with particular emphasis on the needs of individuals and small to mid-sized businesses. The Bank emphasizes personal attention and professional service to its customers while delivering a range of traditional and contemporary financial products and performing many of the essential banking services offered by its larger competitors. The Bank offers its customers access to local bank officers who are empowered to act with flexibility to meet customers' needs in order to foster and develop long-term loan and deposit relationships. The Company believes that individuals and businesses in its market area are dissatisfied with the large out-of-state banking institutions which have acquired local banks. Management believes that the Bank has a window of opportunity to establish business ties with customers who have been displaced by the consolidations and who are anxious to forge banking relationships with locally owned and managed institutions. These consolidations also benefit the Bank by making available experienced and entrepreneurial managers displaced by such consolidation and acquisition opportunities from the remaining small independent banks in the Company's market area.

    The Company intends to continue to capture market share and expand in Central Maryland. See "Business."

                             MARINER CAPITAL TRUST

    The Issuer Trust is a statutory business trust created under Delaware law on May 14, 1998. The Issuer Trust will be governed by a Trust Agreement among the Company, as Depositor, and Wilmington Trust Company, as Delaware Trustee and as Property Trustee. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

                                  THE OFFERING


SECURITIES OFFERED..................  $20,000,000 aggregate Liquidation Amount of   %
                                      Preferred Securities (Liquidation Amount $10 per
                                      Preferred Security).

OFFERING PRICE......................  $10 per Preferred Security (Liquidation Amount $10),
                                      plus accumulated Distributions, if any, from
                                            , 1998.

DISTRIBUTIONS.......................  The Distributions payable on each Preferred Security
                                      will be fixed at a rate per annum of    % of the
                                      Liquidation Amount of $10 per Preferred Security,
                                      will be cumulative, will accrue from the date of
                                      issuance of the Preferred Securities and will be
                                      payable quarterly in arrears on March 31, June 30,
                                      September 30 and December 31 of each year, commencing
                                                , 1998. See "Description of Preferred
                                      Securities-- Distributions."

JUNIOR SUBORDINATED DEBENTURES......  The Issuer Trust will invest the proceeds from the issuance of the Preferred Securities and Common
                                      Securities in an equivalent amount of    % Junior
                                      Subordinated Debentures of the Company. The Junior
                                      Subordinated Debentures will mature on           ,
                                      2028 subject to the Maturity Adjustment. The Junior
                                      Subordinated Debentures will rank subordinate and
                                      junior in right of payment to all Senior Indebtedness
                                      of the Company. In addition, the Company's
                                      obligations under the Junior Subordinated Debentures
                                      will be structurally subordinated to all existing and
                                      future liabilities and obligations of its
                                      subsidiaries.

GUARANTEE...........................  Under the terms of the Guarantee, the Company has guaranteed the payment of Distributions and payments
                                      on liquidation or redemption of the Preferred
                                      Securities, but only in each case to the extent of
                                      funds held by the Issuer Trust described herein. The
                                      Company and the Issuer Trust believe that the
                                      obligations of the Company under the Guarantee, the
                                      Trust Agreement, the Junior Subordinated Debentures
                                      and the Junior Subordinated Indenture, taken
                                      together, fully, irrevocably and unconditionally
                                      guarantee all of the Issuer Trust's obligations
                                      relating to the Preferred Securities. The obligations
                                      of the Company under the Guarantee and the Junior
                                      Guarantee Subordinated Debentures are subordinate and
                                      junior in right of payment to all Senior
                                      Indebtedness. See "Description of Guarantee."

RIGHT TO DEFER INTEREST.............  The Company has the right, at any time, to defer payments of interest on the Junior Subordinated
                                      Debentures for a period not exceeding 20 consecutive
                                      quarters; provided that no Extension Period may
                                      extend beyond the Stated Maturity of the Junior
                                      Subordinated Debentures. As a consequence of the
                                      Company's extension of the interest payment period,
                                      quarterly Distributions on the Preferred Securities
                                      will be deferred (though such Distribution would
                                      continue to accrue with interest thereon compounded
                                      quarterly, since interest will continue to accrue and
                                      compound on the Junior Subordinated Debentures during
                                      any such Extension Period). During an Extension
                                      Period, the Company will be prohibited, subject to
                                      certain exceptions described herein, from declaring
                                      or paying any cash distributions with respect to its
                                      capital stock or debt securities that rank pari passu
                                      with or junior to the Junior Subordinated Debentures.
                                      Upon the termination of any Extension Period and the
                                      payment of all amounts then due, the Company may
                                      commence a new Extension Period, subject to the
                                      foregoing requirements. See "Description of Junior
                                      Subordinated Debentures--Option to Extend Interest
                                      Payment Period." Should an Extension Period occur,
                                      Preferred Security holders will continue to accrue
                                      interest income (and DE MINIMIS original issue
                                      discount, if any) for United States federal income
                                      tax purposes. See "Certain Federal Income Tax
                                      Consequences--U.S. Holders--Interest Income and
                                      Original Issue Discount."

LIQUIDATION OF THE ISSUER TRUST.....  The Company, as holder of the Common Securities, has the right at any time to dissolve the Issuer Trust
                                      and cause the Junior Subordinated Debentures to be
                                      distributed to holders of Preferred Securities in
                                      liquidation of the Issuer Trust, subject to the
                                      Company having received prior approval of the Federal
                                      Reserve to do so if then required under applicable
                                      capital guidelines or policies of the Federal
                                      Reserve. See "Description of Preferred
                                      Securities--Liquidation Distribution Upon
                                      Dissolution."

VOTING RIGHTS.......................  Generally, the holders of the Preferred Securities will not have any voting rights. See "Description of
                                      Preferred Securities--Voting Rights; Amendment of
                                      Trust Agreement."

RANKING.............................  The Preferred Securities will rank pari passu, and payments thereon will be made pro rata, with the
                                      Common Securities except as described under
                                      "Description of Preferred Securities--Subordination
                                      of Common Securities." The Junior Subordinated
                                      Debentures will be unsecured and subordinate and
                                      junior in right of payment to the extent and in the
                                      manner set forth in the Junior Subordinated Indenture
                                      to all Senior Indebtedness (as defined herein). See
                                      "Description of Junior Subordinated Debentures." The
                                      Guarantee will constitute an unsecured obligation of
                                      the Company and will rank subordinate and junior in
                                      right of payment to the extent and in the manner set
                                      forth in the Guarantee to all Senior Indebtedness.
                                      See "Description of Guarantee." In addition, because
                                      the Company is a holding company, the Junior
                                      Subordinated Debentures and the Guarantee effectively
                                      will be subordinated to all existing and future
                                      liabilities of the Company's subsidiaries, including
                                      the deposit liabilities of the Bank. See "Description
                                      of Junior Subordinated Debentures--Subordination."

REDEMPTION..........................  The Preferred Securities will be subject to mandatory redemption (i) in whole, but not in part, at the
                                      Stated Maturity upon repayment of the Junior
                                      Subordinated Debentures, (ii) in whole, but not in
                                      part, contemporaneously with the optional redemption
                                      at any time by the Company of the Junior Subordinated
                                      Debentures upon the occurrence and continuation of a
                                      Tax Event, Investment Company Event or Capital
                                      Treatment Event and (iii) in whole or in part, at any
                                      time on or after             , 2003,
                                      contemporaneously with the optional redemption by the
                                      Company of the Junior Subordinated Debentures in
                                      whole or in part, in each case at the applicable
                                      Redemption Price. See "Description of Preferred
                                      Securities--Redemption."

NO RATING...........................  The Preferred Securities are not expected to be rated by any rating service, nor is any other security
                                      issued by the Company so rated.

ERISA CONSIDERATIONS................  Prospective purchasers should carefully consider the restrictions on purchase set forth under "Certain
                                      ERISA Considerations."

USE OF PROCEEDS.....................  All proceeds to the Issuer Trust from the sale of the
                                      Trust Securities will be invested by the Issuer Trust
                                      in the Junior Subordinated Debentures. All of the net
                                      proceeds received by the Company from the sale of the
                                      Junior Subordinated Debentures will be used to
                                      finance growth, which may include the acquisition of
                                      branches or other financial institutions, and for
                                      general corporate purposes which may include
                                      investments in or extensions of credit to its direct
                                      or indirect subsidiaries to support internal growth.
                                      See "Use of Proceeds" and "Capitalization." The
                                      Preferred Securities may qualify in whole or in part
                                      as Tier 1 or core capital of the Company, subject to
                                      the 25% Capital Limitation (as defined under "Use of
                                      Proceeds"), under the risk-based capital guidelines
                                      of the Federal Reserve. The portion of the Preferred
                                      Securities that exceeds the 25% Capital Limitation
                                      will qualify as Tier 2 or supplementary capital of
                                      the Company. See "Use of Proceeds."

NASDAQ NATIONAL MARKET SYMBOL.......  Application has been made to have the Preferred
                                      Securities listed on The Nasdaq National Market under
                                      the symbol FMARP.

    For additional information regarding the Preferred Securities, see "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee," "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee" and "Certain Federal Income Tax Consequences."

                                  RISK FACTORS

    Prospective investors should carefully consider the matters set forth under "Risk Factors" beginning on page 7.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


    The following summary consolidated financial data for, and as of the end of, each of the years ended December 31, 1997, 1996, 1995 and 1994 (year of inception) are derived from the audited Consolidated Financial Statements of the Company. The following summary interim consolidated data for, and as of the end of, the three month periods ended March 31, 1998 and 1997 have been derived from unaudited financial statements of the Company, which, in the opinion of management, have been prepared on the same basis as the audited Consolidated Financial Statements included herein, and reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of such data. The results of the interim periods are not necessarily indicative of the results of a full year. The summary consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, the Consolidated Financial Statements of the Company and the Notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                                           THREE MONTHS
                                                         ENDED MARCH 31,              YEAR ENDED DECEMBER 31,
                                                       --------------------  ------------------------------------------

                                                         1998       1997       1997       1996       1995       1994
                                                       ---------  ---------  ---------  ---------  ---------  ---------
OPERATIONS DATA:
Interest income......................................  $   4,661  $   2,904  $  14,318  $   6,736  $   2,561  $   1,209
Interest expense.....................................      2,220      1,184      6,565      3,107      1,269        504
Net interest income..................................      2,441      1,720      7,753      3,629      1,292        705
Provision for loan losses............................        152        135        472      1,040        190         59
Net interest income after provision for loan
  losses.............................................      2,289      1,585      7,281      2,589      1,102        646
Gain on sale of securities...........................        285         13        479        330          9         --
Other noninterest income.............................        748        444      1,872        745        188         75
Other noninterest expenses...........................      3,171      2,018      9,459      5,837      2,581        979
Income (loss) before income tax benefit..............        151         24        173     (2,173)    (1,282)      (258)
Income tax benefit...................................         --         --       (192)        --         --        (17)
Net income (loss)....................................        151         24        365     (2,173)    (1,282)      (241)
Net income (loss) per share-basic....................       0.05       0.01       0.13      (1.72)     (1.88)     (1.07)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                           ------------------------------------------
                                                      THREE MONTHS ENDED
                                                        MARCH 31, 1998       1997       1996       1995       1994
                                                      -------------------  ---------  ---------  ---------  ---------
FINANCIAL CONDITION DATA:
Total assets........................................       $ 263,809       $ 256,984  $ 132,562  $  52,798  $  26,303
Available-for-sale securities.......................          33,773          32,852        325      2,338         --
Investment securities, net..........................           6,603           8,601      1,099         --      2,631
Loans held for sale.................................          15,730          16,895      3,072         --         --
Loans receivable....................................         160,531         144,072     92,064     29,935     20,030
Other real estate owned.............................           2,420           1,944         --         --         --
Total deposits......................................         204,018         197,269    102,289     41,487     20,883
Short-term borrowings...............................          32,166          30,331      6,000         --      3,150
Total stockholders' equity..........................          27,204          26,966     23,796     10,702      1,977

OTHER DATA:
Average assets......................................         237,491         176,283     82,314     37,213     27,063
Average equity......................................          27,072          26,317     10,030      6,534      1,776
Return on average stockholders' equity..............            2.23%           1.39%    (21.67%)    (19.62%)    (13.57%)
Return on average total assets......................            0.25%           0.21%     (2.64%)     (3.45%)     (0.89%)
Average stockholders' equity to average total
  assets............................................           11.40%          14.93%     12.19%     17.56%      6.56%
Net interest spread.................................            3.65%           3.74%      4.08%      3.32%      2.95%
Net interest margin.................................            4.47%           4.72%      4.87%      3.99%      2.89%
Nonperforming loans to period-end loans.............            0.84%           1.08%      1.71%      2.11%      3.45%
Net chargeoffs to average loans.....................            0.26%           0.08%      0.27%      0.26%      0.11%
Allowance as a percent of period-end loans..........            1.04%           1.12%      1.35%      1.26%      1.22%
Allowance as a percent of period-end nonperforming
  loans.............................................          123.30%         104.13%     78.91%     59.40%     35.40%

                                  RISK FACTORS


    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE PREFERRED SECURITIES. CERTAIN STATEMENTS IN THIS PROSPECTUS ARE FORWARD-LOOKING AND ARE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS OR PHRASES SUCH AS "INTENDED," "WILL BE POSITIONED," "EXPECTS," IS OR ARE "EXPECTED," "ANTICIPATES," AND "ANTICIPATED." THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS. TO THE EXTENT ANY OF THE INFORMATION CONTAINED CONSTITUTES A "FORWARD-LOOKING STATEMENT," THE RISK FACTORS SET FORTH BELOW ARE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENT.


RISK FACTORS RELATING TO THE OFFERING

    RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES. The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness. At March 31, 1998, the Company had no Senior Indebtedness. None of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, or debt that is PARI PASSU with the Junior Subordinated Debentures, that may be incurred by the Company. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures-- Subordination."

    The ability of the Issuer Trust to pay amounts due on the Preferred Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required. See "Risk Factors--Limited Sources for Payments on Junior Subordinated Debentures and Other Indebtedness."

    OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES. So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Debenture Events of Default." As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions
thereon during any Extension Period at the rate equal to    % per annum,
compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distribution" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the rate equal to    % per
annum, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Preferred Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period."

    Should an Extension Period occur, a holder of Preferred Securities will continue to accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust (which will include a holder's pro rata share of both the stated interest and DE MINIMIS original issue discount, if any, on the Junior Subordinated Debentures). As a result, a holder of Preferred Securities will include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such original issue discount interest income, and will not receive the cash in the form of interest payments related to such income from the Issuer Trust if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain Federal Income Tax Consequences--US Holders--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities."

    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

    TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT
REDEMPTION. Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Preferred Securities and Common Securities. Any such redemption shall be at a price equal to the liquidation amount of the Preferred Securities and Common Securities, respectively, together with accumulated Distributions to but excluding the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures prior to the stated maturity may be subject to prior regulatory approval by the

Federal Reserve, if then required, as it currently is, under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures--Redemption" and "Description of Preferred Securities--Liquidation Distribution Upon Dissolution."

    A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.


    A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation (as defined herein), for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.



    POSSIBLE TAX LAW CHANGES. In both 1996 and 1997, the Clinton Administration proposed to amend the Internal Revenue Code of 1986, as amended, to deny deductions of interest and original issue discount on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Issuer Trust. Neither of these proposals was passed by, and no such proposal is currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not adversely affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Preferred Securities, as described more fully under "Description of the Preferred Securities-- Redemption."


    EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES. The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. The Company initially will be the holder of all of the outstanding Common Securities. The ability of the Company to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Preferred Securities--Liquidation Distribution Upon Dissolution." The Junior Subordinated Debentures, if distributed, may be subject to restrictions on transfer pursuant to applicable securities laws.

    Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of the Preferred Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would be a taxable event to the Issuer Trust and the holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."


    RIGHTS UNDER THE GUARANTEE. Wilmington Trust Company will act as the trustee under the Guarantee and will hold the Guarantee for the benefit of the holders of the Preferred Securities. Wilmington Trust Company also will act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee and Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under "--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of Guarantee--Status of the Guarantee."


    The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

    If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Preferred Securities," "--Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.


    LIMITED SOURCES FOR PAYMENTS ON JUNIOR SUBORDINATED DEBENTURES AND OTHER INDEBTEDNESS. The Company is a legal entity distinct from the Bank, although the principal source of the Company's cash revenues is dividends from the Bank. As a holding company, the ability of the Company to pay interest and principal on the Junior Subordinated Debentures, to pay other indebtedness and to conduct lending and investment activities directly or in non-banking subsidiaries will depend significantly on the receipt of dividends or other distributions from the Bank, as well as any cash reserves and other liquid assets held by the Company (including proceeds from the sale of the Junior Subordinated Debentures to the Issuer Trust), the ability of the Company to realize returns on its investments and any proceeds from any subsequent securities offering or other borrowings. The ability of the Bank to pay dividends or make other distributions to the Company is dependent on the Bank's compliance with applicable regulatory capital requirements and regulatory restrictions. The Bank must obtain approval of the Maryland Commissioner of Financial Regulation to pay dividends to the Company for so long as the Bank's statement of financial condition reflects, as it did at March 31, 1998, negative undivided profits (accumulated deficit). The Company anticipates that such approval will be required for the foreseeable future. See "Supervision and Regulation--Limits on Dividends and Other Payments."


    The right of the Company to participate in the assets of any subsidiary upon the latter's liquidation, reorganization or otherwise (and thus the ability of the holders of Preferred Securities to benefit indirectly from any such distribution) will be subject to the claims of its subsidiaries' creditors, which will take priority except to the extent that the Company may itself be a creditor with a recognized claim.


    The Bank is also subject to restrictions under federal law which limit the transfer of funds by it to the Company, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. Such transfers by the Bank to the Company or any nonbank subsidiary of the Company are limited in amount to 10% of the Bank's capital and surplus and, with respect to the Company and all its nonbank subsidiaries, to an aggregate of 20% of the Bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. Federal law also prohibits banks from purchasing "low-quality" assets from affiliates.



    TRADING CHARACTERISTICS OF PREFERRED SECURITIES. The Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. See "Certain Federal Income Tax Consequences--U.S. Holders--Sales of Preferred Securities." A holder of Preferred Securities that disposes of its Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Issuer Trust for the period prior to such disposition) will nevertheless be required for federal income tax purposes to include in income as ordinary income an amount equal to the accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition and to add such amount to its adjusted tax basis in the Preferred Securities disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--U.S. Holders--Sales of Preferred Securities."


    LIMITED VOTING RIGHTS. Holders of Preferred Securities will have limited voting rights relating generally to the modification of the Preferred Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Preferred Securities are not entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust

Agreement without the consent of holders of Preferred Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Preferred Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Issuer Trustees; Appointment of Successors."

    LIMITED COVENANTS. The Junior Subordinated Indenture contains only limited covenants and the Trust Agreement does not contain any covenants. As a result, neither the Junior Subordinated Indenture nor the Trust Agreement protects holders of the Junior Subordinated Debentures or the Preferred Securities, respectively, in the event of a material change in the Company's financial condition or results of operations, and neither document limits the ability of the Company or any subsidiary to incur or assume additional indebtedness or other obligations. Additionally, neither the Junior Subordinated Indenture nor the Trust Agreement contains any financial ratios or specified levels of liquidity with which the Company must comply. Therefore, the provisions of these documents should not be considered a significant factor in evaluating whether the Company will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee.


    BROAD DISCRETION AS TO USE OF PROCEEDS OF THE SALE OF JUNIOR SUBORDINATED DEBENTURES. The Company will use all of the net proceeds of the sale to the Issuer Trust of the Junior Subordinated Debentures to finance growth, which may include the acquisition of branches or other financial institutions, and for general corporate purposes which may include investments in or extensions of credit to its direct or indirect subsidiaries to support internal growth. Accordingly, management will have broad discretion with respect to the expenditure of the net proceeds of the sale of the Junior Subordinated Debentures, and the amounts and timing of the use of proceeds will depend upon the funding requirements of the Company and its direct and indirect subsidiaries and the availability of other funds. See "Use of Proceeds." The Company does not currently have any agreements, understanding or commitments relating to future acquisitions, other than an agreement to purchase approximately 19% of the outstanding common stock of Glen Burnie Bancorp, subject to regulatory approval.


    ABSENCE OF MARKET. The Preferred Securities are a new issue of securities with no established trading market. Application has been made to list the Preferred Securities on The Nasdaq National Market. One of the requirements for initial listing is the presence of three market makers for the Preferred Securities. The Nasdaq National Market maintenance standards require the existence of two market makers for continued listing. Firms which agree to make a market are not obligated to do so and market making may be interrupted or discontinued at any time without notice at their sole discretion. Accordingly, no assurance can be given as to the development or liquidity of any market for the Preferred Securities.

    MARKET PRICES. There can be no assurance as to the market prices for Preferred Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Preferred Securities or the Junior Subordinated Debentures that a holder of Preferred Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

RISK FACTORS RELATING TO THE COMPANY


    RISKS OF EXPANSION STRATEGIES; RECENT PROFITABILITY. Since May 1995, it has been the strategy of the Company to rapidly increase the number of Bank branches prior to the time that the volume of business is sufficient to generate profits from branch operations. This strategy was implemented in order to have a branch network in place to take advantage of business opportunities as they arose. This strategy anticipates losses from branch operations until such time, if any, as branch deposits and the volume of other banking business reach the levels necessary to support profitable branch operations. The success of the Company's strategy will be dependent on management's ability to generate business and increase deposits at levels necessary to support profitable branch operations. See "Business."

    It is the intention of management to continue to expand the business of the Company through the opening of additional branches and the acquisition of existing banks in the Company's market area. The success of the Company's expansion strategy will be dependent upon its ability to manage the growth, to improve its operational and financial systems, to attract and train qualified employees, and, to a certain extent, on the availability of potential acquisitions meeting the Company's investment criteria, management's ability to successfully operate and integrate the acquired business with and into the business of the Company, and the Bank's ability to obtain required regulatory approval. See "Business."

    There can be no assurance that the Company will be successful in implementing these strategies and managing its anticipated growth.

    DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the continued services of certain key management personnel, including Edwin F. Hale, Sr., Chairman of the Board and Chief Executive Officer of the Company and the Bank, Joseph A. Cicero, President of the Company and Chief Operating Officer of the Bank, and George H. Mantakos, Executive Vice President of the Company and President of the Bank. The Company's continued growth and profitability will depend upon its ability to attract and retain skilled managerial, marketing and technical personnel. Competition for qualified personnel in the banking industry is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. See "Management."

    CONCENTRATIONS IN REAL ESTATE LENDING AND RELATED RISKS. The Bank is currently dependent on real estate lending activities, which at March 31, 1998 had produced real estate loans totaling approximately 80.73% of the Company's loan portfolio. Real estate loan origination activity, including refinancings, generally is greater during periods of declining interest rates and favorable economic conditions, and has been favorably affected by relatively lower market interest rates during the past several years. There is no assurance such favorable conditions will continue.

    Real estate loans are subject to the risk that real estate values in a geographical area or for a particular type of real estate will decrease, and to the risk that borrowers will be unable to meet their loan obligations. Commercial real estate and construction loans, which have higher average balances and greater sensitivity to market conditions than other types of loans in the Bank's loan portfolio, constitute 55.07% of the Bank's loan portfolio as of March 31, 1998. The Company attempts to minimize these risks by making real estate loans that are secured by a variety of different types of real estate, limiting real estate loans to 80% of the appraised value of the real estate, generally lending in its market area, and, regardless of collateral, reviewing the potential borrower's ability to meet debt service obligations. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Composition of Loan Portfolio."


    COMPETITION. The Company and the Bank operate in a competitive environment, competing for deposits and loans with commercial banks, thrifts and other financial entities. Numerous mergers and consolidations involving banks in the market in which the Bank operates have occurred recently, resulting in an intensification of competition in the banking industry in the Company's geographical market. Competition for deposits comes primarily from other commercial banks, savings associations, credit unions, money market and mutual funds and other investment alternatives. Competition for loans comes primarily from other commercial banks, savings associations, mortgage banking firms, credit unions and other financial intermediaries. Many of the financial intermediaries operating in the Company's market area offer certain services, such as trust, investment and international banking services, which the Company does not offer. In addition, banks with a larger capitalization and financial intermediaries not subject to bank regulatory restrictions have higher lending limits and are thereby able to serve the needs of larger customers.

    Recent changes in federal banking laws facilitate interstate branching and merger activity among banks. Such changes may result in an even greater degree of competition in the banking industry and the Company may be brought into competition with institutions with which it does not presently compete. There can be no assurance that the profitability of the Company will not be adversely affected by the increased competition which may characterize the banking industry in the future. See "Business-- Competition" and "Supervision and Regulation--Interstate Banking Legislation."


    CONTROL BY MANAGEMENT. A total of 618,213 shares of Common Stock is beneficially owned by the directors and executive officers of the Company, representing approximately 21.5% of the Common Stock outstanding at March 31, 1998. In addition, options and warrants to purchase an aggregate of 610,002 shares of Common Stock are beneficially owned by directors and executive officers. Assuming the directors and executive officers exercise all their stock options and warrants, the directors and executive officers would beneficially own approximately 35.3% of the Common Stock outstanding. Edwin F. Hale, Sr., who is the Chairman, Chief Executive Officer, and the largest stockholder of the Company, beneficially owns 415,628 shares of Common Stock, representing approximately 14.5% of the Common Stock outstanding at March 31, 1998. Mr. Hale also hold options and warrants to purchase 491,672 shares, which, if exercised in total, would represent approximately 27.0% of the Common Stock outstanding. The foregoing information does not give effect to the 10% stock dividend payable to holders of record as of May 26, 1998 of the Company's Common Stock. See "Securities Ownership of Certain Beneficial Owners and Management."


    DEVELOPMENTS IN TECHNOLOGY. The market for financial services, including banking services and consumer finance services, is increasingly affected by advances in technology including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards and so-called "smart" cards. The ability of the Company, including the Bank, to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or the Company's success or failure in anticipating or responding to such developments, will materially affect the Company's business, financial condition and operating results.

    YEAR 2000 ISSUES. The "Year 2000" issue is the result of computer programs and equipment which are dependent on "embedded chip technology" using two digits rather than four to define the applicable year. Any of the Company's computer programs or equipment that are date dependent may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, a temporary inability to process transactions, send invoices, or engage in similar normal business activity. Based on assessments made to date, pursuant to the Company's Year 2000 Action Plan, the Company has determined that it and its vendors may be required to modify or replace portions of its software and other equipment so that its and its vendors' computer, security, and communications systems will properly utilize dates beyond December 31, 1999. The Company believes that with modifications or conversions of software, and replacement of equipment which cannot be made Year 2000 compliant, the Year 2000 issue can be mitigated. If such modifications, conversions or equipment replacements are not made, or are not completed in a timely manner, the Year 2000 issue could have a material adverse impact on the operations of the Company. In addition to issues relating to internal Year 2000 compliance, the Company may be vulnerable to the failure of third party suppliers and large customers to remedy their own Year 2000 issues. There can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Action Plan."

    MARKET VALUE OF INVESTMENTS; SALES OF SECURITIES. Approximately 83.65% of the Company's investment securities portfolio as of March 31, 1998 has been designated as available-for-sale pursuant to Statement of Financial Accounting Standards No. 115 ("SFAS 115") relating to accounting for investments. SFAS 115 requires that unrealized gains and losses in the estimated value of the available-for-sale portfolio be "marked to market" and reflected as a separate item in stockholders' equity (net of tax) as accumulated other comprehensive income. At March 31, 1998, the Company maintained approximately 12.80% of its total assets in securities available-for-sale. Sales of such securities in the past have been a source of net income for the Company. In 1997 and the first quarter of 1998, income from such sales exceeded the net income of the Company. There can be no assurance that future market performance of the Company's investment portfolio will continue to enable the Company to realize income from this source. Stockholders' equity will continue to reflect the unrealized gains and losses (net of tax) of these investments. There can be no assurance that the market value of the Company's investment portfolio will not decline, causing a corresponding decline in stockholders' equity.

    Management believes that several factors will affect the market values of the Company's investment portfolio. These include, but are not limited to, changes in interest rates or expectations of changes, the degree of volatility in the securities markets, inflation rates or expectations of inflation and the slope of the interest rate yield curve. (The yield curve refers to the differences between longer-term and shorter-term interest rates. A positively sloped yield curve means shorter-term rates are lower than longer-term rates.) Also, the passage of time will affect the market values of the securities, in that the closer they are to maturing, the closer the market price should be to par value. In addition to the foregoing, there are other factors that impact specific categories of the portfolio differently.

    ALLOWANCE FOR LOAN LOSSES. The inability of borrowers to repay loans can erode the earnings and capital of banks. Like all financial institutions, the Company's subsidiaries maintain an allowance for loan losses to provide for loan defaults and nonperformance. The allowance is based on prior experience with loan losses, as well as an evaluation of the risks in the current portfolio, and is maintained at a level considered adequate by management to absorb anticipated losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond management's control, and such losses may exceed current estimates. At March 31, 1998, the Bank had nonperforming loans (i.e., loans 90 days or more delinquent on a contractual basis or on a nonaccrual status) of approximately $1.356 million and an allowance for loan losses of $1.672 million on gross loans of $160.531 million; thus, the allowance for loan losses at March 31, 1998 represented 1.04% of total loans and 123.30% of nonperforming loans. There can be no assurance that the Company's allowance for loan losses will be adequate to cover actual losses. Future provisions for loan losses could materially and adversely affect results of operations of the Company.


    The level of loan loss allowance has been based upon management's continual review of the loan portfolio. Management reviews the loans by type and nature of collateral and establishes a provision for loan losses based upon historical chargeoff experience, the present and prospective financial condition of specific borrowers, industry concentrations within the loan portfolio, size of the credit, existence and quality of any collateral, profitability, and general economic conditions. Although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary in the event there are additional loan losses or if economic conditions differ substantially from the assumptions used. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Material additions to the Company's allowance for loan losses would result in a decrease in the Company's net income and capital.


    IMPACT OF INTEREST RATES AND OTHER ECONOMIC CONDITIONS. Results of operations for financial institutions, including the Company, may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate values, rapid changes in interest rates and the monetary and fiscal policies of the federal government. The profitability of the Company is in part a function of the spread between the interest rates earned on assets and the interest rates paid on deposits and other interest-bearing liabilities (net interest income), including advances from the Federal Home Loan Bank of Atlanta ("FHLB"). Interest rate risk arises from mismatches (i.e., the interest sensitivity gap) between the dollar amount of repricing or maturing assets and liabilities and is measured in terms of the ratio of the interest rate sensitivity gap to total assets. More assets repricing or maturing than liabilities over a given time period is considered asset-sensitive and is reflected as a positive gap, and more liabilities repricing or maturing than assets over a given time period is considered liability-sensitive and is reflected as negative gap. An asset-sensitive position (i.e., a positive gap) will generally enhance earnings in a rising interest rate environment and will negatively impact earnings in a falling interest rate environment, while a liability-sensitive position (i.e., a negative gap) will generally enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. The Company has attempted to structure its asset and liability management strategies to mitigate the impact on net interest income of changes in market interest rates. The Company believes that at March 31, 1998, its interest rate exposure is less than 5% of capital in a plus or minus 2% rate shock scenario. However, there can be no assurance that the Company will be able to manage interest rate risk so as to avoid significant adverse effects on net interest income. At March 31, 1998, the Company had a one year cumulative negative gap of $20.730 million or 7.86% of total assets.

    CONSIDERATIONS RELATING TO LOAN PORTFOLIO OF THE BANK. During the past three years, the Company has experienced significant growth in its loan portfolio. Loans increased 11.42% during the first three months of 1998 to $160.531 million at March 31, 1998, from $144.072 million at December 31, 1997. Commercial real estate loans increased by 9.10% or $7.371 million during the first three months of 1998 and comprised 55.07% of total loans as of March 31, 1998. The nature of commercial real estate loans is such that they may present more credit risk to the Company than other types of loans such as home equity or residential real estate loans. Further, most of these loans are concentrated in Central Maryland. As a result, a decline in the general economic conditions of Central Maryland could have a material adverse effect on the Company's financial condition and results of operations taken as a whole.


    SUPERVISION AND REGULATION OF BANK HOLDING COMPANIES AND THEIR
SUBSIDIARIES. Bank holding companies and their subsidiaries operate in a highly regulated environment and are subject to supervision and examination by several federal and state regulatory agencies. The Company is subject to the Bank Holding Company Act of 1956, as amended (the "BHC Act") and to regulation and supervision by the Federal Reserve and the Maryland Commissioner of Financial Regulation (the "Maryland Commissioner"), and the Bank is subject to regulation and supervision by the Maryland Commissioner and the Federal Deposit Insurance Corporation ("FDIC"). The Bank also is a member of the FHLB and is subject to regulation thereby. Federal and state banking laws and regulations govern matters ranging from restrictions on permissible investments and activities, the regulation of certain debt obligations, changes in the control of bank holding companies, and the maintenance of adequate capital to the general business operations and financial condition of the Bank, including permissible types, amounts and terms of loans and investments, the amount of reserves against deposits, restrictions on dividends, establishment of branch offices, and the maximum rate of interest that may be charged by law. The Federal Reserve, the FDIC, and the Maryland Commissioner also possess cease and desist powers over bank holding companies and banks, to prevent or remedy unsafe or unsound practices or violations of law. These and other restrictions limit the manner in which the Company and the Bank may conduct their business and obtain financing. Furthermore, the commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve. These monetary policies have had and are expected to continue to have significant effects on the operating results of commercial banks. Changes in monetary, fiscal or legislative policies may affect the ability of the Bank to attract deposits and make loans. See "Supervision and Regulation."


    FORWARD-LOOKING INFORMATION. In recent years, significant new federal legislation has imposed numerous new legal and regulatory requirements on financial institutions. In addition to the uncertainties posed by possible legislative change, there are many other uncertainties that may make the Company's historical performance an unreliable indicator of its future performance, and forward-looking information, including projections of future performance, is subject to numerous possible adverse developments, including, but not limited to, the possibility of adverse economic developments which may increase default and delinquency risks in the Company's loan portfolios; shifts in interest rates which may result in shrinking interest margins; deposit outflows; interest rates on competing investments; shifts in demand for financial services and loan products; increases generally in competitive pressure in the banking and financial services industry; changes in accounting policies or guidelines, or monetary and fiscal policies of the Federal government; changes in the quality or composition of the Company's loan and investment portfolios; or other significant uncertainties.

                             MARINER CAPITAL TRUST

    The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on May 14, 1998. The Issuer Trust will be governed by a Trust Agreement among the Company, as Depositor, and Wilmington Trust Company, as Delaware Trustee and as Property Trustee. Under the Trust Agreement, two individuals selected by the holders of the Common Securities will act as administrators with respect to the Issuer Trust (the "Administrators"). The Company, which initially will be the holder of the Common Securities, has selected two individuals who are employees of and affiliated with the Company to serve as the Administrators. See "Description of Preferred Securities--Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

    All the Common Securities initially will be owned by the Company. The Common Securities rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Preferred Securities--Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The address of the Delaware Trustee, the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, telephone number (302) 651-1000.

    NEITHER THE PREFERRED SECURITIES NOR THE JUNIOR SUBORDINATED DEBENTURES ARE OBLIGATIONS OF OR GUARANTEED BY FIRST MARINER BANK OR ANY OTHER BANK.

                                USE OF PROCEEDS


    All of the proceeds to the Issuer Trust from the sale of the Trust Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. All the net proceeds to be received by the Company from the sale of the Junior Subordinated Debentures will be used for general corporate purposes, although it is likely that approximately half of such proceeds will be used initially to make additional capital contributions to the Bank to fund its operations and continued expansion. The Bank's ability to pay dividends to the Company is subject to regulation. See "Supervision and Regulation." Portions of the net proceeds from the sale of the Junior Subordinated Debentures also may be used in the future for acquisitions by the Company or the Bank, or extensions of credit by the Company to the Bank. Pending such uses the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its direct and indirect subsidiaries and the availability of other funds. The Company may from time to time engage in additional financings of a character and in amounts to be determined. The proceeds from the sale of the Preferred Securities may qualify as Tier 1 or core capital with respect to the Company under the risk-based capital guidelines established by the Federal Reserve, however, capital received from the proceeds of the sale of the Preferred Securities cannot constitute more than 25% of the total Tier 1 capital of the Company (the "25% Capital Limitation"). Amounts in excess of the 25% Capital Limitation will constitute Tier 2 or supplementary capital of the Company.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of the Company as of March 31, 1998, and as adjusted to give effect to the offering of the Preferred Securities, assuming the Underwriters' over-allotment option is not exercised. The following data should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                                                               MARCH 31, 1998
                                                                                           -----------------------
                                                                                             ACTUAL    AS ADJUSTED
                                                                                           ----------  -----------

                                                                                           (DOLLARS IN THOUSANDS)
Company-obligated, mandatorily redeemable securities of subsidiary trust holding solely
  junior subordinated debentures of the Company (1)......................................  $   --       $  20,000
Stockholders' Equity:
  Preferred Stock........................................................................      --          --
  Common Stock, $0.05 par value; 20,000,000 shares authorized; 2,869,063 shares
    outstanding(2).......................................................................         143         143
  Additional paid-in-capital.............................................................      30,000      30,000
  Accumulated deficit....................................................................      (3,180)     (3,180)
  Accumulated other comprehensive income.................................................         241         241
    Total stockholders' equity...........................................................      27,204      27,204
      Total capitalization...............................................................      27,204      47,204
Risk-based capital ratios:
  Tier 1 capital to risk-adjusted assets.................................................       12.68%      16.59%
  Regulatory minimum.....................................................................        4.00%       4.00%
  Total capital to risk-adjusted assets..................................................       13.47%      22.51%
  Regulatory minimum.....................................................................        8.00%       8.00%
  Leverage ratio.........................................................................       11.27%      13.76%
  Regulatory minimum.....................................................................        4.00%       4.00%

------------------------


(1) As described herein, the sole asset of the Issuer Trust will be $20,600,000 principal amount of Junior Subordinated Debentures issued by the Company to the Issuer Trust (including $600,000 attributable to the issuance of the Common Securities of the Issuer Trust to the Company). The Junior Subordinated Debentures will bear interest at a fixed rate of % per annum
    and will mature on       ,2028. The Company initially will own all of the
    Common Securities of the Issuer Trust.


(2) Shares of Common Stock outstanding have not been adjusted to give effect to the 10% stock dividend payable to holders of record as of May 26, 1998.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                  THREE MONTHS
                                                                     ENDED
                                                                   MARCH 31,                 YEAR ENDED DECEMBER 31,
                                                              --------------------  ------------------------------------------
                                                                1998       1997       1997       1996       1995       1994
                                                              ---------  ---------  ---------  ---------  ---------  ---------
Earnings to Fixed Charges:
  Excluding interest on deposits............................      1.62x      1.26x      1.25x     --         --         --
  Including interest on deposits............................      1.07x      1.02x      1.03x     --         --         --

    The sum of fixed charges exceeded earnings for both the ratio excluding and including interest on deposits for the years ended December 31, 1996, 1995 and 1994 by $2.2 million, $1.3 million and $0.3 million, respectively.

    For purposes of computing the consolidated ratios, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on short-term debt and one-third of rent expense, which approximates the interest component of such expense. In addition, where indicated, fixed charges include interest on deposits.

                              ACCOUNTING TREATMENT


    For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be included in the consolidated statements of financial condition of the Company and appropriate disclosures about the Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions on the Preferred Securities will be recorded in the consolidated statements of operations of the Company.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following selected consolidated financial data for, and as of the end of, each of the years ended December 31, 1997, 1996, 1995 and 1994 (year of inception) are derived from the audited Consolidated Financial Statements of the Company. The following selected interim consolidated data for, and as of the end of, the three month periods ended March 31, 1998 and 1997 have been derived from unaudited financial statements of the Company, which, in the opinion of management, have been prepared on the same basis as the audited Consolidated Financial Statements included herein, and reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of such data. The results of the interim periods are not necessarily indicative of the results of a full year. The selected consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, the Consolidated Financial Statements of the Company and the Notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                           THREE MONTHS
                                                         ENDED MARCH 31,              YEAR ENDED DECEMBER 31,
                                                       --------------------  ------------------------------------------
                                                         1998       1997       1997       1996       1995       1994
                                                       ---------  ---------  ---------  ---------  ---------  ---------
OPERATIONS DATA:
Interest income......................................  $   4,661  $   2,904  $  14,318  $   6,736  $   2,561  $   1,209
Interest expense.....................................      2,220      1,184      6,565      3,107      1,269        504
Net interest income..................................      2,441      1,720      7,753      3,629      1,292        705
Provision for loan losses............................        152        135        472      1,040        190         59
Net interest income after provision for loan
  losses.............................................      2,289      1,585      7,281      2,589      1,102        646
Gain on sale of securities...........................        285         13        479        330          9         --
Other noninterest income.............................        748        444      1,872        745        188         75
Other noninterest expenses...........................      3,171      2,018      9,459      5,837      2,581        979
Income (loss) before income tax benefit..............        151         24        173     (2,173)    (1,282)      (258)
Income tax benefit...................................         --         --       (192)        --         --        (17)
Net income (loss)....................................        151         24        365     (2,173)    (1,282)      (241)
Net income (loss) per share-basic....................       0.05       0.01       0.13      (1.72)     (1.88)     (1.07)

                                                         THREE MONTHS               YEAR ENDED DECEMBER 31,
                                                        ENDED MARCH 31,    ------------------------------------------
                                                             1998            1997       1996       1995       1994
                                                      -------------------  ---------  ---------  ---------  ---------
FINANCIAL CONDITION DATA:
Total assets........................................       $ 263,809       $ 256,984  $ 132,562  $  52,798  $  26,303
Available-for-sale securities.......................          33,773          32,852        325      2,338         --
Investment securities, net..........................           6,603           8,601      1,099         --      2,631
Loans held for sale.................................          15,730          16,895      3,072         --         --
Loans receivable....................................         160,531         144,072     92,064     29,935     20,030
Other real estate owned.............................           2,420           1,944         --         --         --
Total deposits......................................         204,018         197,269    102,289     41,487     20,883
Short-term borrowings...............................          32,166          30,331      6,000         --      3,150
Total stockholders' equity..........................          27,204          26,966     23,796     10,702      1,977

OTHER DATA:
Average assets......................................         237,491         176,283     82,314     37,213     27,063
Average equity......................................          27,072          26,317     10,030      6,534      1,776
Return on average stockholders' equity..............            2.23%           1.39%    (21.67%)    (19.62%)    (13.57%)
Return on average total assets......................            0.25%           0.21%     (2.64%)     (3.45%)     (0.89%)
Average stockholders' equity to average total
  assets............................................           11.40%          14.93%     12.19%     17.56%      6.56%
Net interest spread.................................            3.65%           3.74%      4.08%      3.32%      2.95%
Net interest margin.................................            4.47%           4.72%      4.87%      3.99%      2.89%
Nonperforming loans to period-end loans.............            0.84%           1.08%      1.71%      2.11%      3.45%
Net chargeoffs to average loans.....................            0.26%           0.08%      0.27%      0.26%      0.11%
Allowance as a percent of period-end loans..........            1.04%           1.12%      1.35%      1.26%      1.22%
Allowance as a percent of period-end nonperforming
  loans.............................................          123.30%         104.13%     78.91%     59.40%     35.40%

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    The principal objective of this financial review is to provide a discussion and an overview of the financial condition and results of operations of the First Mariner Bancorp and its direct and indirect subsidiaries for the years ended December 31, 1997, 1996 and 1995, and for the three month period ended March 31, 1998. This discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto, as well as statistical information included elsewhere in this Prospectus.


    In addition to historical information, this document contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans and expectations, and unknown outcomes. The Company's actual results could differ materially from management's expectations. Factors that could contribute to those differences include, but are not limited to, the federal government, changes in tax policies, changes in interest rates, deposit flow, the cost of funds, demand for loan products and financial services, changes in the Company's competitive position, changes in the quality or composition of loan and investment portfolios, and the ability of the Company to manage growth.

OVERVIEW

    First Mariner Bancorp, through its wholly owned subsidiary, First Mariner Bank, offers consumer and commercial banking services throughout central Maryland. The Bank provides mortgage lending services through its wholly owned subsidiary, First Mariner Mortgage Corporation.


    The Company is a bank holding company incorporated under the laws of Maryland and registered under the Bank Holding Company Act of 1956, as amended. The Company was organized in 1994 and changed its name to First Mariner Bancorp in May 1995. Since 1995, management has implemented a strategy of building a branch network in its core market area. This strategy is intended to position the Bank to optimize the opportunities that management believes have been created by dislocations caused by the widespread consolidations among local banks with large out-of-state acquirers.


RESULTS OF OPERATIONS

NET INTEREST INCOME/MARGINS

    The primary source of earnings for the Company is net interest income, which is the difference between income earned on interest-earning assets, such as loans and investment securities, and expense incurred on interest-bearing sources of funds, such as deposits and borrowings. The level of net interest income is determined primarily by the average balances ("volume") and the rate spreads between the interest-earning assets and the Company's funding sources.

    THREE MONTHS ENDED MARCH 31, 1998 VERSUS THREE MONTHS ENDED MARCH 31,
1997. First quarter net interest income before provision for loan losses was $2,440,731 in 1998, an increase of 41.88% over $1,720,339 in 1997, reflecting an increase of $84,692,000 in average earning assets, partly offset by a decrease in the net yield on average earning assets. The net yield on earning assets was 4.47% for the first three months of 1998 as compared to 5.10% for the first three months of 1997.

    1997 VERSUS 1996. Net interest income increased to $7,752,567 for the year ended December 31, 1997, a 113.62% increase from the net interest income of $3,629,109 earned during the year ended December 31, 1996. Earning assets averaged $164,312,000 for the year ended December 31, 1997, a 120.64% increase as compared to $74,470,000 for the year ended December 31, 1996. The increase in net interest income was due to the growth in average earning assets, especially the loan portfolio and to a lesser extent increases in yields on the loan portfolio. Average loans increased by 92.86% to $124,794,000 and average deposits grew by 106.77% to $141,362,000. The increase in loans reflects the Company's expansion of its commercial and real estate lending activities among middle market borrowers in the

Baltimore-Washington area. The increase in deposits was due to the aggressive expansion of the Company's retail banking network to 16 branches and the introduction of new checking and money market products. Interest income on loans increased to $11,953,680 for 1997 which represents a growth of $5,776,185 or 93.50% from $6,177,495 for 1996. Interest on deposits increased to $6,142,487 for 1997, a growth of $3,143,385 or 104.81% from $2,999,102 for 1996.


    The key performance measures for net interest income are net interest margin (net interest income divided by average earning assets) and net interest spread (yield on earning assets minus the cost of interest-bearing liabilities). The Company's net interest margin and spread are affected by loan pricing, mix of earning assets, and the distribution and pricing of deposits and borrowings. The Company's net interest margin and spread were 4.72% and 3.74%, respectively, for 1997 as compared to 4.87% and 4.08%, respectively, for 1996. The net margin and spread decreased due to a decline in average loans as a percentage of total average earning assets from 86.89% in 1996 to 75.95% in 1997. While average loans increased by $60,088,000 or 92.86%, average deposits increased by $72,995,000 or 106.77%. The excess in deposits over loans was invested in investments.

    1996 VERSUS 1995. Net interest income increased to $3,629,109 for the year ended December 31, 1996, a 180.9% increase from net interest income of $1,291,819 earned during the year ended December 31, 1995. Earning assets averaged $74,470,000 for the year ended December 31, 1996, a 129.7% increase as compared to $32,415,000 for the year ended December 31, 1995. The increase in net interest income was due to the growth of the loan portfolio and increases in yields on the loan portfolio. Average loans as a percentage of total average earning assets increased to 86.9% in 1996 as compared with 70.0% in 1995.

    Interest income on loans of $6,177,495 for the year ended December 31, 1996 increased by $4,195,907, or 211.7% from $1,981,588 for the year ended December 31, 1995, reflecting a significant increase in the average balance of loans which totaled $64,706,000 for 1996 as compared to $22,699,000 for 1995.

    The Company's net interest margin was 4.87% for the year ended December 31, 1996 as compared to 3.99% for the year ended December 31, 1995 which was achieved by adding higher yielding loans in 1996.


    The "Comparative Average Balances-Yields and Rates" table below indicates the Company's average volume of interest-earning assets and interest-bearing liabilities and average yields and rates. Changes in net interest income from period to period result from increases or decreases in the volume and mix of interest-earning assets and interest-bearing liabilities, increases or decreases in the average rates earned and paid on such assets and liabilities and the availability of particular sources of funds, such as noninterest-bearing deposits.

COMPARATIVE AVERAGE BALANCES-YIELDS AND RATES

                                                                                                                  YEAR
                                                                                                                  ENDED
                                                                                                                DECEMBER
                                                              THREE MONTHS ENDED MARCH 31,                         31,
                                          --------------------------------------------------------------------  ---------
                                                        1998                               1997                   1997
                                          ---------------------------------  ---------------------------------  ---------
                                           AVERAGE     INCOME/     YIELD/     AVERAGE     INCOME/     YIELD/     AVERAGE
                                           BALANCE     EXPENSE      RATE      BALANCE     EXPENSE      RATE      BALANCE
                                          ---------  -----------  ---------  ---------  -----------  ---------  ---------
Assets:
  Loans (net of unearned income) (2)....  $ 164,701   $   3,784       9.32%  $ 110,287   $   2,526       9.29%  $ 124,794
  Mortgage-backed securities available
    for sale............................     24,040         412       6.95%     --          --           0.00%      7,527
  Interest-bearing bank balances........     14,818         201       5.50%     17,177         258       6.09%     21,137
  Treasury notes and agencies held to
    maturity............................      8,506         125       5.96%      8,218         107       5.28%      8,704
  Other earning assets..................      9,341         139       6.03%      1,032          13       5.11%      2,150
                                          ---------  -----------             ---------  -----------             ---------
    Total earning assets................    221,406       4,661       8.54%    136,714       2,904       8.61%    164,312
                                                     -----------                        -----------
  Allowance for loan losses.............     (1,638)                            (1,295)                            (1,441)
  Other assets..........................     17,723                             12,153                             13,412
                                          ---------                          ---------                          ---------
    Total assets........................  $ 237,491                          $ 147,572                          $ 176,283
                                          ---------                          ---------                          ---------
                                          ---------                          ---------                          ---------
Liabilities and stockholders' equity:
  Deposits:
    Savings.............................  $   8,615          53       2.50%  $   6,498          37       2.31%  $   7,194
    NOW/MMDA............................     74,493         787       4.28%     18,677         117       2.54%     35,242
    Certificates........................     87,996       1,226       5.65%     78,324         988       5.12%     82,552
                                          ---------  -----------             ---------  -----------             ---------
      Total interest-bearing deposits...    171,104       2,066       4.90%    103,500       1,142       4.47%    124,988
  Other borrowed funds..................     13,058         154       4.78%      3,319          42       5.13%      7,071
                                          ---------  -----------             ---------  -----------             ---------
      Total interest-bearing
        liabilities.....................    184,162       2,220       4.89%    106,818       1,184       4.50%    132,059
  Demand deposits.......................     25,381                             12,554                             16,374
  Other liabilities.....................        876                              1,594                              1,533
  Stockholders' equity..................     27,072                             26,605                             26,317
                                          ---------                          ---------                          ---------
      Total liabilities and
        stockholders' equity............  $ 237,491                          $ 147,572                          $ 176,283
                                          ---------                          ---------                          ---------
                                          ---------                          ---------                          ---------
  Interest rate spread..................                              3.65%                              4.12%
                                                                  ---------                          ---------
                                                                  ---------                          ---------
    (Average yield less average rate)
  Net interest income...................              $   2,441                          $   1,720
                                                     -----------                        -----------
                                                     -----------                        -----------
    (Interest income less interest
      expense)
  Net Interest Margin...................                              4.47%                              5.10%
                                                                  ---------                          ---------
                                                                  ---------                          ---------
    (Net interest income/total earning
      assets)

                                                                                 1996                          1995 (1)
                                                                  -----------------------------------  ------------------------
                                            INCOME/     YIELD/      AVERAGE      INCOME/     YIELD/      AVERAGE      INCOME/
                                            EXPENSE      RATE       BALANCE      EXPENSE      RATE       BALANCE      EXPENSE
                                          -----------  ---------  -----------  -----------  ---------  -----------  -----------
Assets:
  Loans (net of unearned income) (2)....   $  11,954       9.58%   $  64,706    $   6,177       9.55%   $  22,699    $   1,982
  Mortgage-backed securities available
    for sale............................         521       6.92%      --           --          --           2,303          177
  Interest-bearing bank balances........       1,212       5.73%       8,878          525       5.91%       7,112          381
  Treasury notes and agencies held to
    maturity............................         535       6.15%          88            5       5.68%      --           --
  Other earning assets..................          96       4.47%         798           29       3.63%         301           22
                                          -----------             -----------  -----------             -----------  -----------
    Total earning assets................      14,318       8.71%      74,470        6,736       9.05%      32,415        2,562
                                          -----------                          -----------                          -----------
  Allowance for loan losses.............                                (670)                                (256)
  Other assets..........................                               8,514                                5,054
                                                                  -----------                          -----------
    Total assets........................                           $  82,314                            $  37,213
                                                                  -----------                          -----------
                                                                  -----------                          -----------
Liabilities and stockholders' equity:
  Deposits:
    Savings.............................         195       2.71%   $   4,635          139       3.00%   $   3,081           66
    NOW/MMDA............................       1,311       3.72%      12,588          353       2.80%       6,477          211
    Certificates........................       4,636       5.62%      43,391        2,507       5.78%      16,793          900
                                          -----------             -----------  -----------             -----------  -----------
      Total interest-bearing deposits...       6,142       4.91%      60,614        2,999       4.95%      26,351        1,177
  Other borrowed funds..................         423       5.98%       1,950          108       5.54%       1,406           93
                                          -----------             -----------  -----------             -----------  -----------
      Total interest-bearing
        liabilities.....................       6,565       4.97%      62,564        3,107       4.97%      27,757        1,270
  Demand deposits.......................                               7,753                                  984
  Other liabilities.....................                               1,967                                1,938
  Stockholders' equity..................                              10,030                                6,534
                                                                  -----------                          -----------
      Total liabilities and
        stockholders' equity............                           $  82,314                            $  37,213
                                                                  -----------                          -----------
                                                                  -----------                          -----------
  Interest rate spread..................                   3.74%                                4.08%
                                                       ---------                            ---------
                                                       ---------                            ---------
    (Average yield less average rate)
  Net interest income...................   $   7,753                            $   3,629                            $   1,292
                                          -----------                          -----------                          -----------
                                          -----------                          -----------                          -----------
    (Interest income less interest
      expense)
  Net Interest Margin...................                   4.72%                                4.87%
                                                       ---------                            ---------
                                                       ---------                            ---------
    (Net interest income/total earning
      assets)

                                           YIELD/
                                            RATE
                                          ---------
Assets:
  Loans (net of unearned income) (2)....      8.73%
  Mortgage-backed securities available
    for sale............................     --
  Interest-bearing bank balances........      5.36%
  Treasury notes and agencies held to
    maturity............................      0.00%
  Other earning assets..................      7.31%
    Total earning assets................      7.90%
  Allowance for loan losses.............
  Other assets..........................
    Total assets........................
Liabilities and stockholders' equity:
  Deposits:
    Savings.............................      2.14%
    NOW/MMDA............................      3.26%
    Certificates........................      5.36%
      Total interest-bearing deposits...      4.47%
  Other borrowed funds..................      6.61%
      Total interest-bearing
        liabilities.....................      4.58%
  Demand deposits.......................
  Other liabilities.....................
  Stockholders' equity..................
      Total liabilities and
        stockholders' equity............
  Interest rate spread..................      3.32%
                                          ---------
                                          ---------
    (Average yield less average rate)
  Net interest income...................
    (Interest income less interest
      expense)
  Net Interest Margin...................      3.99%
                                          ---------
                                          ---------
    (Net interest income/total earning
      assets)

------------------------
(1) Average balances were calculated using month end (which approximates daily averages) as daily averages were not available.
(2) Loans held for sale and loans on nonaccrual status are included in the calculation of average balances.

    Changes in interest income and interest expense result from variances in both volume and rates. The Company has an asset and liability management policy designed to provide a balance between rate sensitive assets and rate sensitive liabilities to attempt to optimize interest margins and to provide adequate liquidity for anticipated needs. The "Rate/Volume Analysis" table below indicates the changes in the Company's net interest income as a result of changes in volume and rates.

RATE/VOLUME ANALYSIS (IN THOUSANDS)

                                                                                 THREE MONTHS ENDED MARCH 31, 1998
                                                                                            COMPARED TO
                                                                                 THREE MONTHS ENDED MARCH 31, 1997
                                                                                -----------------------------------
                                                                                                            NET
                                                                                 AVERAGE     AVERAGE     INCREASE/
                                                                                 VOLUME       RATE      (DECREASE)
                                                                                ---------  -----------  -----------
Interest Income:
  Loans (net of unearned income)..............................................  $   1,250   $       8    $   1,258
  Mortgage-backed securities available for sale...............................        412      --              412
  Interest-bearing bank balances..............................................        (73)         16          (57)
  Treasury notes and agencies held to maturity................................          4          14           18
  Other earnings assets.......................................................        127          (1)         126
                                                                                                        -----------
  Total interest income(1)....................................................      1,783         (26)       1,757
                                                                                                        -----------
Interest Expense:
  Savings.....................................................................         13           3           16
  NOW/MMDA....................................................................        589          81          670
  Certificates................................................................        135         103          238
  Other borrowed funds........................................................        115          (3)         112
                                                                                                        -----------
  Total interest expense(1)...................................................        933         103        1,036
                                                                                                        -----------
Change in net interest income(1)..............................................        850        (129)   $     721
                                                                                                        -----------
                                                                                                        -----------

                                                                                        YEAR ENDED DECEMBER 31, 1997
                                                                                                 COMPARED TO
                                                                                        YEAR ENDED DECEMBER 31, 1996
                                                                                     -----------------------------------
                                                                                                                 NET
                                                                                      AVERAGE     AVERAGE     INCREASE/
                                                                                      VOLUME       RATE      (DECREASE)
                                                                                     ---------  -----------  -----------
Interest Income:
  Loans (net of unearned income)...................................................  $   5,758   $      19    $   5,777
  Mortgage-backed securities available for sale....................................        521      --              521
  Interest-bearing bank balances...................................................        703         (16)         687
  Treasury notes and agencies held to maturity.....................................        530      --              530
  Other earnings assets............................................................         60           7           67
                                                                                                             -----------
  Total interest income(1).........................................................      8,141        (559)       7,582
                                                                                                             -----------
Interest Expense:
  Savings..........................................................................         69         (13)          56
  NOW/MMDA.........................................................................        843         115          958
  Certificates.....................................................................      2,199         (70)       2,129
  Other borrowed funds.............................................................        306           9          315
                                                                                                             -----------
  Total interest expense (1).......................................................      3,458      --            3,458
                                                                                                             -----------
Change in net interest income (1)..................................................      4,683        (559)   $   4,124
                                                                                                             -----------
                                                                                                             -----------

                                                                                        YEAR ENDED DECEMBER 31, 1996
                                                                                                 COMPARED TO
                                                                                        YEAR ENDED DECEMBER 31, 1995
                                                                                     -----------------------------------
                                                                                                                 NET
                                                                                      AVERAGE     AVERAGE     INCREASE/
                                                                                      VOLUME       RATE      (DECREASE)
                                                                                     ---------  -----------  -----------
Interest Income:
  Loans (net of unearned income)...................................................  $   4,012   $     183    $   4,195
  Mortgage-backed securities available for sale....................................       (177)     --             (177)
  Interest-bearing bank balances...................................................        120          44          164
  Other earnings assets............................................................          3         (11)          (8)
                                                                                                             -----------
  Total interest income(1).........................................................      3,806         368        4,174
                                                                                                             -----------
Interest Expense:
  Savings..........................................................................         47          26           73
  NOW/MMDA.........................................................................        171         (29)         142
  Certificates.....................................................................      1,537          70        1,607
  Other borrowed funds.............................................................         30         (15)          15
                                                                                                             -----------
  Total interest expense (1).......................................................      1,730         107        1,837
                                                                                                             -----------
Change in net interest income(1)...................................................      2,076         261    $   2,337
                                                                                                             -----------
                                                                                                             -----------

(1) Volume and rate variances are not additive due to the change in product mix. Changes due to product mix (i.e. combined rate/volume variances) are reflected in the "Average Rate"column.

NONINTEREST INCOME

    Noninterest income is principally derived from mortgage banking activities, service fees on deposit accounts, ATM fees and gains on sale of investment securities.

    The following table sets forth the principal components of the Company's noninterest income during the periods indicated.

                                                    THREE MONTHS ENDED
                                                        MARCH 31,                 YEAR ENDED DECEMBER 31,
                                                 ------------------------  --------------------------------------
                                                     1998         1997         1997          1996         1995
                                                 ------------  ----------  ------------  ------------  ----------
Gain on sale of loans..........................  $    236,828  $  143,906  $    430,353  $    --       $   --
Service fees on deposits.......................       392,366     260,419       864,533       336,662      94,918
Gain on sale of securities.....................       284,797      13,500       479,360       330,030       8,970
Other operating income.........................       118,692      39,480       577,442       407,251      93,126
                                                 ------------  ----------  ------------  ------------  ----------
Total noninterest income.......................  $  1,032,683  $  457,305  $  2,351,688  $  1,073,943  $  197,014
                                                 ------------  ----------  ------------  ------------  ----------
                                                 ------------  ----------  ------------  ------------  ----------

    THREE MONTHS ENDED MARCH 31, 1998 VERSUS THREE MONTHS ENDED MARCH 31,
1997. Noninterest income increased $575,378 or 125.82% for the first quarter 1998 to $1,032,683 from $457,305 in 1997. The principal reasons were an increase in gains on the sale of securities, an increase in gains on sale of loans sold by First Mariner Mortgage Corporation, and an increase in deposit related fees, primarily ATM fees and overdraft fees. First Mariner Mortgage Corporation sold $28,663,000 of residential mortgage loans in the first quarter of 1998 compared to approximately $4,900,000 in the first quarter of 1997.

    1997 VERSUS 1996. Noninterest income for year ended December 31, 1997 was $2,351,688 as compared to $1,073,974 for the year ended December 31, 1996, an increase of $1,277,714 or 118.97%. This increase, to a large extent, was due to an increase in service fees on deposits and ATM fees as a result of increased volume and changes in pricing. Deposit service charges rose 156.80% over the prior year due to a 153.75% increase in average demand deposits. This growth was the result of the expanded branch network and continued promotion and sales effort of new retail deposit products. An increase in ATM fees resulting from higher volume and changes in pricing account for the majority of the increase in other operating income. An increase in mortgage production to $79,600,000 in 1997, more than triple the $24,700,000 in loans closed in 1996, accounted for the increase in gain on sale of loans. In addition, a gain of $479,360 was realized on the sale of available-for-sale securities in 1997.

    1996 VERSUS 1995. Noninterest income for the year ended December 31, 1996 was $1,073,943 as compared to $197,014 for the year ended December 31, 1995, an increase of $876,929 or 445.1%. This increase, to a large extent, was due to a gain realized on the sale of securities in 1996 of $330,030. Other significant increases were experienced in service fees on loans which increased to $303,353 from $84,173 or 260.4% and service fees on deposits which increased to $336,662 from $94,918 or 254.7%. These increases were due to significantly increased activity in both deposits and loans.

NONINTEREST EXPENSE

    The following table sets forth the principal components of the Company's noninterest expense during the periods indicated.

                                                 THREE MONTHS ENDED
                                                     MARCH 31,                   YEAR ENDED DECEMBER 31,
                                             --------------------------  ----------------------------------------
                                                 1998          1997          1997          1996          1995
                                             ------------  ------------  ------------  ------------  ------------
Salaries and employee benefits.............  $  1,471,183  $    960,721  $  4,370,685  $  2,744,057  $  1,189,172
Net occupancy..............................       399,518       232,236     1,269,291       786,825       275,660
Deposit insurance premiums.................        27,407        13,025        76,880       229,293        79,783
Furniture, fixtures and equipment..........       148,497        97,999       360,407       253,394        82,968
Professional services......................       160,493        38,564       380,124       135,811       233,448
Advertising................................       170,492       116,400       574,308       379,566       147,549
Data processing............................       192,000       101,000       533,244       452,090       156,101
Other......................................       600,015       458,623     1,894,021       855,699       416,730
                                             ------------  ------------  ------------  ------------  ------------
  Total noninterest expense................  $  3,169,605  $  2,018,568  $  9,458,960  $  5,836,735  $  2,581,411
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------

    THREE MONTHS ENDED MARCH 31, 1998 VERSUS THREE MONTHS ENDED MARCH 31, 1997. First quarter noninterest expense increased $1,151,037 or 57.02% to $3,169,605 in 1998 from $2,018,568 in 1997. Increases in almost all areas were incurred to support the substantially increased asset base and the expanding branch network.

    1997 VERSUS 1996. Noninterest expense totaled $9,458,960 for the year ended December 31, 1997 as compared to $5,836,735 for the year ended December 31, 1996, an increase of $3,622,225 or 62.06%. This increase reflects management's continued emphasis on growth through branch expansion as well as significant increases in loans and deposits and the cost of originating and servicing that growth.


    Salaries and benefits increased $1,626,628 or 59.28% as a result of additional staffing in the retail branches and mortgage lending offices due to the Company's expansion programs. Also, additional employees were added to support the loan and deposit growth. Occupancy costs grew $482,466 or 61.32% over 1996. This increase was due to the additional branches as well as additional space requirements at the headquarters building. Advertising expense grew by $194,742 or 51.31% because of management's decision to increase public awareness through television, radio and the print media. The increase in other expenses was primarily due to additional branch locations, expansion of First Mariner Mortgage Corporation and higher volumes of loans, deposits and transactions.

    While total noninterest expense increased $3,622,225, noninterest expense as a percent of average total assets decreased from 1996 to 1997. Noninterest expense as a percent of average total assets was 5.37% in 1997 as compared to 7.10% in 1996.


    1996 VERSUS 1995. Noninterest expense totaled $5,836,735 for the year ended December 31,1996 as compared to $2,581,411 for the year ended December 31, 1995, an increase of $3,255,324 or 126.1%. This increase reflects increased administrative expenses and management's continuing emphasis on growth through branching. Also included in the operating expenses for 1996 was the accrual of a one-time federal assessment of $154,000 to recapitalize the Savings Association Insurance Fund. Noninterest expense as a percentage of average total assets increased to 7.1% for the year ended December 31, 1996 as compared to 6.9% for the year ended December 31, 1995. Salaries and employee benefits continued to account for the largest component of noninterest expense, comprising 47.0% of total noninterest expenses for 1996 and 46.1% for 1995. The increase was due to increased staffing as a result of administrative personnel necessary to effectively serve a significantly increased customer base. Occupancy expense increased to $786,825 for 1996 as compared with $275,660 for 1995, an increase of $511,165, or 185.4%, caused by the Company's continuing expansion into new local markets. As a result of this growth, other major components of noninterest expense increased as well.


INCOME TAXES

    In assessing the realizability of the deferred tax asset, management has determined that the valuation allowance was not required for all of the deferred tax asset at December 31, 1997. Management believes that a portion of the deferred tax asset will be realized based on expected future operating profits. The Company did not recognize any income taxes for the three months ended March 31, 1998 or 1997 due to the availability of net operating loss carryforwards.


    The amount of the net operating loss carryforward for federal income tax purposes at December 31, 1997 approximated $2,125,000. As a result of ownership changes, utilization of a portion of the net operating loss carryforward is subject to an annual limitation.


FINANCIAL CONDITION

ASSETS

    MARCH 31, 1998 VERSUS DECEMBER 31, 1997. The Company's total assets were $263,809,000 at March 31, 1998, compared to $256,984,000 at December 31, 1997, increasing $6,825,000 or 2.66% for the first three months of 1998. Earning assets increased $2,876,000 or 1.22% to $237,973,000 from $235,097,000.

    1997 VERSUS 1996. At December 31, 1997, the Company's total assets were $256,984,000 as compared to $132,562,000 at December 31, 1996, an increase of 93.9%. This increase was primarily due to the continued growth in the branch network and the successful marketing of deposit and loan products. The Bank's overall asset size and customer base, both consumer and commercial, increased significantly during 1996 and this growth continued through 1997.

    1996 VERSUS 1995. At December 31, 1996, the Company's total assets were $132,562,000 as compared to $52,798,000 at December 31, 1995, an increase of 151.1%. This increase was primarily due to the continued growth in the branch network and marketing of deposit and loan products. The Bank's overall asset size and customer base, both individual and commercial, increased significantly during 1995 and this growth continued through 1996.

COMPOSITION OF LOAN PORTFOLIO

    Because loans are expected to produce higher yields than investment securities and other interest-earning assets, the absolute volume of loans and the volume as a percentage of total earning assets is an important determinant of net interest margin.

    MARCH 31, 1998 VERSUS DECEMBER 31, 1997. Total loans receivable increased $16,459,000 or 11.42% to $160,531,000 for the first three months of 1998.

    Loans held for sale decreased $1,165,000 from $16,895,000 at December 31, 1997 to $15,730,000 at March 31, 1998, reflecting normal mortgage banking activity in the Bank's mortgage banking subsidiary, First Mariner Mortgage Corporation. First Mariner Mortgage Corporation sold $28,663,000 of residential mortgages during the first quarter of 1998 in comparison to approximately $4,900,000 in 1997.

    1997 VERSUS 1996. Total loans receivable at December 31, 1997 were $144,072,000 as compared to $92,064,000 on December 31, 1996, which represents an increase of $52,008,000 or 56.49%. During 1997 average loans were $124,794,000 and constituted 75.95% of earning assets and 70.79% of total average assets. This average loan balance represents an increase of $60,088,000 or 92.86% over 1996.

    Significant growth was experienced in residential real estate which increased $17,256,000 and commercial real estate and construction loans which increased $25,151,000. At December 31, 1997 the loan to deposit ratio was 73.03% as compared to 90.00% at December 31, 1996.

    1996 VERSUS 1995. Total loans, at December 31, 1996 were $92,064,000 as compared to $29,935,000 on December 31, 1995 which represents an increase of $62,129,000 or 207.6%. Significant growth was experienced in commercial real estate and construction loans which increased $44,413,000 and commercial loans which increased $16,227,000. At December 31,1996 the loan to deposit ratio was 90.0% as compared to 72.4% at December 31, 1995. During the year ended December 31, 1996 average loans were $64,706,000 and constituted 86.9% of earning assets and 78.6% of total assets for the same period. This average loan balance represents an increase of $42,007,000 or 185.1% over the year ended December 31, 1995. During the year ended December 31, 1995, average loans were $22,699,000 and constituted 70.0% of average earning assets and 61.0% of average total assets.


    The following table sets forth the composition of the Bank's loan portfolio at the dates indicated.


LOAN PORTFOLIO COMPOSITION

                                                                                   DECEMBER 31,
                                                            -----------------------------------------------------------
                                            MARCH 31, 1998       1997           1996           1995           1994
                                            --------------  --------------  -------------  -------------  -------------
TYPE OF LOANS
Commercial................................  $   24,076,283  $   24,118,724  $  17,096,663  $     869,641  $     886,976
Commercial real estate and
  construction(1).........................      88,410,062      81,039,474     55,888,029     11,474,741        799,177
Residential real estate...................      41,184,604      34,396,190     17,140,556     16,215,918     16,886,708
Consumer..................................       7,222,533       4,992,111      2,566,226      1,450,721      1,327,400
                                            --------------  --------------  -------------  -------------  -------------
    Total loans...........................     160,893,482     144,546,499     92,691,474     30,011,021     19,900,261
Add:
  Unamortized loan premiums...............         123,127         139,564        205,311        283,926        375,708
Less:
  Unearned income.........................         486,087         614,102        832,712        360,051        171,866
  Unearned loan discounts.................        --              --             --             --               73,677
                                            --------------  --------------  -------------  -------------  -------------
    Net loans.............................  $  160,530,522  $  144,071,961  $  92,064,073  $  29,934,896  $  20,030,426
                                            --------------  --------------  -------------  -------------  -------------
                                            --------------  --------------  -------------  -------------  -------------

------------------------

(1) Net of undisbursed principal

    Interest rates on variable rate loans adjust to the current interest rate environment, whereas fixed rates do not allow this flexibility. If interest rates were to increase in the future, the interest earned on the variable rate loans would improve, and if rates were to fall the interest earned would decline, thus impacting the Company's income. See also the discussion under "Liquidity and Interest Rate Sensitivity" below. The following table sets forth the maturity distribution, classified according to sensitivity to changes in interest rate, for the Company's loan portfolio. Some of the loans may be renewed or repaid prior to maturity. Therefore, the following table should not be used as a forecast of future cash collections.

MATURITY SCHEDULE OF SELECTED LOANS (IN THOUSANDS)

                                        DECEMBER 31, 1997                                    DECEMBER 31, 1996
                    ---------------------------------------------------------  ----------------------------------------------
                      UP TO     MORE THAN     5 YEARS                            UP TO     MORE THAN     5 YEARS
                       ONE       1 YEAR         TO         10 +                   ONE       1 YEAR         TO         10 +
                      YEAR     TO 5 YEARS    10 YEARS      YEARS      TOTAL      YEAR     TO 5 YEARS    10 YEARS      YEARS
                    ---------  -----------  -----------  ---------  ---------  ---------  -----------  -----------  ---------
Residential real
  estate..........  $   2,568   $   2,008    $   1,811   $  28,009  $  34,396  $   1,810   $   3,512    $   2,475   $   9,343
Commercial real
  estate and
  construction....     41,499      25,658       12,628       1,254     81,039     21,240      26,446        6,176       2,026
Commercial........      9,111       8,303        6,303         402     24,119     12,159       4,594          344      --
Consumer..........        696         970        3,254          72      4,992         21       2,482           63      --
                    ---------  -----------  -----------  ---------  ---------  ---------  -----------  -----------  ---------
  Total...........  $  53,874   $  36,939    $  23,996   $  29,737  $ 144,546  $  35,230   $  37,034    $   9,058   $  11,369
                    ---------  -----------  -----------  ---------  ---------  ---------  -----------  -----------  ---------
                    ---------  -----------  -----------  ---------  ---------  ---------  -----------  -----------  ---------
Fixed interest
  rate............  $   9,633   $  26,984    $  14,711   $  11,942  $  63,270  $   9,070   $  25,056    $   3,835   $   7,844
Variable interest
  rate............     44,241       9,955        9,285      17,795     81,276     26,160      11,978        5,223       3,525
                    ---------  -----------  -----------  ---------  ---------  ---------  -----------  -----------  ---------
  Total...........  $  53,874   $  36,939    $  23,996   $  29,737  $ 144,546  $  35,230   $  37,034    $   9,058   $  11,369
                    ---------  -----------  -----------  ---------  ---------  ---------  -----------  -----------  ---------
                    ---------  -----------  -----------  ---------  ---------  ---------  -----------  -----------  ---------

                                                   DECEMBER 31, 1995
                               ---------------------------------------------------------
                                 UP TO     MORE THAN     5 YEARS
                                  ONE       1 YEAR         TO         10 +
                      TOTAL      YEAR     TO 5 YEARS    10 YEARS      YEARS      TOTAL
                    ---------  ---------  -----------  -----------  ---------  ---------
Residential real
  estate..........  $  17,140  $   3,811   $   3,449    $   1,132   $   7,824  $  16,216
Commercial real
  estate and
  construction....     55,888      8,886       2,209           15         365     11,475
Commercial........     17,097        585         166          118      --            869
Consumer..........      2,566        399         795           24         233      1,451
                    ---------  ---------  -----------  -----------  ---------  ---------
  Total...........  $  92,691  $  13,681   $   6,619    $   1,289   $   8,422  $  30,011
                    ---------  ---------  -----------  -----------  ---------  ---------
                    ---------  ---------  -----------  -----------  ---------  ---------
Fixed interest
  rate............  $  45,805  $   6,567   $   3,177    $     619   $   4,043  $  14,406
Variable interest
  rate............     46,886      7,114       3,442          670       4,379     15,605
                    ---------  ---------  -----------  -----------  ---------  ---------
  Total...........  $  92,691  $  13,681   $   6,619    $   1,289   $   8,422  $  30,011
                    ---------  ---------  -----------  -----------  ---------  ---------
                    ---------  ---------  -----------  -----------  ---------  ---------

LOAN QUALITY

    The Bank attempts to manage the risk characteristics of its loan portfolio through various control processes, such as credit evaluation of borrowers, establishment of lending limits and application of lending procedures, including the holding of adequate collateral and the maintenance of compensating balances. However, the Bank seeks to rely primarily on the cash flow of its borrowers as the principal source of repayment. Although credit policies are designed to minimize risk, management recognizes that loan losses will occur and the amount of these losses will fluctuate depending on the risk characteristics of the loan portfolio as well as general and regional economic conditions.


    The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on nonaccruing, past due and other loans that management believes require special attention.


    For significant problem loans, management's review consists of evaluation of the financial strengths of the borrower and any guarantor, the related collateral, and the effects of economic conditions. Specific reserves against the remaining loan portfolio are based on analysis of historical loan loss ratios, loan chargeoffs, delinquency trends, previous collection experience, and the risk rating on each individual loan along with an assessment of the effects of external economic conditions. The provision for loan losses is a charge to earnings in the current period to replenish the allowance and to maintain it at a level management has determined to be adequate.

ALLOWANCE FOR LOAN LOSSES

                                                 THREE MONTHS              YEAR ENDED DECEMBER 31,
                                                    ENDED       ----------------------------------------------
                                                MARCH 31, 1998     1997        1996        1995        1994
                                                --------------  -----------  ---------  ----------  ----------
Allowance for loan losses, beginning of
  period......................................   $  1,613,621   $ 1,241,663  $ 376,287  $  244,847  $  207,409
                                                --------------  -----------  ---------  ----------  ----------
Loans charged off:
  Commercial..................................        (95,000)     (100,001)  (157,365)     (8,595)     --
  Real estate.................................        --            --         (48,680)    (47,307)    (14,825)
  Consumer....................................        --            --         (42,147)     (3,959)     (6,815)
                                                --------------  -----------  ---------  ----------  ----------
    Total loans charged off...................        (95,000)     (100,001)  (248,192)    (59,861)    (21,640)
                                                --------------  -----------  ---------  ----------  ----------
Recoveries:
  Commercial..................................        --            --          63,000      --          --
  Real estate.................................        --            --          --          --          --
  Consumer....................................          1,396       --          10,932       1,250      --
                                                --------------  -----------  ---------  ----------  ----------
    Total recoveries..........................          1,396       --          73,932       1,250      --
                                                --------------  -----------  ---------  ----------  ----------
    Net chargeoffs                                    (93,604)     (100,001)  (174,260)    (58,611)    (21,640)
                                                --------------  -----------  ---------  ----------  ----------
Provision for loan losses.....................        152,467       471,959  1,039,636     190,051      59,078
                                                --------------  -----------  ---------  ----------  ----------
Allowance for loan losses, end of period......   $  1,672,484   $ 1,613,621  $1,241,663 $  376,287  $  244,847
                                                --------------  -----------  ---------  ----------  ----------
                                                --------------  -----------  ---------  ----------  ----------
Loans (net of premiums and discounts)
  Period-end balance..........................    160,531,000   144,072,000  92,064,000 29,935,000  20,030,000
  Average balance during period...............    147,702,000   124,794,000  64,706,000 22,699,000  19,865,000
Allowance as percentage of period-end loan
  balance.....................................           1.04%         1.12%      1.35%       1.26%       1.22%

Percent of average loans:
  Provision for loan losses...................           0.42%         0.38%      1.61%       0.84%       0.30%
  Net chargeoffs..............................           0.26%         0.08%      0.27%       0.26%       0.11%


    Management's judgment as to the level of future losses on existing loans is based on management's internal review of the loan portfolio, including an analysis of the borrowers' current financial position, the consideration of current and anticipated economic conditions and their potential effects on specific borrowers. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. However, management's determination of the appropriate allowance level is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid. Thus, there can be no assurance that chargeoffs in future period will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. The table below indicates the specific reserves allocated by loan type and also the general reserves included in the allowance for loan losses at the dates indicated.


ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

                                                                                              DECEMBER 31,
                                                                      -------------------------------------------------------------
                                           MARCH 31, 1998                             1997                           1996
                                ------------------------------------  ------------------------------------  -----------------------
                                                         PERCENT OF                            PERCENT OF
                                               PERCENT    LOANS TO                   PERCENT    LOANS TO                   PERCENT
                                   AMOUNT     OF TOTAL   TOTAL LOANS     AMOUNT     OF TOTAL   TOTAL LOANS     AMOUNT     OF TOTAL
                                ------------  ---------  -----------  ------------  ---------  -----------  ------------  ---------
Commercial....................  $    208,640      12.5%       15.0%   $    205,463      12.7%       16.7%   $     75,430       6.1%
Real estate...................       946,786      56.6%       80.6%        918,226      56.9%       79.8%        793,014      63.9%
Consumer......................        21,597       1.3%        4.4%         13,577       0.8%        3.5%          8,460       0.7%
Unallocated...................       495,461      29.6%                    476,355      29.6%                    364,759      29.3%
                                ------------  ---------  -----------  ------------  ---------  -----------  ------------  ---------
  Total.......................  $  1,672,484     100.0%      100.0%   $  1,613,621     100.0%      100.0%   $  1,241,663     100.0%
                                ------------  ---------  -----------  ------------  ---------  -----------  ------------  ---------
                                ------------  ---------  -----------  ------------  ---------  -----------  ------------  ---------

                                                            1995                                1994
                                             ----------------------------------  ----------------------------------
                                PERCENT OF                          PERCENT OF                          PERCENT OF
                                 LOANS TO                 PERCENT    LOANS TO                 PERCENT    LOANS TO
                                TOTAL LOANS    AMOUNT    OF TOTAL   TOTAL LOANS    AMOUNT    OF TOTAL   TOTAL LOANS
                                -----------  ----------  ---------  -----------  ----------  ---------  -----------
Commercial....................       18.4%   $   43,879      11.7%        2.9%   $    5,142       2.1%        4.5%
Real estate...................       78.8%       92,449      24.5%       92.3%      157,682      64.4%       88.8%
Consumer......................        2.8%       28,229       7.5%        4.8%        8,570       3.5%        6.7%
Unallocated...................                  211,730      56.3%                   73,453      30.0%
                                -----------  ----------  ---------  -----------  ----------  ---------  -----------
  Total.......................      100.0%   $  376,287     100.0%      100.0%   $  244,847     100.0%      100.0%
                                -----------  ----------  ---------  -----------  ----------  ---------  -----------
                                -----------  ----------  ---------  -----------  ----------  ---------  -----------

    THREE MONTHS ENDED MARCH 31, 1998 VERSUS THREE MONTHS ENDED MARCH 31,
1997. The first quarter provision for loan losses was $152,467 in 1998 compared to $135,000 for the three month period in 1997.

Net chargeoffs for the three months ended March 31, 1998 were $93,604 compared to no net chargeoffs recorded for the same three month period in 1997. The allowance for loan losses stands at $1,672,484 at March 31, 1998 compared to $1,613,621 at December 31, 1997. As of March 31, 1998 the allowance for loan loss is 1.04% of outstanding loans as compared to 1.12% on December 31, 1997.


    1997 VERSUS 1996. The Company provided $471,959 for loan losses for the year ended December 31, 1997, as compared to $1,039,636 for the year ended December 31, 1996.


    As of December 31, 1997 the allowance for loan losses was $1,613,621, as compared with the December 31, 1996 balance of $1,241,663, an increase of $371,958. Net chargeoffs of $100,001 were recognized for 1997. The growth in the reserve was warranted by the growth in the loan portfolio. The allowance for loan losses at December 31, 1997 represented 1.12% of outstanding loans as compared with 1.35% as of December 31, 1996. The decrease in the percentage was based on management's evaluation of the loan portfolio as of December 31, 1997 including the individual risk rating of all nonconsumer loans and the disproportionate increase in Residential Real Estate loans which traditionally require a lower allowance for loan losses. Residential Real Estate loans represented 23.28% of the loan portfolio at year end 1997 versus 18.36% in 1996.


    1996 VERSUS 1995. The Company provided $1,039,636 for loan losses for the year ended December 31, 1996, as compared to $190,051 for the year ended December 31, 1995.

    As of December 31, 1996 the allowance for loan losses was $1,241,663, as compared with the December 31, 1995 balance of $376,287, an increase of $865,376. Net chargeoffs of $174,260 were recognized for 1996. The growth in the reserve was warranted by the growth in the loan portfolio. The allowance for loan losses at December 31, 1996 represented 1.35% of outstanding loans as compared with 1.26% as of December 31, 1995. The increase in the percentage was based on management's evaluation of the loan portfolio as of December 31, 1996.

CREDIT RISK MANAGEMENT

    As a result of management's ongoing review of the loan portfolio, a loan may be classified as nonaccrual even though the presence of collateral or the borrower's financial strength may be sufficient to provide for ultimate repayment. Interest on nonaccrual loans is recognized only when received.


                                                                                         DECEMBER 31,
                                                                      --------------------------------------------------
                                                      MARCH 31, 1998      1997          1996         1995        1994
                                                      --------------  ------------  ------------  ----------  ----------
Loans on nonaccrual basis...........................   $  1,356,000   $  1,550,000  $  1,574,000  $  633,000  $  692,000
Real estate acquired by foreclosure.................      2,420,000      1,944,000       --           --          --
                                                      --------------  ------------  ------------  ----------  ----------
  Total nonperforming assets........................   $  3,776,000   $  3,494,000  $  1,574,000  $  633,000  $  692,000
                                                      --------------  ------------  ------------  ----------  ----------
                                                      --------------  ------------  ------------  ----------  ----------
Loans past-due 90 days or more and accruing.........   $    268,000   $    276,000            (1)         (1)         (1)
                                                      --------------  ------------  ------------  ----------  ----------
                                                      --------------  ------------  ------------  ----------  ----------


------------------------

(1) Data not available


    MARCH 31, 1998 VERSUS DECEMBER 31, 1997. Nonperforming assets, expressed as a percentage of total assets, increased to 1.45% at March 31, 1998 from 1.36% at December 31, 1997, reflecting the increase in real estate acquired by foreclosure. Nonaccrual loans were $1,356,000 at March 31, 1998 compared to $1,550,000 at December 31, 1997. At March 31, 1998, the allowance for loan losses represented 123.3% of nonaccruing loans compared to 104.1% at December 31, 1997. Management believes the allowance for loan losses at March 31, 1998 is adequate.

    At December 31, 1997, impaired loans which are included in nonaccrual loans amounted to $1,057,000. These impaired loans are classified as collateral dependent and, accordingly are recorded at the lower of cost or the fair value of the collateral. The real estate acquired by foreclosure consists of a land development project consisting of 229 residential building lots with a carrying value of $1,054,000, and a 24-unit condominium building with a carrying value of approximately $890,000. The land development project is being completed under the direction of the Company. As of December 31, 1997, 107 lots were under contract for settlement through July 2000, and the remainder of the project was being marketed for sale.

CAPITAL RESOURCES


    Banking regulatory authorities have implemented strict capital guidelines directly related to the credit risk associated with an institution's assets. Banks and bank holding companies are required to maintain capital levels based on their "risk adjusted" assets so that categories of assets with higher "deemed" credit risks will require more capital support than assets with lower risk. Additionally, capital must be maintained to support certain off-balance sheet instruments.



    The Bank has exceeded its capital adequacy requirements to date. The Company continually monitors its capital adequacy ratios on an ongoing basis to assure that the Bank exceeds its regulatory capital requirements.



    Capital is classified as Tier 1 (generally common stockholders' equity less certain intangible assets) and Total Capital (generally Tier 1 plus the allowance for loan losses). Minimum required levels must at least equal 4% for Tier 1 capital and 8% for Total Capital. In addition, institutions must maintain a minimum 4% Tier 1 leverage capital ratio (Tier 1 capital to average total assets for the previous quarter). The Bank's capital position was as follows at the dates indicated:


                                                                                                 DECEMBER 31,
                                                                                        -------------------------------
                                                                       MARCH 31, 1998     1997       1996       1995
                                                                       ---------------  ---------  ---------  ---------
Total capital to risk weighted assets................................         10.4%         12.0%      14.2%      32.1%
Tier 1 capital to risk weighted assets...............................          9.5%         11.0%      13.3%      30.9%
Tier 1 capital leverage ratio........................................          8.0%         10.2%      14.7%      25.4%

    MARCH 31, 1998 VERSUS DECEMBER 31, 1997. Stockholders' equity increased $238,485 or 0.88% in 1998 to $27,204,141 from $26,965,656 as of December 31,
1997. No dividends have been declared by the Company since its inception.


    1997 VERSUS 1996. Stockholders' equity was $26,965,596 as of December 31, 1997 as compared to $23,796,002 as of December 31, 1996. The increase of $3,169,594 was primarily the result of the proceeds of the issuance of common stock in January 1997 and of the exercise of warrants and options (6,000 and 8,300 respectively) and 1997 income of $365,336.


    1996 VERSUS 1995. Stockholders' equity was $23,796,002 as of December 31, 1996 as compared to $10,701,986 as of December 31, 1995. The increase of $13,094,016 was primarily the result of the proceeds of the stock sale in December, 1996 of $15,249,410 reduced by the 1996 loss of $2,173,319.

LIQUIDITY AND INTEREST RATE SENSITIVITY


    The primary objective of asset/liability management is to ensure the steady growth of the Company's primary earnings component, net interest income. Net interest income can fluctuate with significant interest rate movements. To lessen the impact of these rate swings, management endeavors to structure the statement of financial condition so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity.


    The measurement of the Company's interest rate sensitivity, or "gap," is one of the principal techniques used in asset/liability management. Interest sensitive gap is the dollar difference between assets and liabilities which are subject to interest-rate pricing within a given time period, including both floating rate or adjustable rate instruments and instruments which are approaching maturity.


    The Company's management and the Board of Directors oversee the asset/liability management function and meet periodically to monitor and manage the statement of financial condition, control interest rate exposure, and evaluate pricing strategies for the Company. The asset mix of the statement of financial condition is continually evaluated in terms of several variables; yield, credit quality, appropriate funding sources and liquidity. Management of the liability mix of the statement of financial condition focuses on expanding the various funding sources.


    In theory, interest rate risk can be diminished by maintaining a nominal level of interest rate sensitivity. In practice, this is made difficult by a number of factors including cyclical variation in loan demand, different impacts on interest-sensitive assets and liabilities when interest rates change, and the availability of funding sources. Accordingly, the Company undertakes to manage the interest-rate sensitivity gap by adjusting the maturity of and establishing rates on the earning asset portfolio and certain interest-bearing liabilities commensurate with management's expectations relative to market interest rates. Management generally attempts to maintain a balance between rate-sensitive assets and liabilities as the exposure period is lengthened to minimize the overall interest rate risk to the Bank.

    As of March 31, 1998, the Company's interest sensitive liabilities exceeded interest sensitive assets within a one year period by $21 million or 8% of assets. The Company's savings products are structured to give management the ability to reset the rates paid on a monthly basis. This causes the Company to become more liability sensitive. If interest rates rise, the rate paid on savings deposits may follow, and the Company's net interest margin may decline. The Company believes that, as of March 31, 1998, its interest rate exposure is less than 5% of capital, in a plus or minus 2% rate shock scenario.


    The interest rate sensitivity position at March 31, 1998 is presented below in the table captioned "Rate Sensitivity Analysis." The difference between rate-sensitive assets and rate-sensitive liabilities, or the interest rate sensitivity gap, is shown at the bottom of the table.


RATE SENSITIVITY ANALYSIS

                                                                         MARCH 31, 1998
                                             ----------------------------------------------------------------------
                                                                                           LONGER THAN
                                                                                             10 YEARS
                                              180 DAYS   181 DAYS-   ONE-FIVE   FIVE-TEN     OR NON-
                                              OR LESS     ONE YEAR     YEARS      YEARS     SENSITIVE      TOTAL
                                             ----------  ----------  ---------  ---------  ------------  ----------
                                                                     (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Interest-bearing deposits................  $   21,436  $   --      $  --      $  --       $   --       $   21,436
  Investment securities....................       9,651       4,139     20,440      5,102        1,944       41,276
  Loans held for sale......................      15,730      --         --         --           --           15,730
  Loans....................................      87,075      15,760     40,089     12,562        5,045      160,531
                                             ----------  ----------  ---------  ---------  ------------  ----------
    Total interest-earnings assets.........  $  133,892  $   19,899  $  60,529  $  17,664   $    6,989   $  238,973
                                             ----------  ----------  ---------  ---------  ------------  ----------
Interest-bearing liabilities:
  Savings..................................  $    2,600  $      349  $   2,796  $   3,493       --       $    9,238
  NOW accounts.............................       3,301         443      3,548      4,434       --           11,726
  Money market accounts....................      66,509      --         --         --           --           66,509
  Certificates.............................      36,257      33,241     16,161     --           --           85,659
  Borrowings...............................      31,786          35        236        109       --           32,166
                                             ----------  ----------  ---------  ---------  ------------  ----------
    Total interest-bearing liabilities.....  $  140,453  $   34,068  $  22,741  $   8,036   $   --       $  205,298
                                             ----------  ----------  ---------  ---------  ------------  ----------
Interest rate sensitive gap................  $   (6,561) $  (14,169) $  37,788  $   9,628   $    6,989   $   33,675
                                             ----------  ----------  ---------  ---------  ------------  ----------
                                             ----------  ----------  ---------  ---------  ------------  ----------
Cumulative interest rate gap...............  $   (6,561) $  (20,730) $  17,058  $  26,686   $   33,675
                                             ----------  ----------  ---------  ---------  ------------
                                             ----------  ----------  ---------  ---------  ------------
Ratio of rate sensitive assets to rate
  sensitive liabilities....................          95%         58%       266%       220%
                                             ----------  ----------  ---------  ---------
                                             ----------  ----------  ---------  ---------

    Cash flows from financing activities, which included funds received from new and existing depositors, provided a large source of liquidity for the years ended December 31, 1997 and 1996. The Bank seeks to rely primarily on core deposits from customers to provide stable and cost-effective sources of funding to support asset growth. The Bank also seeks to augment such deposits with longer term and higher yielding certificates of deposit. CD's of $100,000 or more are summarized by maturity in the table below captioned "Maturity of Time Deposits $100,000 or More." Other sources of funds available to the Bank include short-term borrowings, primarily in the form of Federal Home Loan Bank collateralized borrowings.

DEPOSITS


    The Bank uses deposits as the primary source of funding of its assets. The Bank has experienced significant growth in its deposits, especially in CD's. The following table describes the maturity of time deposits of $100,000 or more at the dates indicated.


MATURITY OF TIME DEPOSITS $100,000 OR MORE

                                                                  DECEMBER 31,
                                                   ------------------------------------------
                                                       1997           1996           1995
                                                   -------------  -------------  ------------
Under 3 months...................................  $   6,773,625  $   1,056,043  $    947,201
3 to 6 months....................................      8,046,094      3,245,085       470,056
6 to 12 months...................................      4,169,824      2,759,789       521,703
Over 12 months...................................      3,117,059      4,266,016       706,687
                                                   -------------  -------------  ------------
Total............................................  $  22,106,602  $  11,326,933  $  2,645,647
                                                   -------------  -------------  ------------
                                                   -------------  -------------  ------------


    MARCH 31, 1998 VERSUS DECEMBER 31, 1997. Deposits were $204,017,844 as of March 31, 1998, increasing $6,748,516 or 3.42% from the December 31, 1997 balance of $197,269,328. The increase in deposits was attributable to activity generated by an advertising campaign and the expanding branch network.



    1997 VERSUS 1996. Total deposits increased to $197,269,328 at December 31, 1997 which is an increase of 92.85% from $102,289,146 as of December 31, 1996.



    1996 VERSUS 1995. Total deposits as of December 31, 1996 were $102,289,146 compared to $41,486,641 as of December 31, 1995, an increase of $60,802,505. While the main source of these increases was CD's, all other types of deposits increased as well, including savings accounts, money market savings deposits, interest-bearing deposits, and noninterest-bearing demand deposits. These increases reflect management's growth strategy which includes significant marketing and promotion and the development of a branching network.


    The Bank offers individuals and businesses a wide variety of accounts. These accounts include checking, savings, money market and CD's and are obtained primarily from communities which the Bank serves. The Bank holds no brokered deposits. The following tables detail the average amount, the average rate paid on, and the total of, the following primary deposit categories for the years ended December 31, 1997, 1996 and 1995.

AVERAGE DEPOSIT COMPOSITION AND COST

                                                                                      YEAR ENDED DECEMBER 31, 1997
                                                                                ----------------------------------------
                                                                                   AVERAGE        AVERAGE      PERCENT
                                                                                   BALANCE         RATE       OF TOTAL
                                                                                --------------  -----------  -----------
Noninterest-bearing demand deposits...........................................  $   16,374,000      --             11.6%
                                                                                --------------                    -----
NOW & money market savings deposits...........................................      35,242,000        3.72%        24.9%
Regular savings deposits......................................................       7,194,000        2.71%         5.1%
Time deposits.................................................................      82,552,000        5.62%        58.4%
                                                                                --------------                    -----
  Total interest-bearing deposits.............................................     124,988,000        4.91%        88.4%
                                                                                --------------                    -----
  Total deposits..............................................................  $  141,362,000        4.34%       100.0%
                                                                                --------------         ---        -----
                                                                                --------------         ---        -----


                                                                                      YEAR ENDED DECEMBER 31, 1996
                                                                                ----------------------------------------
                                                                                   AVERAGE        AVERAGE      PERCENT
                                                                                   BALANCE         RATE       OF TOTAL
                                                                                --------------  -----------  -----------
Noninterest-bearing demand deposits...........................................  $    7,753,000      --             11.3%
                                                                                --------------                    -----
NOW & money market savings deposits...........................................      12,588,000        2.80%        18.4%
Regular savings deposits......................................................       4,635,000        3.00%         6.8%
Time deposits.................................................................      43,391,000        5.78%        63.5%
                                                                                --------------                    -----
  Total interest-bearing deposits.............................................      60,614,000        4.95%        88.7%
                                                                                --------------                    -----
  Total deposits..............................................................  $   68,367,000        4.39%       100.0%
                                                                                --------------         ---        -----
                                                                                --------------         ---        -----

                                                                                            YEAR ENDED DECEMBER 31, 1995
                                                                                ----------------------------------------
                                                                                   AVERAGE        AVERAGE      PERCENT
                                                                                   BALANCE         RATE       OF TOTAL
                                                                                --------------  -----------  -----------
Noninterest-bearing demand deposits...........................................  $      984,000      --              3.6%
                                                                                --------------                    -----
NOW & money market savings deposits...........................................       6,477,000        3.26%        23.7%
Regular savings deposits......................................................       3,081,000        2.14%        11.3%
Time deposits.................................................................      16,793,000        5.36%        61.4%
                                                                                --------------                    -----
  Total interest-bearing deposits.............................................      26,351,000        4.47%        96.4%
                                                                                --------------                    -----
  Total deposits..............................................................  $   27,335,000        4.31%       100.0%
                                                                                --------------         ---        -----
                                                                                --------------         ---        -----

INVESTMENT SECURITIES


    MARCH 31, 1998 VERSUS DECEMBER 31, 1997. The investment portfolio, consisting of available-for-sale and held-to-maturity securities, decreased $1,077,080 from December 31, 1997. Interest-bearing deposits as of March 31, 1998 fell $11,340,231 to $21,336,504 when compared to the December 31, 1997 balance of $32,676,735. Interest-bearing deposits and securities designated as available-for-sale represent a significant source of liquidity as of March 31, 1998.



    1997 VERSUS 1996. The investment portfolio, consisting of available-for-sale and held-to-maturity securities, increased $40,029,033 from December 31, 1996.



    1996 VERSUS 1995. The investment portfolio, consisting of available-for-sale and held-to-maturity securities, increased $1,324,875 from December 31, 1995.


    The following table presents the composition of the Company's securities portfolio as of March 31, 1998 and December 31, 1997, 1996 and 1995.

INVESTMENT SECURITIES


                                                                                        DECEMBER 31,
                                                                           --------------------------------------
                                                           MARCH 31, 1998      1997           1996        1995
                                                           --------------  -------------  ------------  ---------
Investment securities--available-for-sale:
  Mortgage-backed securities.............................   $ 28,292,815   $  24,255,633  $    --       $  --
  FHLB Bonds.............................................      3,995,000       6,432,635       --          --
  Other equity securities................................      1,485,028       2,164,019       324,875     --
                                                           --------------  -------------  ------------  ---------
    Total securities--available-for-sale.................     33,772,843      32,852,287       324,875     --
                                                           --------------  -------------  ------------  ---------
Investment securities--held to maturity:
  U.S. Treasury securities...............................      6,503,985       8,501,621     1,000,000     --
  Other securities.......................................         99,000          99,000        99,000     99,000
                                                           --------------  -------------  ------------  ---------
    Total investment securities--held to maturity........      6,602,985       8,600,621     1,099,000     99,000
                                                           --------------  -------------  ------------  ---------
    Total investment securities..........................   $ 40,375,828   $  41,452,908  $  1,423,875  $  99,000
                                                           --------------  -------------  ------------  ---------
                                                           --------------  -------------  ------------  ---------


BORROWINGS

    Short-term borrowings consist of Federal Home Loan Bank at Atlanta (FHLB) advances and short-term promissory notes. The FHLB advances are available under a specific collateral pledge and security agreement, which allows the Company to borrow up to $38,000,000 and requires the Company to maintain collateral for all of its borrowings in the form of specific first mortgage loans with outstanding principal equal to 154% of the advances. Certain information regarding borrowings appears in the following table.

BORROWINGS

                                                                                      DECEMBER 31,
                                                                        -----------------------------------------
                                                                            1997           1996          1995
                                                                        -------------  ------------  ------------
Amount outstanding at year-end:
  FHLB advances.......................................................  $  15,000,000  $  6,000,000  $    --
  Short-term promissory notes.........................................     15,330,935       --            --
Weighted average interest rate at year-end:
  FHLB advances.......................................................      6.50%         6.95%           --
  Short-term promissory notes.........................................      4.83%           --            --
Maximum outstanding at month-end:
  FHLB advances.......................................................  $  15,000,000  $  6,000,000  $  3,150,000
  Short-term promissory notes.........................................     15,460,935       --            --
Average outstanding:
  FHLB advances.......................................................  $   1,904,000  $  1,950,000  $  1,406,000
  Short-term promissory notes.........................................      4,128,000       --            --
Weighted average interest rate during the year:
  FHLB advances.......................................................      6.05%         5.50%         6.60%
  Short-term promissory notes.........................................      5.47%           --            --

IMPACT OF INFLATION AND CHANGING PRICES


    The Consolidated Financial Statements and Notes thereto presented elsewhere herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike most industrial companies, nearly all the assets of the Company are monetary in nature. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

YEAR 2000 ACTION PLAN


    In 1997, the Company adopted a Year 2000 Action Plan (the "Plan"). The Plan identifies the process by which the Company will address Year 2000 related issues. It also establishes a committee represented by all departments of the Company, led by senior management, assigned the responsibility to complete Year 2000 preparations, with a targeted completion date of December 31, 1999. The Plan includes phases as follows: awareness; assessment; renovation; validation; and implementation.


    The Company relies heavily upon its third party service bureau to provide its data processing services. The Company reviewed the Year 2000 plan established by its data processing service bureau and regularly evaluates the progress being made. In addition, the Company is working with other vendors to ensure timely completion of the Year 2000 project.

    Costs associated with the Year 2000 project will primarily include costs incurred to upgrade existing software and hardware not currently Year 2000 compliant. The Company estimates that these costs will be incurred in the normal course of business as software and hardware is ordinarily upgraded to keep pace with technological advances. Actual costs are not expected to exceed $500,000 over a period of eighteen months.

RECENT ACCOUNTING DEVELOPMENTS


    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997.

                                    BUSINESS

GENERAL

    First Mariner Bancorp is a bank holding company formed in Maryland in 1994 under the name MarylandsBank Corp. The business of the Company is conducted through its wholly owned subsidiary First Mariner Bank, whose deposits are insured by the Federal Deposit Insurance Corporation. At May 1, 1998, the Bank, which is headquartered in Baltimore City, serves the central region of the State of Maryland through 18 full service branches and 33 Automated Teller Machines. At March 31, 1998, the Company had total assets of $263,809,000.

    The Bank is an independent community bank engaged in the general commercial banking business with particular emphasis on the needs of individuals and small to mid-sized businesses. The Bank emphasizes personal attention and professional service to its customers while delivering a range of traditional and contemporary financial products and performing many of the essential banking services offered by its larger competitors. The Bank offers its customers access to local bank officers who are empowered to act with flexibility to meet customers' needs in order to foster and develop long-term loan and deposit relationships. The Bank offers residential mortgage lending services through its wholly owned subsidiary, First Mariner Mortgage Corporation.

    The Company's executive offices are located at 1801 South Clinton Street, Baltimore, Maryland 21224 and its telephone number is (410) 342-2600.

MARKET AREA AND MARKET STRATEGY


    The Bank's core market is central Maryland, which consists primarily of Baltimore City, Baltimore County, Harford County and Anne Arundel County. This area contains a high concentration of population and businesses and the local governments are committed to business development in the region. The Company believes that its market area is economically stable and is largely middle-class with a median family income of $44,000. Within its core market, the Company opened four branches in 1997, five branches in 1996 and five branches in 1995. The Bank opened a branch in Easton (Talbot County) on March 31, 1998 and a branch in Perry Hall (Baltimore County) on April 20, 1998. The Bank has received regulatory approvals to open a branch in Rosedale (Baltimore County) and a branch in Severna Park (Anne Arundel County), and anticipates that these branches will open during the third quarter of 1998.


    As an independent Maryland-based community bank, the Bank is engaged in the general commercial banking business with particular emphasis on the needs of individuals and small to mid-sized business. The Bank emphasizes personal attention and professional service to its customers while delivering a range of traditional and contemporary financial products and performing many of the essential banking services offered by its larger competitors. The Bank offers its customers access to local bank officers who are empowered to act with flexibility to meet customers' needs in order to foster and develop long-term loan and deposit relationships. The Company believes that individuals and businesses in its market area are dissatisfied with the large out-of-state banking institutions which have acquired local banks. Management believes that the Bank has a window of opportunity to establish business ties with customers who have been displaced by the consolidations and who are anxious to forge banking relationships with locally owned and managed institutions. These consolidations also benefit the Bank by making available experienced and entrepreneurial managers displaced by such consolidation and acquisition opportunities from the remaining small independent banks in the Company's market area.

GROWTH STRATEGIES


    The Company's continuing strategy is to capture market share and build a community franchise for its stockholders, customers and employees. To do so, the Company intends to:


        --Expand its existing network of traditional branches and ATMs ultimately to operate a contiguous delivery system to accommodate customers' needs for a continuum of essential banking services;

        --Continue to attract highly experienced, entrepreneurial managers and staff with in-depth knowledge of the Bank's customers and target market;

        --Acquire financial institutions or branches which offer compatible products, marketing opportunities, potential cost savings or economies of scale;

        --Establish nontraditional joint ventures with retail establishments such as Mars Super Markets and other retail entities that have high traffic patterns; and

        --Invest in new products and technology.

    To implement the strategy to create nontraditional joint ventures with retail establishments the Bank has opened 5 full service branches and installed 13 ATMs in Mars Super Markets, a local supermarket chain ("Mars"), and intends to increase its presence in such stores in the future. Mars currently operates 16 markets, all of which are in the Bank's core market area. Christopher R. D'Anna, executive vice president of Mars, and Dennis McCoy, former chief executive officer of Mars, are directors of the Company.


    The Company intends to expand its branch network through acquisitions, generally of small and mid-sized banks or bank branches that are strategically placed within the market area. Management expects that future acquisitions will be able to enhance profitability due to economies of scale or market synergies. Potential candidates will be screened on the basis of compatibility, location and size and quality of deposits and loans.


BANKING SERVICES

    COMMERCIAL BANKING. The Bank focuses its commercial loan originations on small and mid-sized businesses (generally up to $20 million in annual sales) and such loans are generally accompanied by related deposits. Commercial loan products include residential real estate construction loans; working capital loans and lines of credit; demand, term and time loans; and equipment, inventory and accounts receivable financing. The Bank offers a range of cash management services and deposit products to its commercial customers. Computerized banking is currently available to the Bank's commercial customers. Additionally, the Bank has introduced a business credit card to commercial customers for use for corporate purchases in addition to the more conventional uses for employee travel and entertainment.


    RETAIL BANKING. The Bank's retail banking activities emphasize consumer deposit and checking accounts. An extensive range of these services is offered by the Bank to meet the varied needs of its customers from young persons to senior citizens, including its recently developed and promoted "Absolutely Free Checking." The Bank's services include alternatives to bank accounts, such as mutual funds and annuities. Consumer loan products offered by the Bank include home equity lines of credit, fixed rate second mortgages, new and used auto loans, new and used boat loans, overdraft protection, unsecured personal credit lines and the debit card.


    MORTGAGE BANKING. The Bank's mortgage banking business is structured to provide a source of fee income largely from the process of originating products for sale on the secondary market. Mortgage banking capabilities include FHA/VA origination; conventional and nonconforming mortgage underwriting; and construction and permanent financing. The Bank intends to improve its competitive position in this market by streamlining the mortgage underwriting process through the introduction of advanced technology.

    COMMUNITY REINVESTMENT ACT. The Bank has a strong commitment to its responsibilities under the Community Reinvestment Act and actively searches for opportunities to meet the development needs of all members of the community it serves, including persons of low to moderate income in a manner consistent with safe and sound banking practices. The Bank currently fulfills this commitment by participating in loan programs sponsored or guaranteed by the SBA, FHA, VA, Maryland Industrial Development Financing Authority, and the Settlement Expense Loan Program.

LENDING ACTIVITIES

    LOAN PORTFOLIO COMPOSITION. At March 31, 1998, the Bank's loan portfolio totaled $160,531,000 representing approximately 60.9% of its total assets of $263,809,000. The following table sets forth the Bank's loans by major categories as of March 31, 1998:

                                                                       AMOUNT      PERCENTAGE
                                                                   --------------  -----------
Commercial.......................................................  $   24,076,000        15.0%
Real Estate Development and Construction.........................      33,976,000        21.2%
Real Estate Mortgage:
  Residential....................................................      41,275,000        25.7%
  Commercial.....................................................      53,982,000        33.6%
Consumer.........................................................       7,222,000         4.5%
                                                                   --------------       -----
Loans Receivable.................................................  $  160,531,000       100.0%
                                                                   --------------       -----
                                                                   --------------       -----


    COMMERCIAL LOANS. The Bank originates secured and unsecured loans for business purposes. Less than 1% of these loans are unsecured. Loans are made to provide working capital to businesses in the form of lines of credit which may be secured by real estate, accounts receivable, inventory, equipment or other assets. The financial condition and cash flow of commercial borrowers are closely monitored by the submission of corporate financial statements, principals' personal financial statements and income tax returns. The frequency of submissions of required financial information depends on the size and complexity of the credit and the collateral which secures the loan. It is the Bank's general policy to obtain personal guarantees from the principals of the commercial borrowers.


    REAL ESTATE DEVELOPMENT AND CONSTRUCTION LOANS. The real estate development and construction loan portfolio consisted of the following as of March 31, 1998:

                                                                        AMOUNT      PERCENTAGE
                                                                     -------------  -----------
Residential Construction...........................................  $   7,648,000        22.5%
Commercial Construction............................................       --            --
Residential Land Development.......................................     25,329,000        74.6%
Residential Land Acquisition.......................................        684,000         2.0%
Commercial Land Acquisition........................................        315,000         0.9%
                                                                     -------------       -----
Total Real Estate--Development and Construction....................  $  33,976,000       100.0%
                                                                     -------------       -----
                                                                     -------------       -----

    The Bank provides interim residential real estate development and construction loans to builders, developers, and persons who will ultimately occupy single family dwellings. Residential real estate construction and development loans constitute a large portion of the Bank's lending activities. Residential real estate development and construction loans to provide interim financing on the property are generally made for 80% or less of the appraised value of the property. Residential real estate development and construction loan funds are disbursed periodically at pre-specified stages of completion. Interest rates on these loans are generally adjustable. The Bank monitors these loans with on-site inspections and control of disbursements.

    Loans to individuals for the construction of their primary residences are typically secured by the property under construction, frequently include additional collateral (such as second mortgage on the borrower's present home), and commonly have maturities of nine to twelve months.

    Loans to residential builders are for the construction of residential homes for which a binding sales contract exists and the prospective buyers have been pre-qualified for permanent mortgage financing. Development loans are made only to developers that meet the Bank's underwriting criteria. Generally, these loans are extended only when the borrower provides evidence that the lots under development will be sold to builders satisfactory to the Bank.

    Development and construction loans are secured by the properties under development or construction and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely in the value of the underlying property, the Bank considers the financial condition and reputation of the borrower and any guarantors, the amount of the borrower's equity in the project, independent appraisals, costs estimates and pre-construction sale information.

    RESIDENTIAL REAL ESTATE MORTGAGE LOANS. The Bank's wholly owned subsidiary, First Mariner Mortgage Corporation, originates adjustable and fixed-rate residential first mortgage loans. Such mortgage loans are generally originated under terms, conditions and documentation acceptable to the secondary mortgage market. The Bank retains some of these loans in its portfolio.

    COMMERCIAL REAL ESTATE MORTGAGE LOANS. The Bank originates mortgage loans secured by commercial real estate. Such loans are primarily secured by office buildings, retail buildings, warehouses and general purpose business space. Although terms may vary, the Bank's commercial mortgages generally have maturities of five years or less.

    The Bank seeks to reduce the risks associated with commercial mortgage lending by generally lending in its market area, and obtaining periodic financial statements and tax returns from borrowers. It is also the Bank's general policy to obtain personal guarantees from the principals of the borrowers and assignments of all leases related to the collateral.

    CONSUMER LOANS. The Bank offers a variety of consumer loans. These loans are typically secured by residential real estate or personal property, including automobiles. Home equity loans are typically made in amounts up to 80% of the appraised value, less the amount of any existing prior liens on the property and generally have a maximum term of 10 years. The interest rates on home equity loans generally are adjustable.

CREDIT ADMINISTRATION

    The Bank's lending activities are subject to written policies approved by the Board of Directors to ensure proper management of credit risk. Loans are subject to a predetermined credit process that includes credit evaluation of borrowers, risk-rating of credits, establishment of leading limits and application of lending procedures, including the holding of adequate collateral and the maintenance of compensating balances, as well as procedures for on-going identification and management of credit deterioration. Regular portfolio reviews are performed to identify potential under performing credits, estimate loss exposure and to ascertain compliance with the Bank's policies. For significant problem loans, management review consists of evaluation of the financial strengths of the borrower and any guarantor, the related collateral and the effects of economic conditions.

    The Bank's loan approval policy provides for various levels of individual lending authority. The maximum lending authority granted by the Bank to any one individual is $250,000. A combination of approvals from certain officers may be used to lend up to an aggregate of $500,000. The Board's Loan

Committee is authorized to approve loans up to the Bank's legal lending limit, which approximates $2,727,000 as of March 31, 1998.

    The Bank generally does not make loans outside its market area unless the borrower has an established relationship with the Bank and conducts its principal business operations within the Bank's market area. Consequently the Bank and its borrowers are affected by the economic conditions prevailing in its market area.

COMPETITION

    The Company and the Bank operate in a competitive environment, competing for deposits and loans with commercial banks, thrifts and other financial entities. Principal competitors include other community commercial banks and larger financial institutions with branches in the Bank's market area. Numerous mergers and consolidations involving banks in the Bank's market area have occurred recently, requiring the Bank to compete with banks with greater resources.

    The primary factors in competing for deposits are interest rates, personalized services, the quality and range of financial services, convenience of office locations and office hours. Competition for deposits comes primarily from other commercial banks, savings associations, credit unions, money market funds and other investment alternatives. The primary factors in competing for loans are interest rates, loan origination fees, the quality and range of lending services and personalized services. Competition for loans comes primarily from other commercial banks, savings associations, mortgage banking firms, credit unions and other financial intermediaries. The Bank also competes with money market mutual funds for deposits. Many of the financial institutions operating in the Bank's market area offer certain services such as trust, investment and international banking, which the Bank does not offer, and have greater financial resources or have substantially higher lending limits than does the Bank.

    To compete with other financial services providers, the Bank principally relies upon local promotional activities, personal relationships established by officers, directors and employees with its customers and specialized services tailored to meet its customers' needs. In those instances where the Bank is unable to accommodate a customer's needs, the Bank will arrange for those services to be provided by other banks with which it has a relationship.

EMPLOYEES


    At May 1, 1998, the Bank had 161 full time and nine part time employees, and the Mortgage Subsidiary had 46 full time and two part time employees.


PROPERTY


    The principal executive offices of the Company and the main office of the Bank are located at 1801 South Clinton Street, Baltimore, Maryland. The Company and the Bank occupy approximately 37,000 square feet of space leased from Edwin
F. Hale, Sr., Chairman and Chief Executive Officer of the Company. Rental for this space is $566,988 annually, of which approximately $532,000 is allocated for 35,830 square feet of office and approximately $35,000 is allocated for 1,170 square feet of Bank branch space and drive-up banking and customer parking facilities. Management believes that such terms are at least as favorable as those that could be obtained from an unaffiliated third party lessor. See "Management--Certain Relationships and Related Transactions."

    The Bank has branches at the following locations:


                                                              SQUARE                               LEASE      RENEWAL
LOCATION                                                       FEET           ANNUAL RENT       EXPIRATION    OPTIONS
----------------------------------------------------------  -----------  ---------------------  -----------  ---------
1801 South Clinton Street.................................       1,170   $35,000                  10/31/04     5 years
(Baltimore City)

115 East Joppa Road.......................................       2,750   Owns building              --          --
Towson (Baltimore County)                                                (subject to $25
                                                                         ground rent)

8631 Loch Raven Boulevard.................................       1,000   $14,100                Month- to-      --
Towson (Baltimore County)                                                                            Month

9833 Liberty Road.........................................       2,800   Owns building              --          --
Randallstown (Baltimore County)                                          (subject to $12,000
                                                                         ground rent)

12 A South Bel Air Parkway................................       2,288   Owns building            06/30/17      --
Bel Air (Harford County)                                                 (subject to $35,000
                                                                         ground rent)

16 South Calvert Street...................................       2,515   $26,595                  05/14/01     5 years
(Baltimore City)

2375 Rolling Road (Mars Store)............................         667   $36,500                  11/01/00     5 years
Woodlawn (Baltimore County)

Chesapeake Center Drive...................................         484   $36,500                  05/01/00     5 years
(Mars Store)
Glen Burnie (Anne Arundel County)

1013 Reisterstown Road....................................       4,156   Owns building              --          --
Pikesville (Baltimore County)

60 Painters Mill Road.....................................       2,350   $70,000                  10/31/05     5 years
Owings Mills (Baltimore County)

161 Jennifer Road.........................................       4,400   $85,446                  06/30/01     5 years
Annapolis (Anne Arundel County)

1401 Pulaski Highway......................................         484   $36,500                  12/03/01     5 years
(Mars Store)
Edgewood (Harford County)

1770 Merritt Boulevard....................................       2,500   $32,500                  02/19/07     5 years
Dundalk (Baltimore County)

1740 York Road............................................       1,200   $36,000                  04/30/12    15 years
Lutherville (Baltimore County)

1018 Beards Hill Road.....................................         525   $36,500                  05/20/02     5 years
(Mars Store)
Aberdeen (Harford County)

                                                              SQUARE                               LEASE      RENEWAL
LOCATION                                                       FEET           ANNUAL RENT       EXPIRATION    OPTIONS
----------------------------------------------------------  -----------  ---------------------  -----------  ---------
15 East Padonia Road......................................         276   $36,500                  10/19/02     5 years
(Mars Store)
Timonium (Baltimore County)

8443 Bel Air Road.........................................       2,050   Owns building              --          --
Baltimore (Baltimore County)

8133 Elliott Road.........................................       2,099   $31,485                   3/31/03     5 years
Easton (Talbot County)                                                                                             X 2

8206 Pulaski Highway (1)..................................       6,500   $38,350                   2/28/08     5 years
Rosedale (Baltimore County)                                                                                        X 2

360 Governor Ritchie Highway (1)..........................       2,200   $40,700                   5/31/08     5 years
Severna Park (Anne Arundel County)                                                                                 X 2


------------------------

(1) The Rosedale and Severna Park branches are expected to open in the third quarter of 1998.

LEGAL PROCEEDINGS

    None of the Issuer Trust, the Company or the Bank is a party to, nor is any of their property the subject of, any material pending legal proceedings incidental to the business of the Company other than those arising in the ordinary course of business. In the opinion of management no such proceeding will have a material adverse effect on the financial position or results of operations of the Company.

                                   MANAGEMENT

    The directors and executive officers of the Company are as follows:

                                                                                                          TERM       DIRECTOR
NAME                                             AGE                       POSITION                      EXPIRES       SINCE
-------------------------------------------      ---      -------------------------------------------  -----------  -----------
Edwin F. Hale, Sr..........................          51   Chairman of the Board and Chief Executive          1999         1995
                                                          Officer of the Company and of the Bank
Joseph A. Cicero...........................          54   Director and President of the Company and          2000         1996
                                                          Chief Operating Officer of the Bank
Barry B. Bondroff..........................          49   Director                                           1999         1995
Rose M. Cernak.............................          67   Director                                           2001         1995
Christopher D'Anna.........................          33   Director                                           2001         1995
Bruce H. Hoffman...........................          50   Director                                           1999         1995
Melvin S. Kabik............................          73   Director                                           2000         1995
R. Andrew Larkin...........................          45   Director                                           1999         1995
George H. Mantakos.........................          56   Director and Executive Vice President of           2001         1994
                                                          the Company and President of the Bank
Jay J. J. Matricciani......................          56   Director                                           2000         1995
Dennis C. McCoy............................          54   Director                                           1999         1995
Walter L. McManus, Jr......................          55   Director                                           1999         1995
James P. O'Conor...........................          68   Director                                           1999         1995
John J. Oliver, Jr.........................          52   Director                                           2000         1997
Hanan Y. Sibel.............................          66   Director                                           2000         1995
Leonard Stoler.............................          67   Director                                           2000         1995
Governor William Donald Schaefer...........          76   Director Emeritus                                   N/A          N/A
Kevin M. Healey............................          41   Controller of the Company and Controller            N/A          N/A
                                                          and Senior Vice President of the Bank

    EDWIN F. HALE, SR. is Chairman and Chief Executive Officer of the Company and of the Bank. He also is Chairman and Chief Executive Officer of Hale Trans, Inc. the parent company of Hale Intermodal Transport Co., and Hale Intermodal Marine Co., private Baltimore-based trucking and shipping companies which he founded in 1975 and 1984, respectively. He is Chairman and Chief Executive Officer of Peterbilt of Central Maryland, LLC. Mr. Hale is the former Chairman of the Board and Chief Executive Officer of Baltimore Bancorp, which was acquired by First Union Bancorp. He is the owner of Baltimore Blast Corp., a professional indoor soccer team.

    BARRY B. BONDROFF has been the managing officer of Grabush, Newman & Co., P.A. a certified public accounting firm, since 1982. Mr. Bondroff is a member of the American Institute of Certified Public Accountants, and is a former member of the Board of Directors of Baltimore Bancorp.

    ROSE M. CERNAK has served as President of Olde Obrycki's Crab House, Inc., since 1995. Prior thereto, Ms. Cernak acted as a general manager and vice president of Obrycki's. She is a former member of the Board of Directors of Baltimore Bancorp.


    JOSEPH A. CICERO is the President of the Company and Chief Operating Officer of the Bank. Mr. Cicero was Maryland Area President of First Union Bank during 1996 and Maryland Area President for First Fidelity Bank from November 1994 to December 1995. Prior thereto, he was Executive Vice President and Chief Financial Officer and a director of Baltimore Bancorp from January 1992 to November 1994.

    CHRISTOPHER P. D'ANNA is an executive vice president of Mars Super Markets, Inc., a regional supermarket chain, and has been employed with Mars in various capacities for more than five years.

    BRUCE H. HOFFMAN has served as the Executive Director of the Maryland Stadium Authority since 1989. Mr. Hoffman is currently responsible for the operation and maintenance of Oriole Park at Camden Yards, the Baltimore Convention Center expansion, the Ocean City Convention Center expansion, and the financing, design, construction, and operation of the National Football League stadium for the Baltimore Ravens, Baltimore's NFL professional football team. He is a former member of the Board of Directors of Baltimore Bancorp.

    MELVIN S. KABIK operates his own commercial real estate company. He previously owned and operated Eddie's Supermarkets in Baltimore, Maryland. He is a former member of the Board of Directors of Baltimore Bancorp.

    R. ANDREW LARKIN has served as the President of the Maryland Realty Investment Corp., a real estate investment firm, since 1985. Mr. Larkin is a former member of the Board of Directors of Baltimore Bancorp.


    GEORGE H. MANTAKOS is Executive Vice President of the Company, and President of the Bank. Mr. Mantakos previously served as President of the Company and Chief Executive Officer for the Bank. Mr. Mantakos began his banking career with Union Trust Company. In 1985, he resigned his position as Senior Vice President in charge of the Corporate and Commercial Banking Division of Union Trust to become President and Chief Executive Officer of Fairview Federal. Fairview Federal was acquired by Columbia Bancorp in June 1992. Mr. Mantakos was appointed to the Board of Directors of Columbia Bancorp and to the Executive Committee/Board of Directors of the Columbia Bank. He resigned from these positions to become a founder and organizer of MarylandsBank, FSB, the predecessor of the Bank.



    JAY J. J. MATRICCIANI has served as President of The Matricciani Company, a utility and paving contractor, since 1992. He is also a partner in Matro Properties, a heavy equipment rental company.



    DENNIS C. MCCOY has provided representation in matters relating to state and local relations with various government bodies and agencies for Government Affairs-Maryland, Inc. since 1996. Mr. McCoy was the Chief Executive Officer and General Counsel of Mars Super Markets, Inc. from January 1995 through November 1995. Prior thereto he was a partner at Polovoy & McCoy, a law firm.


    WALTER L. MCMANUS, JR. has served as President of Castlewood Realty Co. Inc., a commercial real estate company, since 1970.

    JAMES P. O'CONOR has served as Chairman and Chief Executive Officer of O'Conor, Piper & Flynn, a real estate brokerage company, since 1984. He is a former member of the Board of Directors of Baltimore Bancorp.

    JOHN J. OLIVER, JR. is the Chief Executive Officer and Publisher of the Afro-American Newspapers.

    HANAN Y. SIBEL has served as Chairman and Chief Executive Officer of Chaimson Brokerage Co., Inc., a food brokerage company, since 1970.

    LEONARD STOLER has been the owner and President of Len Stoler Inc., an automobile dealership, since 1968.

    GOVERNOR WILLIAM DONALD SCHAEFER was Governor of the State of Maryland from 1986 to 1995 and was Mayor of the City of Baltimore from 1971 to 1986. He is presently of counsel to the law firm of Gordon, Feinblatt, Rothman, Hoffberger and Hollander, LLC.

    KEVIN M. HEALEY is the Controller of the Company and Controller and Senior Vice President of the Bank. From 1984 through 1996, he served as an assistant controller for Provident Bank of Maryland, a regional bank.

DIRECTOR COMPENSATION

    Directors receive fees for their services, and are reimbursed for expenses incurred in connection with their service as directors. Directors receive $400 for each Board meeting attended. Directors receive no compensation for attending committee meetings.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company and the Bank for the last three fiscal years to the Chief Executive Officer of the Company and the Bank and to any other executive officer of the Company or the Bank who received compensation in excess of $100,000 during any of the last three fiscal years of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                            ANNUAL COMPENSATION             COMPENSATION
                                                    -----------------------------------  -------------------
                                                                          OTHER ANNUAL       SECURITIES          ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR      SALARY      BONUS    COMPENSATION   UNDERLYING OPTIONS    COMPENSATION
---------------------------------------  ---------  ---------  ---------  -------------  -------------------  ---------------
Edwin F. Hale, Sr......................       1997  $ 200,000  $ 100,000    $  12,050(2)         --              $   1,260(1)
  Chairman of the Board and Chief             1996  $  50,000     --        $  12,048(2)        120,000             --
  Executive Officer of the Company and        1995     --    (3)    --      $  12,048(2)         --                 --
  the Bank
Joseph A. Cicero(4)....................       1997  $ 150,000     --           --                --              $   1,299(1)
  President of the Company and Chief          1996  $   9,135     --           --                15,000             --
  Operating Officer of the Bank               1995     --         --           --                --                 --
George H. Mantakos.....................       1997  $ 110,000  $  20,000    $   4,139(2)         --              $   1,580(1)
  Executive Vice President of the             1996  $ 110,000  $  20,000    $   4,000(2)         10,000             --
  Company and President of the Bank           1995  $ 110,000  $  20,000    $   3,000(2)         10,500             --

------------------------

(1) The amount disclosed represents the matching funds under the Company's 401(k) Plan.

(2) The amount disclosed represents car lease payments made by the Company on behalf of Mr. Hale and Mr. Mantakos, respectively.

(3) Mr. Hale did not receive a salary in 1995.


(4) Mr. Cicero joined the Company in December 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

    No options were granted to the executive officers during 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

    No stock options were exercised by the executive officers named in the Summary Compensation Table during 1997. The following table sets forth certain information regarding unexercised options held by the named executive officers as of December 31, 1997:

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                                               FISCAL YEAR-END (#)        FISCAL YEAR-END ($)(1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Edwin F. Hale, Sr.........................................     120,000(2)      --        $ 720,000        --
Joseph A. Cicero..........................................      15,000(2)      --           90,000        --
George H. Mantakos........................................      20,500(2)      --          123,000        --

------------------------

(1) The closing price of the Common Stock on December 31, 1997 was $16.00.

(2) The exercise price of these options is $10.00 per share. The number of shares has not been adjusted to reflect the 10% stock dividend payable to stockholders of record as of May 26, 1998.

EMPLOYMENT ARRANGEMENTS AND AGREEMENTS

    The Company and the Bank are parties to an Employment Agreement with George
H. Mantakos dated May 1, 1995, pursuant to which Mr. Mantakos is employed as the President of the Bank. This Employment Agreement will expire on May 1, 1999. The agreement provides for an annual salary of $110,000 which will be adjusted on the anniversary date of the agreement to an amount to be approved by the Board of Directors. Mr. Mantakos is entitled to participate in any management bonus plans established by the Bank and to receive all benefits offered to employees. Mr. Mantakos will, at the discretion of the Chairman, have the opportunity to receive a bonus in a maximum amount of $20,000 per year. Mr. Mantakos receives the use of an automobile provided by the Bank. The term of the Employment Agreement is one year, expiring in 1999 and, if not terminated within 90 days of its termination date, is automatically renewed for one additional year, provided, however, that the Board of Directors of the Bank may terminate the agreement at any time. In the event of involuntary termination for reasons other than gross negligence, fraud or dishonesty (or in the event of the material diminution of or interference with Mr. Mantakos' duties, or a change of control of the Bank), the Bank is obligated to pay Mr. Mantakos his salary through the remaining term plus additional severance equal to the then current annual salary, but not less than $110,000. In such event, Mr. Mantakos is permitted to exercise all options, and warrants held by him, and the Company is obligated to repurchase all or part of Mr. Mantakos' Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company has engaged in transactions in the ordinary course of business with some of its directors, officers, principal stockholders and their associates. Management believes that all such transactions were made on terms at least as favorable to the Company as those that could be obtained at the time between unrelated persons in similar transactions.

    The Bank has five full-service branches with ATMs and nine non-branch ATMs in Mars Super Markets. The Bank pays rent of $36,500 per year to Mars Super Markets, Inc. for approximately 200-500 square feet of space in each of the stores where branches are located. The Bank also bears all costs of construction of each branch. The Bank, however, incurs no charge from Mars in connection with the installation of ATMs. The Bank intends to open additional branches in Mars Super Markets in the future. The terms of the arrangement are described in a Master Lease Agreement between the Company and Mars dated March 1, 1996. Christopher P. D'Anna, Executive Vice President of Mars Super Markets, Inc., is a member of the Board of Directors of the Company and the Bank. Dennis C. McCoy, formerly the Chief Executive Officer and General Counsel of Mars Super Markets, Inc., is also a member of the Board of Directors of the Company and the Bank.


    The Bank has entered into a 15 year Lease Agreement dated January 17, 1997 with Blakefield Associates, L.L.C. for a 2,200 square foot building utilized as a full service branch of the Bank located at 1740 York Road, Lutherville, Maryland. The Company pays rent of $36,000 per year to Blakefield Associates, L.L.C. Dennis M. Doyle, President of Blakefield Associates, L.L.C., together with his wife, controls Blakefield Associates, L.L.C. Mr. Doyle was a member of the Board of Directors of the Company and the Bank until May 1997.



    The Bank has entered into a five year Lease Agreement dated November 1, 1997 with Edwin F. Hale, Sr. for approximately 37,000 square feet used for a full service branch of the Bank and the headquarters and executive offices of the Bank and the Company at 1801 South Clinton Street, Baltimore, Maryland. The Company pays rent of $566,988 per year. The term of the lease subsequently was extended for two additional years. Mr. Hale is the Chairman and Chief Executive Officer of the Company. The Bank intends to sublease 656 square feet of office space to Baltimore Blast Corp., a professional soccer team, for a term of five years with annual base rent equal to $9,512. Mr. Hale owns Baltimore Blast Corp. Prior to November 1, 1996, the Company leased space for the branch and limited space for the headquarters and executive offices from Hale Intermodal Transport Co., pursuant to a lease entered into as of September 1, 1996. The lease provided for annual rent payments of approximately $212,700. Mr. Hale is an officer, director and stockholder of Hale Intermodal Transport Co.



    The Bank has entered into a Lease Agreement dated as of June 1, 1998 with Building #2, L.L.C, a limited liability company affiliated with Mr. Hale, for approximately 5,000 square feet to be used for an operations office of the Bank at 1516 Baylis Street, Baltimore, Maryland. The lease has a term of five years, commencing September 1, 1998, and provides for annual base rent of $60,000.


    Ronald M. Shapiro was a member of the Board of Directors in 1997 and is counsel to the law firm of Shapiro and Olander, which had provided legal services to the Company and the Bank in 1997. Mr. Shapiro resigned from the Board in 1997.


    During the past three years the Bank has had banking transactions in the ordinary course of its business with: (i) its directors; (ii) its executive officers; (iii) its 5% or greater shareholders; (iv) members of the immediate family of its directors or executive officers and 5% or greater shareholders; and (v) the associates of such persons, on substantially the same terms, including interest rates, collateral, and repayment terms of loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectibility or present other unfavorable features. At March 31, 1998, the balance of loans outstanding to directors, executive officers, owners of 5% or more of the outstanding Common Stock, and their associates, aggregated $5,982,000.

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


    The following sets forth information as of March 31, 1998, relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding Common Stock;
(ii) each of the Company's directors; and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted below, the persons named in the table have sole investment powers with respect to each of the shares reported as beneficially owned by such person. The address of all individuals named in the table is 1801 South Clinton Street, Baltimore, Maryland 21224.


NAME AND ADDRESS                                                           NUMBER OF SHARES(1)    PERCENT OF CLASS
-------------------------------------------------------------------------  -------------------  ---------------------
Edwin F. Hale, Sr.(2)....................................................          907,300                 27.0%
Barry A. Bondroff(3).....................................................           17,493                  0.6%
Rose M. Cernak(4)........................................................           18,483                  0.6%
Joseph A. Cicero(5)......................................................           17,000                  0.6%
Christopher P. D'Anna(6).................................................           14,983                  0.5%
Bruce H. Hoffman(7)......................................................           20,758                  0.7%
Melvin S. Kabik(8).......................................................           14,383                  0.5%
R. Andrew Larkin, Jr.(9).................................................           10,550                  0.4%
George H. Mantakos(10)...................................................           30,500                  1.1%
Jay J.J. Matricciani(11).................................................           21,583                  0.8%
Dennis C. McCoy(12)......................................................           14,333                  0.5%
Walter L. McManus, Jr.(13)...............................................           80,066                  2.8%
John J. Oliver, Jr.......................................................              100                    *
James P. O'Conor(14).....................................................           23,800                  0.8%
Hanan Y. Sibel(15).......................................................           14,433                  0.5%
Leonard Stoler(16).......................................................           20,900                  0.7%
Kevin M. Healey(17)......................................................            1,550                    *
All directors and executive officers as a group (17 persons)(18).........        1,228,215                 35.3%
T. Rowe Price Associates, Inc.(19).......................................          182,300                  6.4%
T. Rowe Price Small Cap Stock Fund, Inc.(19).............................          170,000                  5.9%
  100 E. Pratt Street
  Baltimore, MD 21202

------------------------

(*) Less than 0.1%.

(1) Includes shares of Common Stock subject to options or warrants held by the named individual which are exercisable as of, or within 60 days of March 31, 1998.

(2) Includes warrants to purchase 371,672 shares and options to purchase 120,000 shares and 2,300 shares in his Individual Retirement Account.

(3) Includes warrants to purchase 3,333 shares and options to purchase 1,200 shares.

(4) Includes 10,000 shares held jointly with her husband; also includes warrants to purchase 3,333 shares and options to purchase 1,100 shares.

(5) Includes options to purchase 15,000 shares.

(6) Includes 10,000 shares held by D'Anna Family Enterprise, LLC, of which he is a member; also includes warrants to purchase 3,333 shares and options to purchase 1,100 shares

(7) Includes 16,025 shares held jointly with his wife; also includes warrants to purchase 3,333 shares and options to purchase 1,200 shares.

(8) Includes 10,000 shares held jointly with his wife; also includes warrants to purchase 3,333 shares and options to purchase 1,000 shares.

(9) Includes 5,000 shares held in an Individual Retirement Account; also includes warrants to purchase 5,000 shares and options to purchase 500 shares.

(10) Includes 4,000 shares held in an Individual Retirement Account and 1,000 shares held jointly with his wife; also includes warrants to purchase 5,000 shares and options to purchase 20,500 shares.

(11) Includes 3,000 shares held jointly with his wife, 1,000 shares held in an Individual Retirement Account, and 10,000 shares held by Matro Properties, of which he is a partner; also includes warrants to purchase 3,333 shares and options to purchase 1,200 shares.

(12) Includes 9,950 shares held jointly with his wife; also includes warrants to purchase 3,333 shares and options to purchase 1,000 shares.

(13) Includes warrants to purchase 16,666 shares and options to purchase 1,200 shares.

(14) Includes warrants to purchase 10,000 shares and options to purchase 1,000 shares.

(15) Includes warrants to purchase 3,333 shares and options to purchase 1,100 shares.

(16) Includes warrants to purchase 5,000 shares and options to purchase 900 shares.

(17) Includes options to purchase 1,000 shares.

(18) Includes warrants to purchase 440,002 shares and options to purchase 170,000 shares.

(19) Based upon information disclosed in Schedule 13G filed with the Securities and Exchange Commission on February 12, 1998, T. Rowe Price Associates, Inc. disclosed that it had sole power to vote 12,300 shares of Common Stock and sole power to dispose of 182,300 shares of Common Stock representing 6.4% of the Common Stock of the Company. T. Rowe Price Small Cap Stock Fund, Inc. disclosed that it had sole power to vote 170,000 shares of Common Stock, or 5.9%, but no power to dispose of any shares.

                      DESCRIPTION OF PREFERRED SECURITIES

    Pursuant to the terms of the Trust Agreement for the Issuer Trust, the Property Trustee and the Delaware Trustee (collectively, the "Issuer Trustees") on behalf of the Issuer Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust. The holders of the Preferred Securities will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain terms and provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available from the Issuer Trustees upon request.

GENERAL

    The Preferred Securities will be limited to $23,000,000 aggregate Liquidation Amount outstanding. The Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." The Junior Subordinated Debentures will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

    The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Preferred Security
will be payable at an annual rate of    % the stated Liquidation Amount of $10
per Preferred Security, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Distribution Date"), to the holders of the Preferred Securities at the close of business on the 15th day of each March, June, September and December (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Preferred Securities will be cumulative. Distributions will accumulate from
      , 1998. The first Distribution Date for the Preferred Securities will be
      , 1998. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. If any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

    So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled
will accumulate additional Distributions thereon at the rate of    % per annum,
compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures, (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--US Holders--Interest Income and Original Issue Discount."

    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

    The revenue of the Issuer Trust available for distribution to holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures." If the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have funds available to pay Distributions or other amounts payable on the Preferred Securities. The payment of Distributions and other amounts payable on the Preferred Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

REDEMPTION

    Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Preferred Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Preferred Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date"). If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

    The Company has the right to redeem the Junior Subordinated Debentures (i)
on or after       , 2003, in whole at any time or in part from time to time, or
(ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. See "--Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Preferred Securities and Common Securities at the Redemption Price.

REDEMPTION PROCEDURES

    Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

    If the Issuer Trust gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Preferred Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. With respect to Preferred Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price and any Distribution payable in respect of the Preferred Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the

Issuer Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement, and may resell such securities.

    If less than all the Preferred Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, or if the Preferred Securities are then held in the form of a Global Preferred Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Preferred Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Preferred Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, and the Liquidation Distribution in respect of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, or the Liquidation Distribution in respect of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all outstanding Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

    In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. See "--Events of Default; Notice" and "Description of Junior Subordinated Debentures--Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of the holders of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    The amount payable on the Preferred Securities in the event of any liquidation of the Issuer Trust is $10 per Preferred Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

    The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust.

    The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

    In the event the Company, while a holder of Common Securities, dissolves the Issuer Trust prior to the stated maturity of the Preferred Securities and the dissolution of the Issuer Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Issuer Trust by the Company may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the Federal Reserve to dissolve the Issuer Trust.

    Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Preferred Securities in connection with the redemption of all the Trust Securities as described under "--Redemption" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

    If dissolution of the Issuer Trust occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

    After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Preferred Securities held by DTC or its nominee and
(iii) any certificates representing the Preferred Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Preferred Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

    If the Company does not redeem the Junior Subordinated Debentures prior to maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Preferred Securities.

    There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

EVENTS OF DEFAULT; NOTICE

    Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Preferred Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

        (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

       (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

        (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trust in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or
    (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

        (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within 90 days thereof.

    Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Preferred Securities as described above. See "--Subordination of Common Securities," "--Liquidation Distribution Upon Dissolution" and "Description of Junior Subordinated Debentures-- Debenture Events of Default."

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

    The holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Preferred Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Preferred Securities. If an Issuer Trustee resigns, such Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Preferred Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Preferred Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

    Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

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MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUST

    The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, if then rated, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

    Except as provided below and under "--Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

    The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any amendments of the Trust Agreement will become

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
effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's not being taxable as a corporation for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

    So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each such holder of the Preferred Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee will notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

    Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Preferred Securities in the manner set forth in the Trust Agreement.

    No vote or consent of the holders of Preferred Securities will be required to redeem and cancel Preferred Securities in accordance with the Trust Agreement.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

    In the Junior Subordinated Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Preferred Securities) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding

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
taxes) to which the Issuer Trust might become subject. The foregoing obligations of the Company under the Junior Subordinated Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

BOOK ENTRY, DELIVERY AND FORM

    The Preferred Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of such Depository or a nominee of such successor.

    Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that, upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the Participants' accounts with their respective interests in the Preferred Securities represented by such global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of Persons held through Participants). Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.

    So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such global security for all purposes under the Junior Subordinated Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Junior Subordinated Indenture. Accordingly, each person owning a beneficial interest in such a global security must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of Preferred Securities under the Junior Subordinated Indenture. The Company understands that, under DTC's existing practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the Junior Subordinated Indenture, DTC would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to DTC. If less than all of the Preferred Securities are being redeemed, the Company understands that it is DTC's existing practice to determine by lot the amount of the interest of each Participant to be redeemed.

    Distributions on the Preferred Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global security representing such Preferred Securities. None of the Company, the Trustees, the Administrators, any Paying Agent or any other agent of the Company or the Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Disbursements of Distributions to Participants shall be the responsibility of DTC. DTC's practice is to credit Participants' accounts on a date on which payments are to be made in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the date on which payments are to be made. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Company, the Trustees, the Paying Agent or any other agent of the Company, subject to any statutory or regulatory requirements as may be in effect from time to time.

    DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Company or the Trustees. If DTC notifies the Company that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, the Company will issue the Preferred Securities in definitive form upon registration of transfer of, or in exchange for, such global security. In addition, the Company may at any time and in its sole discretion determine not to have the Preferred Securities represented by one or more global securities and, in such event, will issue Preferred Securities in definitive form in exchange for all of the global securities representing such Preferred Securities.

    DTC has advised the Company and the Issuer Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (such as the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

SAME DAY SETTLEMENT AND PAYMENT

    Settlement for the Preferred Securities will be made by the Underwriters in immediately available funds.

    Secondary trading in Preferred Securities of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the Preferred Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Preferred Securities.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Preferred Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Preferred Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice

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
to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

    The Property Trustee will act as registrar and transfer agent for the Preferred Securities.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the Preferred Securities after the Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

    For information concerning the relationships between Wilmington Trust Company, the Property Trustee, and the Company, see "Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

MISCELLANEOUS

    The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

    Holders of the Preferred Securities have no preemptive or similar rights.

    The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

GOVERNING LAW

    The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

CERTAIN DEFINED TERMS

    "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Preferred Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

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

    "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the State of Delaware or the State of Maryland are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office, the Delaware Trustee's Corporate Trust Office or the Debenture Trustee's Corporate Trust Office is closed for business.


    "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation, for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

    "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

    "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

    "Liquidation Amount" means the stated amount of $10 per Trust Security.

    "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    If a Tax Event described in clause (i) or (iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

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
                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, under which Wilmington Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.

GENERAL

    Concurrently with the issuance of the Preferred Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will bear interest, accruing
from the date of original issuance, at a rate equal to    % per annum on the
principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"),
commencing       , 1998, to the person in whose name each Junior Subordinated
Debenture is registered at the close of business on the March 15, June 15, September 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on
the amount thereof (to the extent permitted by law) at a rate equal to    % per
annum, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

    The Junior Subordinated Debentures will mature on       , 2028, subject to
the Maturity Adjustment (such date, as it may be shortened by the Maturity Adjustment is referred to herein as the Stated Maturity). The Maturity Adjustment represents the right of the Company to shorten the maturity date once
at any time to any date not earlier than       , 2003, subject to the Company
having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. In the event the Company elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it will give notice to the registered holders of the Junior Subordinated Debentures, the Debenture Trustee and the Issuer Trust of such shortening no less than 90 days prior to the effectiveness thereof. The Property Trustee must give notice to the holders of the Trust Securities of the shortening of the Stated Maturity at least 30 but not more than 60 days before such date.

    The Junior Subordinated Debentures will be unsecured and rank junior and subordinate in right of payment to all Senior Indebtedness of the Company. The Junior Subordinated Debentures will not be subject to a sinking fund and are not eligible as collateral for any loan made by the Bank. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by

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the Company, including Senior Indebtedness, whether under the Junior
Subordinated Indenture or any existing or other indenture or agreement that the Company may enter into in the future or otherwise. See "--Subordination."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with
interest thereon at a rate equal to    % per annum, compounded quarterly and
computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Preferred Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--US Holders--Interest Income and Original Issue Discount."


    During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures, (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new

Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

REDEMPTION

    The Junior Subordinated Debentures are redeemable prior to maturity at the
option of the Company (i) on or after       , 2003, in whole at any time or in
part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of Preferred Securities--Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Preferred Securities.

    The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity and that any organization considering such a redemption, depending on the circumstances, either: (i) must obtain Federal Reserve approval prior to redemption, or (ii) should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

    The redemption of the Junior Subordinated Debentures by the Company prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject, as it currently is, to the prior approval of the Federal Reserve.

    The redemption price for Junior Subordinated Debentures is the outstanding principal amount of the Junior Subordinated Debentures plus accrued interest (including any Additional Sums) thereon to but excluding the date fixed for redemption.

ADDITIONAL SUMS

    The Company has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Preferred Securities--Redemption."

REGISTRATION, DENOMINATION AND TRANSFER

    The Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Preferred Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Preferred Securities. See "Description of Preferred Securities--Book Entry, Delivery and Form."

    Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

    Payments on Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of the Preferred Securities--Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in Wilmington, Delaware or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.


    The Junior Subordinated Debentures are issuable only in registered form without coupons in integral multiples of $25. Junior Subordinated Debentures are exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

    Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Debenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company has appointed the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

    In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

    Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE COMPANY

    The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures, (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) that the Company has not taken reasonable steps to cure, (ii) if the Junior Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (iii) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

    The Company has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

    From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (1) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Junior Subordinated Debentures, (2) add further covenants, restrictions or conditions for the protection of holders of the Junior Subordinated Debentures,
(3) cure ambiguities or correct the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures in any material respect, (4) change the terms of the Junior Subordinated Debentures to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form, (5) evidence or provide for the appointment of a successor Debenture Trustee, or (6) qualify, or maintain the qualification of, the Junior Subordinated Indentures under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

    The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

        (i) failure to pay any interest on the Junior Subordinated Debentures when due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

        (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

       (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

        (iv) the occurrence of the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Company or all or substantially all of its property; or a court or other governmental agency shall enter a decree or order appointing a receiver or similar official and such decree or order shall remain unstayed and undischarged for a period of 60 days.

    For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of Preferred Securities--Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

    The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right.

    The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See "--Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

    If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities held by such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Preferred Securities. The Company has the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.

    The holders of the Preferred Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Junior Subordinated Debentures, provided, however, that nothing in the Junior Subordinated Indenture shall be deemed to restrict or prohibit, and no supplemental indenture shall be required in the case of, the merger of a Principal Subsidiary Bank with and into a Principal Subsidiary Bank or the Company, the consolidation of Principal Subsidiary Banks into a Principal Subsidiary Bank or the Company, or the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank to another Principal Subsidiary Bank or the Company, if, in any such case in which the surviving, resulting or acquiring entity is not the Company, the Company would own, directly or indirectly, at least 80% of the voting securities of the Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any voting securities of which are owned, directly or indirectly, by such Principal Subsidiary Bank) surviving such merger, resulting from such consolidation or acquiring such assets; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

    For purposes of clause (i) above, the term "Principal Subsidiary Bank" means
(i) the Bank, (ii) any other banking subsidiary of the Company, the consolidated assets of which constitute 20% or more of the consolidated assets of the Company and its consolidated subsidiaries, (iii) any other banking subsidiary designated as a Principal Subsidiary Bank pursuant to a resolution of the Board of Directors of the Company and set forth in an officers' certificate delivered to the Debenture Trustee, and (iv) any subsidiary of the Company that owns, directly or indirectly, any voting securities, or options, warrants or rights to subscribe for or purchase voting securities, of any Principal Subsidiary Bank under clause (i), (ii) or (iii), and in the case of clause (i), (ii), (iii) or
(iv) their respective successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any such successor is a banking subsidiary (in the case of clause (i), (ii) or (iii) or a subsidiary (in the case of clause (iv)) of the Company.

    The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

    The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

SUBORDINATION

    The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

    As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank PARI PASSU in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any Senior Indebtedness of the Company to any of its subsidiaries, (iv) Senior Indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Preferred Securities.

    In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Company for the benefit of creditors or (iv) any other marshaling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

    In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

    The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

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INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The Debenture Trustee, other than during the occurrence and continuance of a default by the Company in performance of its obligations under the Junior Subordinated Debenture, undertakes to perform only such duties as are specifically set forth in the Junior Subordinated Debenture and, after such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

    The Debenture Trustee may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with Wilmington Trust Company and its affiliates.

GOVERNING LAW

    The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Maryland.

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                            DESCRIPTION OF GUARANTEE

    The Guarantee will be executed and delivered by the Company concurrently with the issuance of Preferred Securities by the Issuer Trust for the benefit of the holders from time to time of the Preferred Securities. Wilmington Trust Company will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

    The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Issuer Trust to pay such amounts to such holders.

    The Guarantee is an irrevocable guarantee on a subordinated basis of the Issuer Trust's obligations under the Preferred Securities, but applies only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

    If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Preferred Securities and will not have funds legally available therefor. The Guarantee ranks subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "--Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

    The Company believes that it has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE


    The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.


    The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Preferred Securities of the Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    Any registered holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

    The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

    For information concerning the relationship between Wilmington Trust Company, the Guarantee Trustee, and the Company, see "Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

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
TERMINATION OF THE GUARANTEE

    The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Preferred Securities, upon full payment of the amounts payable with respect to the Preferred Securities upon liquidation of the Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of Maryland.

            RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of amounts payable with respect to the Preferred Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities held by such holder.

    The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

    As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Preferred Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Preferred Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

    Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee."

    A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Preferred Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default

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
thereunder has been cured or waived. See "Description of Junior Subordinated Debentures-- Subordination."

LIMITED PURPOSE OF ISSUER TRUST

    The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions or other amounts distributable with respect to the Preferred Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

    Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Preferred Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Preferred Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    In the opinion of Ober, Kaler, Grimes & Shriver in its capacity as special tax counsel to the Company ("Tax Counsel"), the discussion of United States federal income taxation which follows summarizes the expected material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities.

    This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service (the "IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

    Except as otherwise stated, this summary deals only with the Preferred Securities held as a capital asset by a holder who or which (i) purchased the Preferred Securities upon original issuance at their original offering price and
(ii) is a US Holder (as defined below). This summary does not address all the

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
tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the Preferred Securities as a position in a "straddle," as part of a "synthetic security," "hedging," "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Preferred Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Preferred Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Preferred Securities.

    A "US Holder" is a holder of the Preferred Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust.

    HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF PREFERRED SECURITIES--REDEMPTION."

                                   US HOLDERS

CHARACTERIZATION OF THE ISSUER TRUST

    In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion generally to the effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Trust Agreement (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Issuer Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures owned by the Issuer Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the Junior Subordinated Debentures on its own income tax return.

CHARACTERIZATION OF THE JUNIOR SUBORDINATED DEBENTURES

    The Company and the Issuer Trust will agree to treat the Junior Subordinated Debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Indenture (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Junior Subordinated Debentures will be characterized for United States federal income tax purposes as debt of the Company.

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
INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under the terms of the Junior Subordinated Debentures, the Company has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the Junior Subordinated Debentures. Treasury regulations under Section 1273 of the Code provide that debt instruments like the Junior Subordinated Debentures will not be considered issued with original issue discount ("OID") by reason of the Company's ability to defer payments of interest if the likelihood of such deferral is "remote."

    The Company has concluded, and this discussion assumes, that, as of the date of this Prospectus the likelihood of deferring payments of interest under the terms of the Junior Subordinated Debentures is "remote" within the meaning of the applicable Treasury regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank PARI PASSU with or junior to the Junior Subordinated Debentures. Therefore, the Junior Subordinated Debentures should not be treated as issued with OID by reason of the Company's deferral option. Consequently, stated interest on the Junior Subordinated Debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that it is possible that the IRS could take a position contrary to the interpretation of the Treasury Regulations described herein in future issued rulings or other published documents.

    In the event the Company exercises its option to defer payments of interest, the Junior Subordinated Debentures would be treated as reissued for OID purposes and the sum of the remaining interest payments (and any DE MINIMIS OID) on the Junior Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Junior Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Junior Subordinated Debentures. (Subsequent distributions of interest on the Junior Subordinated Debentures generally would not be taxable.) The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the Junior Subordinated Debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Preferred Security prior to the record date for payment of distributions on the Junior Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Issuer Trust with respect to such OID.

    If the possibility of the Company's exercise of its option to defer payments of interest was deemed not remote, the Junior Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any DE MINIMIS OID) over the term of the Junior Subordinated Debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the Junior Subordinated Debentures, on an economic accrual basis.

CHARACTERIZATION OF INCOME

    Because the income underlying the Preferred Securities will not be characterized as dividends for income tax purposes, corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

    U.S. Holders of Preferred Securities may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium (as each phrase is

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
defined for United States federal income tax purposes). The Preferred Securities will, however, initially be acquired at par.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE ISSUER
  TRUST

    Under certain circumstances described herein (See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution"), the Issuer Trust may distribute the Junior Subordinated Debentures to holders in exchange for the Preferred Securities and in liquidation of the Issuer Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Junior Subordinated Debentures for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Preferred Securities. For United States federal income tax purposes, a US Holder's holding period in the Junior Subordinated Debentures received in such a liquidation of the Issuer Trust would include the period during which the Preferred Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Issuer Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Preferred Securities for United States federal income tax purposes. In addition, the dollar amount of such distribution could be less than in a Non-Tax Event distribution because of federal income taxes which could be imposed on the Issuer Trust.

    Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder generally would recognize gain or loss as if it had sold the Preferred Securities for cash. See "--Sales of Preferred Securities" below.

SALES OF PREFERRED SECURITIES

    A US Holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A US Holder's adjusted basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Preferred Securities (other than any interest received with respect to the period prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year prior to the date of disposition.

    A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Junior Subordinated Debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Preferred Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Preferred Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Capital losses may be used to offset other recognized capital gains of a holder, but subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

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
                                 NON-US HOLDERS

    The following discussion applies to a Non-US Holder.

    Payments to a holder of a Preferred Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Preferred Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the Preferred Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Issuer Trust or its agent with a copy thereof.

    A Non-US Holder of a Preferred Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Preferred Security.

    A Non-US Holder which holds the Preferred Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

INFORMATION REPORTING

    In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Preferred Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Preferred Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "--Backup Withholding." Taxable income on the Preferred Securities for a calendar year is required by the IRS to be reported to US Holders on the appropriate form by January 31st of the year following its receipt or accrual.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

    The preceding discussion is only a summary and does not address the consequences to a particular holder of the purchase, ownership and disposition of the Preferred Securities. Potential holders of the Preferred Securities are urged to contact their own tax advisors to determine their particular tax consequences.

                          CERTAIN ERISA CONSIDERATIONS


    The Company and certain affiliates of the Company may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to certain pension, profit-sharing or other employee benefit plans, or certain individual retirement accounts or Keogh plans, ("Plans") that are subject to ERISA. The purchase of the Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975(e)(1) of the Code and with respect to which the Company, or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Due to the complexity of the rules and exemptions issued by the Department of Labor relating to "plan assets" and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of Preferred Securities on behalf of or with "plan assets" of any plan consult with their counsel regarding the potential consequences if the assets of the Issuer Trust were deemed to be "plan assets" and regarding the availability of exemptive relief.

                           SUPERVISION AND REGULATION

    The Company and the Bank are extensively regulated under federal and state law. Generally, these laws and regulations are directed at safe and sound operation of financial institutions and their holding companies and are not intended to protect stockholders. The following is a summary description of certain provisions of certain laws which affect the regulation of bank holding companies and banks. The discussion is qualified in its entirety by reference to applicable laws and regulations. Changes in such laws and regulations may have a material effect on the business and prospects of the Company and the Bank.

FEDERAL BANK HOLDING COMPANY REGULATION AND STRUCTURE


    The Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended, and as such, it is subject to regulation, supervision, and examination by the Federal Reserve. The Company is required to file annual and quarterly reports with the Federal Reserve and to provide the Federal Reserve with such additional information as the Federal Reserve may require. The Federal Reserve may conduct examinations of the Company and its subsidiaries.


    With certain limited exceptions, the Company is required to obtain prior approval from the Federal Reserve before acquiring direct or indirect ownership or control of more than 5% of any voting securities or substantially all of the assets of a bank or bank holding company, or before merging or consolidating with another bank holding company. In acting on applications for such approval, the Federal Reserve must consider various statutory factors, including among others, the effect of the proposed transaction on competition in the relevant geographical and product markets, each party's financial condition and management resources and record of performance under the Community Reinvestment Act ("CRA"). Additionally, with certain exceptions any person proposing to acquire control through direct or indirect ownership of 25% or more of any voting securities of the Company is required to give 60 days written notice of the acquisition to the Federal Reserve, which may prohibit the transaction, and to publish notice to the public.

    Generally, a bank holding company may not engage in any activities other than banking, managing or controlling its bank and other authorized subsidiaries, and providing services to these subsidiaries. With prior approval of the Federal Reserve, the Company may acquire more than 5% of the assets or outstanding shares of a company engaging in nonbank activities determined by the Federal Reserve to be closely related to the business of banking or of managing or controlling banks. Under current Federal Reserve regulations, such permissible nonbank activities include mortgage banking, equipment leasing, securities brokerage and consumer and commercial finance company operations.


    Subsidiary banks of a bank holding company are subject to certain quantitative and qualitative restrictions on extensions of credit to the bank holding company or its other subsidiaries on investments in their securities and on the use of their securities as collateral for loans to any borrower. These regulations and restrictions may limit the Company's ability to obtain funds from the Bank for its cash needs including funds for the payment of dividends, interest and operating expenses. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. For example, the Bank may not generally require a customer to obtain other services from it or from the Company, and may not require that a customer promise not to obtain other services from a competitor as a condition to an extension of credit to the customer. The Federal Reserve has ended the anti-tying rules for bank holding companies and their nonbanking subsidiaries. Such rules were retained for banks.


    Under Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to its subsidiary banks and to make capital injections into a troubled subsidiary bank, and the Federal Reserve may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank when required. A required capital injection may be called for at a time when the holding company does not have the resources to provide it. In addition, depository institutions insured by the FDIC can be held liable for any losses incurred by, or reasonably anticipated to be incurred by, the FDIC in connection with the default of, or assistance provided to, a commonly controlled FDIC-insured depository institution. Accordingly, in the event that any insured subsidiary of the Company causes a loss to the FDIC, other insured subsidiaries of the Company could be required to compensate the FDIC by reimbursing it for the estimated amount of such loss. Such cross guaranty liabilities generally are superior in priority to the obligations of the depository institution to its stockholders due solely to their status as stockholders and obligations to other affiliates.


STATE BANK HOLDING COMPANY REGULATION


    As a Maryland bank holding company, the Company is subject to various restrictions on its activities as set forth in Maryland law, in addition to those restrictions set forth in federal law. Under Maryland law, a bank holding company that desires to acquire a bank or bank holding company that has its principal place of business in Maryland must obtain prior approval from the Maryland Commissioner. Also, a bank holding company and its Maryland state-chartered bank or trust company cannot directly or indirectly acquire banking or nonbanking subsidiaries or affiliates until the bank or trust company receives the approval of the Maryland Commissioner.


FEDERAL AND STATE BANK REGULATION


    The Bank is a Maryland state-chartered trust company, with all the powers of a commercial bank, regulated and examined by the Maryland Commissioner and the FDIC. The FDIC has extensive enforcement authority over the institutions it regulates to prohibit or correct activities which violate law, regulation or written agreement with the FDIC or which are deemed to constitute unsafe or unsound practices. Enforcement actions may include the appointment of a conservator or receiver, the issuance of a cease and desist order, the termination of deposit insurance, the imposition of civil money penalties on the institution, its directors, officers, employees and institution-affiliated parties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the removal of or restrictions on directors, officers, employees and institution-affiliated parties and the enforcement of any such mechanisms through restraining orders or other court actions.



    In its lending activities, the maximum legal rate of interest, fees and charges which a financial institution may charge on a particular loan depends on a variety of factors such as the type of borrower, the purpose of the loan, the amount of the loan and the date the loan is made. Other laws tie the maximum amount which may be loaned to any one customer and its related interest to capital levels. The Bank is also subject to certain restrictions on extensions of credit to executive officers, directors, principal stockholders or any related interest of such persons which generally require that such credit extensions be made on substantially the same terms as are available to third persons dealing with the Bank and not involve more than the normal risk of repayment.



    The CRA requires that, in connection with the examination of financial institutions within their jurisdictions, the FDIC evaluate the record of the financial institutions in meeting the credit needs of their communities including low and moderate income neighborhoods, consistent with the safe and sound operation of those banks. These factors are also considered by all regulatory agencies in evaluating mergers, acquisitions and applications to open a branch or facility. As of the date of its most recent examination report, the Bank has a CRA rating of "Satisfactory."


    Under the Federal Deposit Insurance Corporation Improvement Act of 1991, each federal banking agency is required to prescribe, by regulation, noncapital safety and soundness standards for institutions under its authority. The federal banking agencies, including the FDIC, have adopted standards covering internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits. An institution which fails to meet those standards may be required by the agency to develop a plan acceptable to the agency, specifying the steps that the institution will take to meet the standards. Failure to submit or implement such a plan may subject the institution to regulatory sanctions. The Company, on behalf of the Bank, believes that it meets substantially all standards which have been adopted. FDICIA also imposed new capital standards on insured depository institutions.

    Before establishing new branch offices, the Bank must meet certain minimum capital stock and surplus requirements. With each new branch located outside the municipal area of the Bank's principal banking office, these minimal levels increase by $120,000 to $900,000, based on the population size of the municipal area in which the branch will be located. Prior to establishment of the branch, the Bank must obtain Maryland Commissioner and FDIC approval. The total investment in bank buildings including branch offices and furnishings cannot exceed, with certain exceptions, 50% of the Bank's unimpaired capital and surplus.

DEPOSIT INSURANCE


    As an FDIC member institution, deposits of the Bank are currently insured to a minimum of $100,000 per depositor through the Savings Association Insurance Fund ("SAIF"), administered by the FDIC. Insured financial institutions are members of either SAIF or the Bank Insurance Fund ("BIF"). SAIF members generally are savings and loan associations or savings banks, including banks and trust companies that have converted from a savings and loan association or savings bank to a commercial bank or trust company, or bank and trust companies that have acquired SAIF deposits. The Bank is a converted federal savings bank and, therefore, its deposits are insured through SAIF. Mergers or transfers of assets between SAIF and BIF members generally are permitted with the assuming or resulting depository institution making payments of SAIF assessments on the portion of liabilities attributable to the SAIF-insured institution.



    The FDIC is required to establish the semi-annual assessments for BIF- and SAIF-insured depository institutions at a rate determined to be appropriate to maintain or increase the reserve ratio of the respective deposit insurance funds at or above 1.25% of estimated insured deposits or at such higher percentage that the FDIC determines to be justified for that year by circumstances raising significant risk of substantial future losses to the fund. SAIF has not met the designated reserve ratio for the fund. Accordingly, federal legislation that became effective September 30, 1996 assesses a one-time charge on deposits insured by SAIF. This one-time charge for the Bank of approximately $154,000 was paid in 1996.



    This recapitalization has lowered the semi-annual assessments paid by the Bank as a SAIF member. Assessments are made on a risk-based premium system with nine risk classifications based on certain capital and supervisory measures. Financial institutions with higher levels of capital and involving a low degree of supervisory concern are assessed lower premiums than financial institutions with lower levels of capital or involving a higher degree of supervisory concern. Before the recapitalization, the rates assessable on SAIF-insured deposits ranged from $.23 per $100 of domestic deposits to $.31 per $100 of domestic deposits; the Bank's assessment stood at $.23 per $100. Rates assessable to BIF members have been significantly lower at a range of $.03 to $.27 per $100, with the highest rated BIF institutions paying the statutory minimum of $2,000 per year. With recapitalization of SAIF, the assessment ranges for both BIF and SAIF institutions have decreased. The Bank has an assessment rate of $.06 per $100 starting on January 1, 1997. Currently, federal law calls for merger of the SAIF and BIF funds by January 1, 1999 if no insured financial institution is a savings association on such date. It is impossible to predict whether or when this will occur.


LIMITS ON DIVIDENDS AND OTHER PAYMENTS


    The Company's current ability to pay dividends is largely dependent upon the receipt of dividends from the Bank. Both federal and state laws impose restrictions on the ability of the Bank to pay dividends. Federal law prohibits the payment of a dividend by an insured depository institution like the Bank if the depository institution is considered "undercapitalized" or if the payment of the dividend would make the depository institution "undercapitalized." See "--Federal Deposit Insurance Corporation Improvement Act of 1991" below. The Company does not anticipate that such provisions will be applicable to the Bank. The Federal Reserve has issued a policy statement which provides that, as a general matter, insured banks and bank holding companies may pay dividends only out of prior operating earnings. For a Maryland state-chartered bank or trust company, dividends may be paid out of undivided profits or, with the prior approval of the Maryland Commissioner, from surplus in excess of 100% of required capital stock. If however, the surplus of a Maryland bank is less than 100% of its required capital stock, cash dividends may not be paid in excess of 90% of net earnings. The Bank must obtain approval of the Maryland Commissioner to pay dividends to the Company for so long as the Bank's statement of financial condition reflects, as it did at March 31, 1998, negative undivided profits (accumulated deficit). The Company anticipates that such approvals will be required for the foreseeable future. Approvals are in the discretion of the Maryland Commissioner. In addition to these specific restrictions, bank regulatory agencies, in general, also have the ability to prohibit proposed dividends by a financial institution which would otherwise be permitted under applicable regulations if the regulatory body determines that such distribution would constitute an unsafe or unsound practice.


CAPITAL REQUIREMENTS


    The Federal Reserve and FDIC have adopted certain risk-based capital guidelines to assist in the assessment of the capital adequacy of a banking organization's operations for both transactions reported on the statement of financial condition as assets and transactions, such as letters of credit and recourse arrangement which are recorded as off-balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off-balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities to 100% for assets with relatively high credit risk, such as business loans.



    A banking organization's risk-based capital ratio is obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which include off-balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. "Tier 1," or core capital includes common equity, perpetual preferred stock (excluding auction rate issues) and minority interest in equity accounts of consolidated subsidiaries, less goodwill and other intangibles, subject to certain exceptions. "Tier 2," or supplementary capital, includes, among other things limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying and subordinated debt, and the allowance for loan and lease losses, subject to certain limitations and less required deductions. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. Banks and bank holding companies. Subject to the risk-based capital guidelines are required to maintain a ratio of Tier 1 capital to risk-weighted assets of at least 4% and a ratio of total capital to risk-weighted assets of at least 8%. The appropriate regulatory authority may set higher capital requirements when particular circumstances warrant. At December 31, 1997, the Bank's ratio of Tier 1 to risk-weighted assets stood at 11.0% and its ratio of total capital to risk-weighted assets stood at 12.0%. In addition to risk-based capital, banks and bank holding companies are required to maintain a minimum amount of Tier 1 capital to fourth quarter average assets, referred to as the leverage capital ratio, of at least 4%. At December 31, 1997, the Bank's leverage capital ratio stood at 10.2%.



    In August 1995 and May 1996, the federal banking agencies adopted final regulations specifying that the agencies will include, in their evaluations of a bank's capital adequacy, an assessment of the Bank's interest rate risk ("IRR") exposure. The standards for measuring the adequacy and effectiveness of a banking organization's interest rate risk management includes a measurement of board of director and senior management oversight, and a determination of whether a banking organization's procedures for comprehensive risk management are appropriate to the circumstances of the specific banking organization. The Bank has internal IRR models that are used to measure and monitor IRR. Additionally, the regulatory agencies have been assessing IRR on an informal basis for several years. For these reasons, the Company does not expect the addition of IRR evaluation to the agencies' capital guidelines to result in significant changes in capital requirements for the Bank.



    Failure to meet applicable capital guidelines could subject a banking organization to a variety of enforcement actions, including limitations on its ability to pay dividends, the issuance by the applicable regulatory authority of a capital directive to increase capital and, in the case of depository institutions, the termination of deposit insurance by the FDIC, as well as to the measures described under "--Federal Deposit Insurance Corporation Improvement Act of 1991" below, as applicable to undercapitalized institutions. In addition, future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could adversely affect the ability of the Bank to grow and could restrict the amount of profits, if any, available for the payment of dividends to the Company.


FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991


    In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made significant revisions to several other federal banking statutes. FDICIA provides for, among other things, (i) publicly available annual financial condition and management reports for financial institutions, including audits by independent accountants, (ii) the establishment of uniform accounting standards by federal banking agencies, (iii) the establishment of a "prompt corrective action" system of regulatory supervision and intervention, based on capitalization levels with more scrutiny and restrictions placed on depository institutions with lower levels of capital, (iv) additional grounds for the appointment of a conservator or receiver, and (v) restrictions or prohibitions on accepting brokered deposits, except for institutions which significantly exceed minimum capital requirements. FDICIA also provides for increased funding of the FDIC insurance funds and the implementation of risked-based premiums.


    A central feature of FDICIA is the requirement that the federal banking agencies take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. Pursuant to FDICIA, the federal bank regulatory authorities have adopted regulations setting forth a five tiered system for measuring the capital adequacy of the depository institutions that they supervise. Under these regulations, a depository institution is classified in one of the following capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." An institution may be deemed by the regulators to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating with respect to asset quality, management, earnings or liquidity.


    FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a cash dividend) or paying any management fees to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. Significantly undercapitalized depository institutions may be subject to a number of other requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, and requirements to reduce total assets and stop accepting deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator, generally within 90 days of the date such institution is determined to be critically undercapitalized.


    FDICIA provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may include the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator for the institution. FDICIA also limits the circumstances under which the FDIC is permitted to provide financial assistance to an insured institution before appointment of a conservator or receiver.

FINANCIAL SERVICES MODERNIZATION LEGISLATION


    On May 13, 1998, the United States House of Representatives approved the Financial Services Act of 1998 (the "FSA"). The FSA contains provisions that provide for fundamental changes in the banking and financial services industries. The FSA repeals the Glass-Steagall Act which generally has separated the commercial and investment banking industries. FSA also would allow banks and insurance companies to affiliate. Bank holding companies would be barred from conducting nonfinancial activities, with certain nonfinancial activities being grandfathered for ten years.



    The FSA also provides that national bank subsidiaries may conduct certain activities including insurance, securities and travel agency services, but may not engage in underwriting, merchant banking or real estate development activities. National banks would also be permitted to underwrite revenue bonds directly. The FSA preserves the thrift charter provisions, but bars new unitary thrift holding companies that have not filed applications with the Office of Thrift Supervision by March 31, 1998.



    It is not currently possible to predict whether or when the FSA will be enacted into law, or if it is enacted into law, whether it will remain in the form approved by the House of Representatives. It also is not possible to predict what impact the FSA will have on the Company or the Bank. One consequence may be increased competition from large financial services companies that, under the FSA, would be permitted to provide many types of financial services to customers. Neither the Company nor the Bank currently conducts any nonfinancial activities. While the Bank is a Maryland-chartered commercial bank, certain provisions of the FSA may affect the Bank due to a Maryland law that gives, with approval of the Maryland Commissioner, Maryland-chartered commercial banks the authority to engage in activities in which a national bank may engage.


INTERSTATE BANKING LEGISLATION


    The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal") was enacted into law on September 29, 1994. Riegle-Neal authorized federal banking agencies to approve interstate bank merger transactions even if such transactions are prohibited by the laws of a state. An exception to such authorization arises if the home state where one of the banks which is a party to the merger transaction is located opted out of the merger provisions of Riegle-Neal by adopting a law after the date of the enactment of Riegle-Neal and prior to June 1, 1997. These laws must apply equally to all-out-of-state banks and expressly prohibit merger transactions involving out-of-state banks. Riegle-Neal also permits interstate branch acquisitions if the law of the state where the branch is located permits interstate branch acquisitions. The interstate merger and branch acquisitions permitted by Riegle-Neal are subject to nationwide and statewide insured deposit limitations as described in Riegle-Neal.



    Riegle-Neal also authorizes the federal banking agencies to approve DE NOVO interstate branching by national and state banks in states which specifically allow for such branching. Only two states, Texas and Montana, have opted out of the Riegle-Neal provisions relating to interstate mergers, acquisitions of branches and establishment of de novo branches. The Company anticipates that Riegle-Neal may increase competition within the market in which the Company operates although the Company cannot predict the timing or the extent of such increased competition.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement (the
"Underwriting Agreement"), dated           , 1998, Ferris, Baker Watts,
Incorporated (the "Underwriters") has agreed to purchase from the Issuer Trust $20,000,000 aggregate Liquidation Amount of Preferred Securities at the public offering price.

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the Preferred Securities offered hereby if any of such Preferred Securities are purchased.

    The Company has been advised by the Underwriters that the Underwriters propose to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at
such price less a concession not in excess of $0.      per Preferred Security.
The Underwriters may allow, and such dealers may reallow, a concession not in
excess of $0.   per Preferred Security to certain other dealers. After the public offering, the offering price and other selling terms may be changed by the Underwriters.

    In connection with the offering of the Preferred Securities, the Underwriters and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Securities and Exchange Commission's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Preferred Securities. Such transactions may include over-allotment transactions in which an Underwriter creates a short position for its own account by selling more Preferred Securities than it is committed to purchase from the Issuer Trust. In such a case, to cover all or part of the short position, the Underwriters may purchase Preferred Securities in the open market following completion of the initial offering of the Preferred Securities. The Underwriters also may engage in stabilizing transactions in which they bid for, and purchase, Preferred Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Preferred Securities. The Underwriters also may reclaim any selling concessions allowed to a dealer if the Underwriters repurchase shares distributed by that dealer. Any of the foregoing transactions may result in the maintenance of a price for the Preferred Securities at a level above that which might otherwise prevail in the open market. Neither the Company nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. The Underwriters are not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.


    In view of the fact that the proceeds from the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $0.37 per Preferred Security (or $740,000 in the aggregate) for the account of the Underwriters, assuming that the Underwriters' over-allotment option is not exercised.



    The Company and the Issuer Trust have granted the Underwriters an option exercisable not later than 30 days after the effective date of the Underwriting Agreement, to purchase up to an additional $3,000,000 aggregate Liquidation Amount of the Preferred Securities at the public offering price. To the extent that the Underwriters exercise such option, the Issuer Trust will be obligated, pursuant to the option, to sell such Preferred Securities to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the Preferred Securities offered hereby. If purchased, the Underwriters will offer such additional Preferred Securities on the same terms as those on which the $20,000,000 aggregate Liquidation Amount of the Preferred Securities are being offered.

    Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.


    The Preferred Securities are a new issue of securities with no established trading market. The Company and the Issuer Trust have been advised by the Underwriters that they intend to make a market in the Preferred Securities. However, the Underwriters are not obligated to do so and such market making may be interrupted or discontinued at any time without notice at the sole discretion of the Underwriters. Application has been made by the Company and the Issuer Trust to list the Preferred Securities on The Nasdaq National Market. The Nasdaq National Market maintenance standards require the existence of two market makers for continued listing, and the presence of such market makers cannot be assured. Accordingly, no assurance can be given as to the development or liquidity of any market for the Preferred Securities.


    The Company and Issuer Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

    The Underwriters or their affiliates have in the past performed and may in the future perform various services to the Company, including investment banking services, for which they have or may receive customary fees for such services. Ferris, Baker Watts, Incorporated served as the managing underwriter of the Company's initial public offering of Common Stock in 1996.

                             VALIDITY OF SECURITIES

    Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and the Issuer Trust. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Ober, Kaler, Grimes & Shriver, counsel to the Company, and for the Underwriters by Venable Baetjer and Howard, LLP. Ober, Kaler, Grimes & Shriver and Venable Baetjer and Howard, LLP will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger.

                                    EXPERTS

    The consolidated financial statements of First Mariner Bancorp as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----

Independent Auditors' Report...............................................................................         F-2

Consolidated Statements of Financial Condition as of March 31, 1998 (unaudited) and as of December 31, 1997
  and 1996.................................................................................................         F-3

Consolidated Statements of Operations for the three months ended March 31, 1998 and 1997 (unaudited) and
  for the years ended December 31, 1997, 1996 and 1995.....................................................         F-4

Consolidated Statements of Stockholders' Equity for the three months ended March 31, 1998 (unaudited) and
  the years ended December 31, 1997, 1996 and 1995.........................................................         F-5

Consolidated Statements of Cash Flow for the three months ended March 31, 1998 and 1997 (unaudited) and for
  the years ended December 31, 1997, 1996 and 1995.........................................................         F-6

Notes to Consolidated Financial Statements.................................................................         F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
First Mariner Bancorp:

    We have audited the accompanying consolidated statements of financial condition of First Mariner Bancorp and subsidiary (the Company) as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Mariner Bancorp and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Baltimore, MD
February 27, 1998

                      FIRST MARINER BANCORP AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                           DECEMBER 31,
                                                                    MARCH 31,     ------------------------------
                                                                       1998            1997            1996
                                                                  --------------  --------------  --------------
                                                                   (UNAUDITED)
Assets
Cash and due from banks.........................................  $   16,572,596  $   13,240,476  $    5,323,984
Interest-bearing deposits.......................................      21,336,504      32,676,735      27,186,076
Available-for-sale securities, at fair value (note 3)...........      33,772,843      32,852,287         324,875
Investment securities, fair value of $6,642,650, $8,642,595 and
  $1,097,438, respectively (note 3).............................       6,602,985       8,600,621       1,099,000
Loans held for sale.............................................      15,729,757      16,895,062       3,072,163
Loans receivable (notes 4 and 8)................................     160,530,522     144,071,961      92,064,073
Allowance for loan losses.......................................      (1,672,484)     (1,613,621)     (1,241,663)
                                                                  --------------  --------------  --------------
Loans, net......................................................     158,858,038     142,458,340      90,822,410
Other real estate owned (note 5)................................       2,419,946       1,944,236              --
Federal Home Loan Bank of Atlanta stock, at cost (note 8).......       1,000,000       1,399,300         480,800
Property and equipment, net (note 6)............................       5,331,642       4,775,512       2,671,018
Accrued interest receivable.....................................       1,395,659       1,433,529         712,614
Prepaid expenses and other assets...............................         788,614         708,208         868,606
                                                                  --------------  --------------  --------------
Total assets....................................................  $  263,808,584  $  256,984,306  $  132,561,546
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
Liabilities and Stockholders' Equity
Liabilities:
  Deposits (note 7).............................................  $  204,017,844  $  197,269,328  $  102,289,146
  Short-term borrowings (note 8)................................      32,166,466      30,330,935       6,000,000
  Accrued expenses and other liabilities........................         420,133       2,418,387         476,398
                                                                  --------------  --------------  --------------
Total liabilities...............................................     236,604,443     230,018,650     108,765,544
                                                                  --------------  --------------  --------------
Stockholders' equity (notes 9, 12 and 13):
  Common stock, $.05 par value; 20,000,000 shares authorized;
    2,869,063, 2,851,563 and 2,627,263 shares issued and
    outstanding, respectively...................................         143,453         142,578         131,363
  Additional paid-in capital....................................      29,999,628      29,825,503      27,350,118
  Accumulated deficit...........................................      (3,180,226)     (3,331,568)     (3,696,904)
  Accumulated other comprehensive income........................         241,286         329,143          11,425
                                                                  --------------  --------------  --------------
Total stockholders' equity......................................  $   27,204,141      26,965,656      23,796,002
                                                                  --------------  --------------  --------------
Commitments and contingencies (notes 4 and 6)
                                                                  --------------  --------------  --------------
Total liabilities and stockholders' equity......................  $  263,808,584  $  256,984,306  $  132,561,546
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

          See accompanying notes to consolidated financial statements.

                      FIRST MARINER BANCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      THREE MONTHS ENDED
                                                          MARCH 31,              YEAR ENDED DECEMBER 31,
                                                    ----------------------  ----------------------------------
                                                       1998        1997        1997        1996        1995
                                                    ----------  ----------  ----------  ----------  ----------
                                                         (UNAUDITED)
Interest income:
  Loans...........................................  $3,784,390  $2,525,088  $11,953,680 $6,177,495  $1,981,588
  Investments.....................................     465,164     379,298   1,839,664     558,950     403,201
  Available-for-sale securities...................     411,496          --     524,657          --     176,650
                                                    ----------  ----------  ----------  ----------  ----------
Total interest income.............................   4,661,050   2,904,386  14,318,001   6,736,445   2,561,439
                                                    ----------  ----------  ----------  ----------  ----------
Interest expense:
  Deposits........................................   2,066,440   1,141,838   6,142,487   2,999,102   1,176,436
  Borrowed funds and other (note 8)...............     153,879      42,209     422,947     108,234      93,184
                                                    ----------  ----------  ----------  ----------  ----------
Total interest expense............................   2,220,319   1,184,047   6,565,434   3,107,336   1,269,620
                                                    ----------  ----------  ----------  ----------  ----------
Net interest income...............................   2,440,731   1,720,339   7,752,567   3,629,109   1,291,819
Provision for loan losses (note 4)................     152,467     135,000     471,959   1,039,636     190,051
                                                    ----------  ----------  ----------  ----------  ----------
Net interest income after provision for loan
  losses..........................................   2,288,264   1,585,339   7,280,608   2,589,473   1,101,768
                                                    ----------  ----------  ----------  ----------  ----------
Noninterest income:
  Gain on sale of loans...........................     236,828     143,906     430,353     303,353      84,173
  Service fees on deposits........................     392,366     260,419     864,533     336,662      94,918
  Gain on sale of securities......................     284,797      13,500     479,360     330,030       8,970
  Other operating income..........................     118,692      39,480     577,442     103,898       8,953
                                                    ----------  ----------  ----------  ----------  ----------
Total noninterest income..........................   1,032,683     457,305   2,351,688   1,073,943     197,014
                                                    ----------  ----------  ----------  ----------  ----------
Noninterest expenses:
  Salaries and employee benefits..................   1,471,183     960,721   4,370,685   2,744,057   1,189,172
  Net occupancy...................................     399,518     232,236   1,269,291     786,825     275,660
  Deposit insurance premiums......................      27,407      13,025      76,880     229,293      79,783
  Furniture, fixtures and equipment...............     148,497      97,999     360,407     253,394      82,968
  Professional services...........................     160,493      38,564     380,124     135,811     233,448
  Advertising.....................................     170,492     116,400     574,308     379,566     147,549
  Data processing.................................     192,000     101,000     533,244     452,090     156,101
  Other (note 11).................................     600,015     458,623   1,894,021     855,699     416,730
                                                    ----------  ----------  ----------  ----------  ----------
Total noninterest expenses........................   3,169,605   2,018,568   9,458,960   5,836,735   2,581,411
                                                    ----------  ----------  ----------  ----------  ----------
Income (loss) before income tax benefit...........     151,342      24,076     173,336  (2,173,319) (1,282,629)
Income tax benefit (note 10)......................          --          --    (192,000)         --          --
                                                    ----------  ----------  ----------  ----------  ----------
Net income (loss).................................  $  151,342  $   24,076  $  365,336  $(2,173,319) $(1,282,629)
                                                    ----------  ----------  ----------  ----------  ----------
                                                    ----------  ----------  ----------  ----------  ----------
Net income (loss) per common share (note 1):
  Basic...........................................  $     0.05  $     0.01  $     0.13  $    (1.72) $    (1.88)
  Diluted.........................................        0.04        0.01        0.12       (1.72)      (1.88)
                                                    ----------  ----------  ----------  ----------  ----------

          See accompanying notes to consolidated financial statements.

                      FIRST MARINER BANCORP AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

             FOR THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                      NUMBER OF                                              ACCUMULATED
                                      SHARES OF                ADDITIONAL                       OTHER          TOTAL
                                        COMMON      COMMON       PAID-IN      ACCUMULATED   COMPREHENSIVE  STOCKHOLDERS'
                                        STOCK       STOCK        CAPITAL        DEFICIT        INCOME         EQUITY
                                      ----------  ----------  -------------  -------------  -------------  -------------
Balance at December 31, 1994........     225,813  $   11,291  $   2,206,280  $    (240,956)  $        --   $   1,976,615
  Common stock issued...............   1,000,800      50,040      9,957,960             --            --      10,008,000
  Net loss..........................          --          --             --     (1,282,629)           --      (1,282,629)
                                      ----------  ----------  -------------  -------------  -------------  -------------
Balance at December 31, 1995........   1,226,613      61,331     12,164,240     (1,523,585)           --      10,701,986
  Common stock issued, net of costs
    of issuance.....................   1,400,650      70,032     15,185,878             --            --      15,255,910
  Net loss..........................          --          --             --     (2,173,319)           --      (2,173,319)
  Other comprehensive income........          --          --             --             --        11,425          11,425
                                      ----------  ----------  -------------  -------------  -------------  -------------
Balance at December 31, 1996........   2,627,263     131,363     27,350,118     (3,696,904)       11,425      23,796,002
  Common stock issued, net of costs
    of issuance, and exercise of
    stock options and warrants......     224,300      11,215      2,475,385             --            --       2,486,600
  Net income........................          --          --             --        365,336            --         365,336
  Other comprehensive income........          --          --             --             --       317,718         317,718
                                      ----------  ----------  -------------  -------------  -------------  -------------
Balance at December 31, 1997........   2,851,563  $  142,578     29,825,503     (3,331,568)      329,143      26,965,656
  Exercise of stock options and
    warrants........................      17,500         875        174,125             --            --         175,000
  Net income........................          --          --             --        151,342            --         151,342
  Other comprehensive income........          --          --             --             --       (87,857)        (87,857)
                                      ----------  ----------  -------------  -------------  -------------  -------------
BALANCE AT MARCH 31, 1998...........   2,869,063  $  143,453  $  29,999,628  $  (3,180,226)  $   241,286   $  27,204,141
                                      ----------  ----------  -------------  -------------  -------------  -------------
                                      ----------  ----------  -------------  -------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                      FIRST MARINER BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOW


                                                    FOR THREE MONTHS
                                                    ENDED MARCH 31,          FOR THE YEAR ENDED DECEMBER 31,
                                                ------------------------  -------------------------------------
                                                   1998         1997         1997         1996         1995
                                                -----------  -----------  -----------  -----------  -----------
Cash flows from operating activities:
  Net income (loss)...........................  $   151,342  $    24,076  $   365,336  $(2,173,319) $(1,282,629)
  Adjustments to reconcile net income (loss)
    to net cash used by operating activities:
    Amortization of unearned loan fees, net...     (197,839)    (214,803)    (174,629)    (587,549)    (139,713)
    Amortization of premiums and discounts on
      mortgage-backed securities, net.........                                    172           --      (16,778)
    Amortization of premiums on deposits......       (6,237)      (7,008)     (24,186)     (28,033)     (74,632)
    Amortization of premiums on loans.........      (16,437)     (16,437)      21,766       78,615       83,973
    Depreciation and amortization.............      217,085      146,180      541,911      417,760      189,755
    Gain on sale of securities................     (284,797)     (13,500)    (479,360)    (330,030)      (8,970)
    Provision for loan losses.................      152,467      135,000      471,959    1,039,636      190,051
    Increase in accrued interest receivable...       37,870     (166,433)    (720,915)    (510,910)     (57,182)
    Change in mortgage loans held for sale....    1,165,305     (614,837) (13,822,899)  (3,072,163)          --
    Net increase (decrease) in accrued
      expenses and other liabilities..........   (1,953,463)     899,071    1,734,895     (133,320)     479,629
    Net (increase) decrease in prepaids and
      other assets............................     (115,505)    (874,120)     160,398      (94,204)    (518,461)
                                                -----------  -----------  -----------  -----------  -----------
Net cash used in operating activities.........     (850,209)    (702,811) (11,925,552)  (5,393,517)  (1,154,957)
                                                -----------  -----------  -----------  -----------  -----------
Cash flows from investing activities:
  Loan disbursements, net of principal
    repayments................................  (16,786,719) (11,767,313) (53,553,970) (61,794,502) (10,141,583)
  Purchase of property and equipment..........     (754,484)    (140,238)  (2,646,405)  (1,216,889)    (904,637)
  Purchases (redemption) of Federal Home Loan
    Bank of Atlanta stock.....................      399,300     (452,100)    (918,500)    (179,800)          --
  Sales of available-for-sale securities......      931,478     (677,013)   5,043,851           --    2,630,929
  Purchase of available-for-sale securities...   (5,140,045)          --  (43,383,388)  (2,153,787)  (2,339,505)
  Maturities of available-for-sale
    securities................................    2,500,000           --           --           --           --
  Maturities of investment securities.........    2,000,000           --    6,000,000    2,170,367      491,000
  Purchase of investment securities...........           --  (12,000,000)  (7,491,719)  (1,000,000)          --
  Proceeds from securities sold...............           --           --           --    2,337,625           --
  Construction disbursements other real estate
    owned.....................................      (19,842)          --     (345,292)          --           --
  Principal repayments of available-for-sale
    securities................................      947,126           --      806,223           --      294,273
                                                -----------  -----------  -----------  -----------  -----------
Net cash used in investing activities.........  (15,923,186) (25,036,664) (96,489,200) (61,836,986)  (9,969,523)
                                                -----------  -----------  -----------  -----------  -----------
Cash flows from financing activities:
  Net increase in deposits....................    6,754,753   16,607,219   95,004,368   60,830,538   20,461,329
  Net increase in other borrowings............   (3,164,469)          --   15,330,935           --           --
  Proceeds from Federal Home Loan Bank of
    Atlanta advances..........................   15,000,000   10,000,000    9,000,000    6,000,000           --
  Repayments of Federal Home Loan Bank of
    Atlanta advances..........................  (10,000,000)  (6,000,000)          --           --   (3,150,000)
  Proceeds of stock options and warrants......      175,000           --      143,000           --           --
  Proceeds from stock issuance, net...........           --    2,343,600    2,343,600   15,255,910   10,008,000
                                                -----------  -----------  -----------  -----------  -----------
Net cash provided by financing activities.....    8,765,284   22,950,819  121,821,903   82,086,448   27,319,329
                                                -----------  -----------  -----------  -----------  -----------
Increase in cash and cash equivalents.........   (8,008,111)  (2,788,656)  13,407,151   14,855,945   16,194,849
Cash and cash equivalents at beginning of
  period......................................   45,917,211   32,510,060   32,510,060   17,654,115    1,459,266
                                                -----------  -----------  -----------  -----------  -----------
Cash and cash equivalents at end of period....  $37,909,100  $29,721,404  $45,917,211  $32,510,060  $17,654,115
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
Supplemental information:
  Interest paid on deposits and borrowed
    funds.....................................  $ 2,221,033  $ 1,067,047  $ 6,440,215  $ 2,938,407  $ 1,216,424
  Real estate acquired in satisfaction of
    loans.....................................      455,868           --    1,598,944           --           --
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------


          See accompanying notes to consolidated financial statements.

                      FIRST MARINER BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND BASIS OF PRESENTATION

    First Mariner Bancorp (the "Company") is a bank holding company incorporated under the laws of Maryland and registered under the Bank Holding Company Act of 1956, as amended. The Company was organized as "MarylandsBank Corp." in May 1994, and the Company's name was changed to "First Mariner Bancorp" in May 1995. The Company owns 100% of common stock of First Mariner Bank (the "Bank").

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

    Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses. In connection with these determinations, management evaluates historical trends and ratios and where appropriate obtains independent appraisals for significant properties and prepares fair value analyses as appropriate.

    Management believes that the allowance for losses on loans is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, particularly in the State of Maryland. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

    LOAN FEES

    Origination and commitment fees and direct origination costs on loans held for investment are deferred and amortized to income over the contractual lives of the related loans using the interest method. Under certain circumstances, commitment fees are recognized over the commitment period or upon expiration of the commitment. Unamortized loan fees are recognized in income when the related loans are sold or prepaid.

    SALES OF MORTGAGE LOANS

    Loans originated for sale are carried at the lower of aggregate cost or market value. Market value is determined based on outstanding investor commitments or, in the absence of such commitments, based on current investor yield requirements. Gains and losses on loan sales are determined using the specific identification method.

    INVESTMENT SECURITIES

    Debt securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Debt and equity securities are classified as trading securities if bought and held principally for the purpose of selling them in the near term. Trading securities

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) are reported at fair value, with unrealized gains and losses included in earnings. Debt securities not classified as held to maturity and debt and equity securities not classified as trading securities are considered available for sale and are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of tax effects in other comprehensive income.

    The Company designates securities into one of the three categories at the time of purchase. If a decline in value of an individual security classified as held to maturity or available for sale is judged to be other than temporary, the cost basis of that security is reduced to its fair value and the amount of the write-down is reflected in earnings. Fair value is determined based on bid prices published in financial newspapers or bid quotations received from securities dealers. Gains or losses on the sales of investments is calculated using a specific identification basis and is determined on a trade-date basis. Premiums and discounts on investment and mortgage-backed securities are amortized over the term of the security using methods that approximate the interest method.

    OTHER REAL ESTATE OWNED

    Other real estate owned is recorded at the lower of cost or estimated fair value on their acquisition dates and at the lower of such initial amount or estimated fair value less selling costs thereafter. Subsequent write-downs are included in noninterest expense, along with operating income net of related expenses of such properties and gains or losses realized upon disposition.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are accumulated using straight-line and accelerated methods over the estimated useful lives of the assets. Additions and betterments are capitalized and charges for repairs and maintenance are expensed when incurred. The cost and accumulated depreciation or amortization are eliminated from the accounts when an asset is sold or retired and the resultant gain or loss is credited or charged to income.

    INTANGIBLE ASSETS ACQUIRED

    Intangible assets acquired in connection with certain acquisitions are amortized using the straight-line method over the estimated useful lives of the assets of ten years. Organization costs are being amortized over five years. These amounts are included in prepaid expenses and other assets.

    NONACCRUAL AND IMPAIRED LOANS

    The allowance for losses on loans is determined based on management's review of the loan portfolio and analysis of the borrowers' ability to repay, past collection experience, risk characteristics of individual loans or groups of similar loans and underlying collateral, current and prospective economic conditions and status of nonperforming loans.

    Loans are placed in nonaccrual status when they are past-due 90 days as to either principal or interest, unless the loan is well secured and in the process of collection or earlier, when in the opinion of management, the collection of principal and interest is in doubt. A loan remains in nonaccrual status until

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the loan is current as to payment of both principal and interest and the borrower demonstrates the ability to pay and remain current. Loans are charged off when a loan or a portion thereof is considered uncollectible.

    The Company identifies impaired loans and measures impairment (i) at the present value of expected cash flows discounted at the loan's effective interest rate; (ii) at the observable market price, or (iii) at the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, an impairment is recognized through a valuation allowance and corresponding charge to provision for loan losses. The Company does not apply these provisions to larger groups of smaller-balance homogeneous loans such as consumer installment, residential first and second mortgage loans and credit card loans. These loans are collectively evaluated for impairment.

    A loan is determined to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. A loan is not considered impaired during a period of delay in payment if the Company expects to collect all amounts due, including interest past-due. The Company generally considers a period of delay in payment to include delinquency up to 90 days.

    When the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent any interest has been foregone, and then they are recorded as recoveries of any amounts previously charged off. When this doubt no longer exists, cash receipts are applied under the contractual terms of the loan agreements.

COMPREHENSIVE INCOME

    Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" "SFAS No. 130". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. All items that are required to be recognized under accounting standards as components of comprehensive income are to be reported in an annual financial statement that is displayed with the same prominence as other financial statements. This statement stipulates that comprehensive income reflect the change in equity of an enterprise during a period of transactions and other events and circumstances from nonowner sources. Comprehensive income will thus represent the sum of net income and other accumulated comprehensive income. The accumulated balance of other accumulated comprehensive income is required to be displayed separately from retained earnings and additional paid-in capital in the statement of financial position. The adoption of SFAS No. 130 resulted primarily in the Company reporting unrealized gains and losses on available-for-sale securities in other comprehensive income.

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The Company's components of comprehensive income are as follows:

                                                   THREE MONTHS ENDED
                                                        MARCH 31,                YEAR ENDED DECEMBER 31,
                                                  ---------------------  ----------------------------------------
                                                     1998       1997        1997         1996           1995
                                                  ----------  ---------  ----------  -------------  -------------
Net income (loss)...............................  $  151,342  $  24,076  $  365,336  $  (2,173,319) $  (1,282,629)
Changes in accumulated other comprehensive
  income--unrealized gains and losses on
  investments...................................     (87,857)    39,125     317,718         11,425             --
                                                  ----------  ---------  ----------  -------------  -------------
Total comprehensive income (loss)...............  $   63,485  $  63,201  $  683,054  $  (2,161,894) $  (1,282,629)
                                                  ----------  ---------  ----------  -------------  -------------
                                                  ----------  ---------  ----------  -------------  -------------

    INCOME TAXES

    Deferred income taxes are recognized for the tax consequences of temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities. Deferred income taxes are provided on income and expense items when they are reported for financial statement purposes in periods different from the periods in which these items are recognized in the income tax returns. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based upon consideration of available evidence, including tax planning strategies and other factors.

    STATEMENTS OF CASH FLOWS

    The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

    NET INCOME (LOSS) PER SHARE

    On May 12, 1998, the Board of Directors declared a 10% stock dividend. Average shares outstanding and all per share amounts are based on the increased number of shares giving retroactive effect to the stock dividend.

    The Company adopted Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE in 1997 and, as required by the Statement, earnings per share
(EPS) data presented for prior periods have been restated to conform to the new standard.

    In accordance with the provisions of the Statement, basic EPS is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding. Diluted EPS is computed after adjusting the numerator and denominator of the basic EPS computation for the effects of all dilutive potential common shares outstanding during the period. The dilutive effects of options, warrants and their equivalents are computed using the "treasury stock" method.

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Information relating to the calculations of earnings per common share is summarized as follows:

                                                                        THREE MONTHS ENDED MARCH 31,
                                                           ------------------------------------------------------
                                                                      1998                        1997
                                                           --------------------------  --------------------------
                                                              BASIC        DILUTED        BASIC        DILUTED
                                                           ------------  ------------  ------------  ------------
Net income used in EPS computation.......................  $    151,342  $    151,342  $     24,076  $     24,076
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Weighted-average shares outstanding......................     3,142,433     3,142,433     3,061,956     3,061,956
Dilutive securities-options and warrants.................            --       455,208            --       261,304
                                                           ------------  ------------  ------------  ------------
Adjusted weighted-average shares used in EPS
 computation.............................................     3,142,433     3,597,641     3,061,956     3,323,260
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

                                                                          YEAR ENDED DECEMBER 31,
                                                          --------------------------------------------------------
                                                                     1997                         1996
                                                          --------------------------  ----------------------------
                                                             BASIC        DILUTED         BASIC         DILUTED
                                                          ------------  ------------  -------------  -------------
Net income (loss) used in EPS computation...............  $    365,336  $    365,336  $  (2,173,319) $  (2,173,319)
                                                          ------------  ------------  -------------  -------------
                                                          ------------  ------------  -------------  -------------
Weighted-average shares outstanding.....................     3,151,145     3,151,145      1,391,355      1,391,355
Dilutive securities--stock options and warrants.........            --       300,136             --             --
                                                          ------------  ------------  -------------  -------------
Adjusted weighted-average shares used in EPS
  computation...........................................     3,151,145     3,451,281      1,391,355      1,391,355
                                                          ------------  ------------  -------------  -------------
                                                          ------------  ------------  -------------  -------------

                                                                                                YEAR ENDED
                                                                                            DECEMBER 31, 1995
                                                                                        --------------------------
                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
Net loss used in EPS computation......................................................  $  1,282,629  $  1,282,629
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Weighted-average shares outstanding...................................................       750,082       750,082
Dilutive securities--stock options and warrants.......................................            --            --
                                                                                        ------------  ------------
Adjusted weighted-average shares used in EPS computation..............................       750,082       750,082
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    STOCK-BASED COMPENSATION

    The Company uses the intrinsic value method to account for stock-based employee compensation plans. Under this method, compensation cost is recognized for awards of shares of common stock to employees only if the quoted market price of the stock at the grant date (or other measurement date, if later) is greater than the amount the employee must pay to acquire the stock. Information concerning the pro forma effects of using an optional fair value-based method to account for stock-based employee compensation plans is provided in note 9.

    On May 12, 1998, the Board of Directors declared a 10% stock dividend. All stock option activity is based on the increased number of shares giving retroactive effect to the stock dividend.

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    RECLASSIFICATIONS

    Certain amounts in the 1995 and 1996 financial statements have been reclassified to conform to the 1997 presentation.

(2) RESTRICTIONS ON CASH AND DUE FROM BANKS

    The Bank is required by the Federal Reserve System to maintain certain cash reserve balances based principally on deposit liabilities. At both December 31, 1997 and 1996, the required reserve balances were $375,000.

(3) INVESTMENTS

    Investments are comprised of the following at December 31:

                                                                                      1997
                                                             ------------------------------------------------------
                                                               AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                 COST          GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
Available for sale securities:
  U.S. Government Agency--due after one through five
    years..................................................  $   6,500,000   $      --    $  67,365   $   6,432,635
  Mortgage-backed securities...............................     24,122,529     133,104           --      24,255,633
  Equity securities........................................      1,693,521     470,498           --       2,164,019
                                                             -------------  -----------  -----------  -------------
Total available for sale securities........................  $  32,316,050   $ 603,602    $  67,365   $  32,852,287
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------
Investment securities--held to maturity:
    U.S. Treasury:
      Due in one year or less..............................  $   4,501,621   $  41,974    $      --   $   4,543,595
      Due after one year through five years................      4,000,000          --           --       4,000,000
    Certificate of deposit--
      Due after one year through five years................         99,000          --           --          99,000
                                                             -------------  -----------  -----------  -------------
Total held to maturity investment securities...............  $   8,600,621   $  41,974    $      --   $   8,642,595
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                                                                                      1996
                                                             ------------------------------------------------------
                                                               AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                 COST          GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
Available for sale securities..............................  $     313,450   $  11,425    $      --   $     324,875
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------
Investment securities--held to maturity:
    U.S. Treasury--due after one year through five years...  $   1,000,000          --        1,562   $     998,438
    Certificate of deposit--due one year or less...........         99,000          --           --          99,000
                                                             -------------  -----------  -----------  -------------
Total held to maturity investment securities...............  $   1,099,000   $      --    $   1,562   $   1,097,438
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(4) LOANS RECEIVABLE

    Approximately 70% of the Company's loans receivable are mortgage loans secured by residential and commercial real estate properties located in the State of Maryland. Loans are extended only after evaluation by management of customers' creditworthiness and other relevant factors on a case-by-case basis. The Company generally does not lend more than 90% of the appraised value of a property and requires private mortgage insurance on residential mortgages with loan-to-value ratios in excess of 80%. In addition, the Company generally obtains personal guarantees of repayment from borrowers and/or others for construction, commercial and multi-family residential loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.

    Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Company's primary lending area. Commercial and construction loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

    Loans receivable are summarized as follows at December 31:

                                                                                         1997           1996
                                                                                    --------------  -------------
Loans secured by first mortgages on real estate:
  Residential.....................................................................  $   33,648,445  $  17,019,855
  Commercial......................................................................      50,437,255     31,012,097
  Construction, net of undisbursed principal......................................      30,602,219     24,875,932
                                                                                    --------------  -------------
Total first mortgage loans........................................................     114,687,919     72,907,884

Commercial........................................................................      24,118,724     17,096,663
Loans secured by second mortgages on real estate..................................         747,745        120,701
Consumer loans....................................................................       4,783,977      2,442,888
Loans secured by deposits and other...............................................         208,134        123,338
                                                                                    --------------  -------------
Total loans.......................................................................     144,546,499     92,691,474
                                                                                    --------------  -------------
Unamortized loan premiums.........................................................         139,564        205,311
Unearned loan fees, net...........................................................        (614,102)      (788,731)
Unearned loan discounts...........................................................              --        (43,981)
                                                                                    --------------  -------------
Total loans receivable............................................................  $  144,071,961  $  92,064,073
                                                                                    --------------  -------------
                                                                                    --------------  -------------

    Nonaccrual loans totaled approximately $1,550,000 and $1,574,000 at December 31, 1997 and 1996, respectively.

    The interest income which would have been recorded under the original terms of loans in nonaccrual status at December 31, 1997, 1996 and 1995, respectively, was approximately $85,000, $32,000 and $65,000, respectively. The actual interest income recorded on these loans in 1997, 1996 and 1995 was approximately $77,000, $0 and $0, respectively.

    Impaired loans totaled $1,057,000 and $850,000 at December 31, 1997 and 1996, respectively, and were all collateral dependent loans. Collateral dependent loans are measured based in fair value of the

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(4) LOANS RECEIVABLE (CONTINUED)
collateral. There were no impaired loans at December 31, 1997 and 1996 with an allocated valuation allowance, and in 1995 there were no impaired loans.

    The average recorded investment in impaired loans was approximately $589,000 and $257,000 at December 31, 1997 and 1996, respectively, and no income has been accrued or collected on these loans while they have been classified as impaired.

    Changes in the allowance for losses on loans are summarized as follows:

                                                                                1997          1996         1995
                                                                            ------------  ------------  ----------
Balance at beginning of year..............................................  $  1,241,663  $    376,287  $  244,847
Provisions for loan losses................................................       471,959     1,039,636     190,051
Chargeoffs, net of recoveries.............................................      (100,001)     (174,260)    (58,611)
                                                                            ------------  ------------  ----------
Balance at end of year....................................................  $  1,613,621  $  1,241,663  $  376,287
                                                                            ------------  ------------  ----------
                                                                            ------------  ------------  ----------

    Commitments to extend credit are agreements to lend to customers, provided that terms and conditions established in the related contracts are met. At December 31, 1997 and 1996, the Company had commitments to originate first mortgage loans on real estate of approximately $2,890,000 and $2,000,000, respectively, all of which were committed for sale in the secondary market.

    At December 31, 1997 and 1996, the Company also had commitments to loan funds under unused home-equity lines of credit aggregating approximately $1,716,000 and $158,000, respectively, and unused commercial lines of credit aggregating approximately $46,458,000 and $34,000,000, respectively. Such commitments carry a floating rate of interest.

    Commitments for mortgage loans generally expire within sixty days and are normally funded with loan principal repayments, excess liquidity and savings deposits. Since certain of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

    Substantially all of the Company's outstanding commitments at December 31, 1997 and 1996, are for loans which would be secured by real estate with appraised values in excess of the commitment amounts. The Company's exposure to credit loss under these contracts in the event of non-performance by the other parties, assuming that the collateral proves to be of no value, is represented by the commitment amounts.

    During the ordinary course of business, the Company makes loans to its directors and their affiliates and several policy making officers on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other customers. Loans outstanding, both direct and indirect, to directors, their affiliates, and policy making officers totaled $5,208,000, $1,276,000 and $623,000 at December 31, 1997, 1996,
and 1995, respectively. During 1997, $4,458,000 of new loans were made and repayments totaled $526,000 in 1996, $683,000 of new loans were made and repayments totaled $25,000.

(5) OTHER REAL ESTATE OWNED

    At December 31, 1997, other real estate owned included a land development project consisting of 229 residential building lots with a carrying value of approximately $1,054,000 and a 24-unit condominium

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(5) OTHER REAL ESTATE OWNED (CONTINUED)
building with a carrying value of approximately $890,000. The land development project is being completed under the direction of the Company. At December 31, 1997, 107 lots were under contract for settlement through July 2000, and the remainder of the project was being marketed for sale.

(6) PROPERTY AND EQUIPMENT

    Property and equipment are summarized as follows at December 31:

                                                                                                       ESTIMATED
                                                                             1997          1996      USEFUL LIVES
                                                                         ------------  ------------  -------------
Land...................................................................  $    391,540  $    391,540             --
Buildings and improvements.............................................     1,791,245       924,685    10-39 years
Leasehold improvements.................................................     1,216,242       585,816    10-33 years
Furniture, fixtures and equipment......................................     2,576,477     1,427,058      5-7 years
                                                                         ------------  ------------  -------------
                                                                                                     -------------
Total at cost..........................................................     5,975,504     3,329,099
Less accumulated depreciation and amortization.........................     1,199,992       658,081
                                                                         ------------  ------------
Property and equipment, net............................................  $  4,775,512  $  2,671,018
                                                                         ------------  ------------
                                                                         ------------  ------------

    Rent expense for the years ended December 31, 1997, 1996 and 1995 was approximately $771,000, $423,000 and $118,000, respectively.

    The Company and the Bank occupy space leased from the Chairman and CEO of the Company, who is paid $566,988 annually for office and branch space. The term of the lease is five years. Management believes that such terms are at least as favorable as those that could be obtained from a third party lessor.

    The Bank has opened a full-service branch in five Mars Super Markets, and has installed ATMs in thirteen of the markets. The Bank intends to open additional branches in Mars Super Markets in the future. The Bank pays rent of $36,500 per year for approximately 500 square feet of branch space in each store. There is no charge to the Bank for the operation of ATMs in each store. Mars Super Markets is represented on the Board of Directors of the Company and the Bank.

    Minimum lease payments due for all locations for each of the next five years are as follows:

1998............................................................................  $1,021,000
1999............................................................................  1,021,000
2000............................................................................  1,001,000
2001............................................................................    903,000
2002............................................................................    779,000

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(7) DEPOSITS

    Deposits are summarized as follows at December 31:


                                                                   1997                          1996
                                                       ----------------------------  ----------------------------
                                                                         WEIGHTED                      WEIGHTED
                                                                         AVERAGE                       AVERAGE
                                                                        EFFECTIVE                     EFFECTIVE
                                                           AMOUNT          RATE          AMOUNT          RATE
                                                       --------------  ------------  --------------  ------------
Noncertificate:
  Savings............................................  $    8,005,604        2.75%   $    5,574,090        2.75%
  Interest-bearing demand deposits...................      14,078,998        0.90%        3,974,082        1.35%
  Money market accounts..............................      58,887,042        4.93%       15,165,312        3.51%
  Noninterest-bearing demand deposits................      24,006,079           --       15,583,651           --
                                                       --------------  ------------  --------------  ------------
Total noncertificate deposits........................     104,977,723                    40,297,135
                                                       --------------                --------------
Certificates of deposit:
  Original maturities:
    Under 12 months..................................       6,460,689        5.16%        3,997,620        5.42%
    12 to 60 months                                        78,345,018        5.85%       53,028,947        5.87%
  IRA and KEOGH......................................       7,168,789        5.97%        4,725,944        5.70%
                                                       --------------  ------------  --------------  ------------
Total certificates of deposit........................      91,974,496                    61,752,511
Accrued interest payable.............................         306,460                       204,665
Unamortized premium..................................          10,649                        34,835
                                                       --------------                --------------
Total deposits.......................................  $  197,269,328                $  102,289,146
                                                       --------------                --------------
                                                       --------------                --------------


                                                                        % OF TOTAL                    % OF TOTAL
                                                                       ------------                  ------------
Scheduled certificates of deposit maturities:
  Under 6 months.....................................  $   37,717,676       41.01%   $   10,891,971       17.64%
  6 months to 12 months..............................      26,298,612       28.59%       12,504,458       20.25%
  12 months to 24 months.............................      21,602,451       23.49%       35,915,826       58.16%
  24 months to 36 months.............................       5,097,825        5.54%          826,104        1.34%
  36 months to 48 months.............................         312,798        0.34%        1,614,152        2.61%
  Over 48 months.....................................         945,134        1.03%               --           --
                                                       --------------  ------------  --------------  ------------
Total certificates of deposit........................  $   91,974,496      100.00%   $   61,752,511      100.00%
                                                       --------------  ------------  --------------  ------------
                                                       --------------  ------------  --------------  ------------

    Certificates of deposit of $100,000 or more totaled approximately $22,107,000 and $11,327,000 at December 31, 1997 and 1996, respectively.

(8) SHORT-TERM BORROWINGS

    Short-term borrowings consist of Federal Home Loan Bank at Atlanta (FHLB) advances and short-term promissory notes. The FHLB advances are available under a specific collateral pledge and security agreement, which allows the Company to borrow up to $20,000,000 and requires the Company to maintain collateral for all of its borrowings in the form of specific first mortgage loans with outstanding principal equal to 154% of the advances. At December 31, 1997, the Company had approximately $23,100,000 of first mortgage loans pledged as collateral, in addition to the balance of FHLB stock.

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(8) SHORT-TERM BORROWINGS (CONTINUED)
    Certain information regarding borrowings are as follows:

                                                                                              DECEMBER 31,
                                                                                       ---------------------------
                                                                                           1997           1996
                                                                                       -------------  ------------
Amount outstanding at year-end:
  FHLB advances......................................................................  $  15,000,000  $  6,000,000
  Short-term promissory notes........................................................     15,330,935            --
Weighted average interest rate at year-end:
  FHLB advances......................................................................           6.50%         6.95%
  Short-term promissory notes........................................................           4.83%           --
Maximum outstanding at any month-end:
  FHLB advances......................................................................  $  15,000,000  $  6,000,000
  Short-term promissory notes........................................................     15,460,935            --
Average outstanding:
  FHLB advances......................................................................  $   1,904,000  $  1,950,000
  Short-term promissory notes........................................................      4,128,000            --
Weighted average interest rate during the year:
  FHLB advances......................................................................           6.05%         5.50%
  Short-term promissory notes........................................................           5.47%           --

(9) EMPLOYEE BENEFIT PLANS

    PROFIT SHARING PLAN

    The Company established a defined contribution plan in 1997, covering employees meeting certain age and service eligibility requirements. The Plan provides for cash deferrals qualifying under Section 401(k). Matching contributions made by the Company totaled $40,107 in 1997.

    STOCK OPTIONS

    The Company has stock option award arrangements which provide for the granting of options to acquire common stock to directors and key employees. Option prices are equal to the estimated fair market value of the common stock at the date of the grant. Options are exercisable immediately after the date of grant and expire ten years after the date of grant.

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(9) EMPLOYEE BENEFIT PLANS (CONTINUED)
    Information with respect to stock options is as follows for the years ended December 31, 1997, 1996 and 1995:

                                                                      1997                          1996
                                                          ----------------------------  ----------------------------
                                                                     WEIGHTED AVERAGE              WEIGHTED AVERAGE
                                                           SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE
                                                          ---------  -----------------  ---------  -----------------
Outstanding at beginning of year........................    198,660      $   10.00         16,500      $   10.00
Granted.................................................         --             --        182,930          10.00
Exercised...............................................     (4,180)            --             --             --
Forfeited...............................................     (1,650)            --           (770)            --
                                                          ---------         ------      ---------         ------
Outstanding at end of year..............................    192,830      $   10.00        198,660      $   10.00
                                                          ---------         ------      ---------         ------
                                                          ---------         ------      ---------         ------

                                                                                                    1995
                                                                                        ----------------------------
                                                                                                   WEIGHTED AVERAGE
                                                                                         SHARES     EXERCISE PRICE
                                                                                        ---------  -----------------
Outstanding at beginning of year......................................................         --             --
Granted...............................................................................     16,500      $   10.00
Exercised.............................................................................         --             --
Forfeited.............................................................................         --             --
                                                                                        ---------         ------
Outstanding at end of year............................................................     16,500      $   10.00
                                                                                        ---------         ------
                                                                                        ---------         ------

    The weighted average remaining life of options outstanding at December 31, 1997 was 8.6 years.

    The option price was equal to the market price of the common stock at the date of grant for all options granted in 1996 and, accordingly, no compensation expense related to options was recognized. If the Company had applied a fair value-based method to recognize compensation cost for the options granted, net income and net income per share would have been changed to the following pro forma amounts for the year ended December 31, 1996 and 1995:

                                                                                           1996          1995
                                                                                       ------------  ------------
Net loss                      As reported............................................  $  2,173,319  $  1,282,629
                              Pro forma..............................................     2,908,319     1,348,625
Net loss per share--basic     As reported............................................          1.72          1.88
                              Pro forma..............................................          2.30          1.98

    The weighted average fair values of options granted during 1996 and 1995 were $735,000, on the dates of grant. The fair values of options granted were calculated using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1996 and 1995: risk-free interest rate of 6.01%; no expected votality; and expected lives of ten years. The weighted average fair value of options granted was $4.30 for both years.

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(9) EMPLOYEE BENEFIT PLANS (CONTINUED)
    WARRANTS

    Warrants to acquire 888,605, 900,155 and 214,500 shares of common stock of $10.00 per share were outstanding and exercisable at December 31, 1997, 1996 and 1995, respectively.

(10) INCOME TAXES

    Income tax benefit consists of the following for the years ended December
31:

                                                                                1997         1996         1995
                                                                             -----------  -----------  -----------
Current....................................................................  $        --           --           --
Deferred...................................................................     (192,000)          --           --
                                                                             -----------  -----------  -----------
                                                                             $  (192,000)          --           --
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

    Income taxes (benefit) are reconciled to the amount computed by applying the federal corporate tax rate of 34% to income before taxes as follows for the years ended December 31:

                                                                                1997         1996         1995
                                                                             -----------  -----------  -----------
Income tax expense (benefit) at federal corporate rate.....................  $    59,000  $  (739,000) $   436,000
Nondeductible expenses.....................................................       12,000       (9,000)      (3,000)
Change in valuation allowance..............................................     (216,000)     776,000     (433,000)
Other......................................................................      (47,000)     (28,000)          --
                                                                             -----------  -----------  -----------
                                                                             $  (192,000) $        --  $        --
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(10) INCOME TAXES (CONTINUED)
    The tax effects of temporary differences between the financial reporting basis and income tax basis of assets and liabilities relate to the following at December 31:

                                                                              1997          1996          1995
                                                                          ------------  -------------  -----------
Deferred tax assets:
  Allowance for losses on loans.........................................  $    518,000  $     300,000  $   107,000
  Excess of fair value of liabilities acquired over cost................            --         13,000       25,000
  Net operating loss carryforwards......................................       821,000      1,076,000      407,000
  Interest and fees on loans............................................        59,000         43,000      119,000
  Other.................................................................            --             --        3,000
                                                                          ------------  -------------  -----------
Total gross deferred assets.............................................     1,398,000      1,432,000      661,000
Less valuation allowance................................................      (918,000)    (1,341,000)    (565,000)
                                                                          ------------  -------------  -----------
Net deferred tax assets.................................................       480,000         91,000       96,000
Deferred tax liabilities:
  Depreciation..........................................................        15,000             --           --
  Unrealized gain on investments available-for-sale.....................       207,000             --           --
  Federal Home Loan Bank stock dividends................................        12,000         12,000       12,000
  Excess of fair value of assets acquired over cost.....................        54,000         79,000       84,000
                                                                          ------------  -------------  -----------
Total gross deferred tax liabilities....................................       288,000         91,000       96,000
                                                                          ------------  -------------  -----------
Net deferred tax asset..................................................  $    192,000  $          --  $        --
                                                                          ------------  -------------  -----------
                                                                          ------------  -------------  -----------

    At December 31, 1997, the Company has net operating loss carryforwards for federal income tax purposes of approximately $2,125,000 which are available to offset future federal taxable income, if any, through 2010. As a result of ownership changes, utilization of a portion of the net operating loss carryforward is subject to annual limitations.

    A valuation allowance is required to reduce the net deferred tax asset to an amount that is more likely than not to be realized. During 1997, the Company reduced the valuation allowance by $423,000, of which $207,000 was attributable to the unrealized gains on available for sale securities. The net deferred tax asset of $192,000 represents the amount of tax benefit that management believes is more likely than not to be realized because of future operating profits. Because of uncertainty regarding the extent of future profitability, due to expenses related to branch network expansion, a valuation allowance has been established for the remaining net deferred tax asset. Management will continue to assess the required valuation allowance on an ongoing basis.

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(11) OTHER EXPENSES

    Other expense is comprised of the following for the years ended December 31:

                                                                                 1997         1996        1995
                                                                             ------------  ----------  ----------
Service and maintenance....................................................  $    190,194  $  122,080  $   31,338
Office supplies............................................................       148,624     148,400     121,252
Amortization of cost of intangible assets..................................        74,927      74,927      64,463
Cost of ATM network........................................................       240,637     145,207      38,670
Printing...................................................................       192,057     129,849      32,242
Corporate insurance........................................................       153,535      53,058      20,691
Other (a)..................................................................       894,047     182,178     108,074
                                                                             ------------  ----------  ----------
Total other expenses.......................................................  $  1,894,021  $  855,699  $  416,730
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------

------------------------

(a) No single item included in this category exceeded one percent of total income.

(12) DIVIDENDS

    As a depository institution whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC), the Bank may not pay dividends or distribute any of its capital assets while it remains in default on any assessment due the FDIC. The Bank currently is not in default under any of its obligations to the FDIC. As a commercial bank under the Maryland Financial Institution Law, the Bank may declare cash dividends from undivided profits or, with the prior approval of the Commissioner of Financial Regulation, out of surplus in excess of 100% of its required capital stock, and after providing for due or accrued expenses, losses, interest and taxes.

    The Company and the Bank, in declaring and paying dividends, are also limited insofar as minimum capital requirements authorities must be maintained. The Company and the Bank comply with such capital requirements.

    The Company's current ability to pay dividends is largely dependent upon the receipt of dividends from its banking subsidiary, the Bank. Both federal and state laws impose restrictions on the ability of the Bank to pay dividends. The FRB has issued a policy statement which provides that, as a general matter, insured banks and bank holding companies may pay dividends only out of prior operating earnings. For a Maryland state-chartered bank or trust company, dividends may be paid out of undivided profits or, with the prior approval of the Commissioner, from surplus in excess of 100% of required capital stock. If however, the surplus of a Maryland bank is less than 100% of its required capital stock, cash dividends may not be paid in excess of 90% of net earnings. In addition to these specific restrictions, bank regulatory agencies, in general, also have the ability to prohibit proposed dividends by a financial institution which would otherwise be permitted under applicable regulations if the regulatory body determines at such distribution would constitute an unsafe or unsound practice.

(13) REGULATORY MATTERS

    The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(13) REGULATORY MATTERS (CONTINUED)

effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.


    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject. As of December 31, 1997 the Bank was "well capitalized" under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes would change the Bank's category.

    Regulatory capital amounts and ratios for the Company and the Bank as of December 31, 1997 and 1996, were:

                                                                               MINIMUM REQUIREMENTS           TO BE WELL
                                                                                                          CAPITALIZED UNDER
                                                                                   FOR CAPITAL            PROMPT CORRECTIVE
                                                            ACTUAL              ADEQUACY PURPOSES          ACTION PROVISION
                                                   ------------------------  ------------------------  ------------------------
                                                      AMOUNT        RATIO       AMOUNT        RATIO       AMOUNT        RATIO
                                                   -------------  ---------  -------------  ---------  -------------  ---------
AS OF DECEMBER 31, 1997
Total capital (to risk weighted assets):
  Consolidated...................................  $  28,040,136      18.2%  $  12,299,264       8.0%  $  15,374,080      10.0%
  The Bank.......................................     19,442,427      12.0%     12,988,640       8.0%     16,235,800      10.0%
Tier 1 capital (to risk weighted assets):
  Consolidated...................................     26,426,515      17.2%      6,149,632       4.0%      9,224,448       6.0%
  The Bank.......................................     17,828,806      11.0%      6,494,324       4.0%      9,741,486       6.0%
Tier 1 capital (to average assets):
  Consolidated...................................     26,426,515      15.0%      7,051,320       4.0%      8,814,150       5.0%
  The Bank.......................................     17,828,806      10.2%      6,986,280       4.0%      8,732,850       5.0%

AS OF DECEMBER 31, 1996
Total capital (to risk weighted assets):
  Consolidated...................................     24,752,739      18.8%     10,532,145       8.0%     13,165,181      10.0%
  The Bank.......................................     19,050,803      14.2%     10,710,877       8.0%     13,388,597      10.0%
Tier 1 capital (to risk weighted assets):
  Consolidated...................................     23,511,076      17.9%      5,266,072       4.0%      7,899,108       6.0%
  The Bank.......................................     17,809,140      13.3%      5,355,439       4.0%      8,033,158       6.0%
Tier 1 capital (to average assets):
  Consolidated...................................     23,511,076      19.5%      4,832,127       4.0%      6,040,159       5.0%
  The Bank.......................................     17,809,140      14.7%      4,834,224       4.0%      6,042,781       5.0%

    The FDIC, through the Savings Association Insurance Fund (SAIF), insures deposits of accountholders up to $100,000. The Bank pays an annual premium to provide for this insurance. The Bank is a member of the Federal Home Loan Bank System and is required to maintain an investment in the stock of the FHLB equal to at least 1% of the unpaid principal balances of their residential mortgage

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(13) REGULATORY MATTERS (CONTINUED)
loans, 0.3% of their total assets or 5% of their outstanding advances from the bank, whichever is greater. Purchases and sales of stock are made directly with the bank at par value.

(14) FAIR VALUE OF FINANCIAL INSTRUMENTS

    Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments as of December 31, 1997 and 1996.

    The carrying value and estimated fair value of financial instruments is summarized as follows (in thousands):


                                                                            1997                    1996
                                                                   ----------------------  ----------------------
                                                                    CARRYING   ESTIMATED    CARRYING   ESTIMATED
                                                                     VALUE     FAIR VALUE    VALUE     FAIR VALUE
                                                                   ----------  ----------  ----------  ----------
Assets:
  Cash and interest-bearing deposits.............................  $   45,917  $   45,917  $   32,510  $   32,510
  Investment securities..........................................      41,453      41,495       1,424       1,422
  Accrued interest receivable....................................       1,434       1,434         713         713
  Loans receivable...............................................     142,458     143,322      90,822      90,933
  Loans held for sale............................................      16,895      16,895       3,072       3,072

Liabilities:
  Deposit accounts...............................................     197,269     197,754     102,289     102,629
  FHLB advances..................................................      15,000      15,000       6,000       6,000
  Other borrowings...............................................      15,331      15,331          --          --

Off-balance sheet instruments:
  Commitments to extend credit...................................          --          --          --          --
  Loans sold with recourse.......................................          --          --          --          --
  Unused lines of credit.........................................          --          --          --          --


    CASH ON HAND AND IN BANKS

    The carrying amount for cash on hand and in banks approximates fair value due to the short maturity of these instruments.

    FEDERAL FUNDS SOLD

    The carrying amount for federal funds sold approximates fair value due to the overnight maturity of these instruments.

    INVESTMENT SECURITIES

    The fair value of investment securities is based on bid prices received from an external pricing service or bid quotations received from securities dealers.

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(14) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    LOANS

    Loans were segmented into portfolios with similar financial characteristics, such as residential, multifamily and nonresidential, construction and land, second mortgage loans, commercial, and consumer. Each loan category was further segmented by fixed and adjustable rate interest terms and performing and nonperforming categories.

    The fair value of residential loans was calculated by discounting anticipated cash flows based on weighted-average contractual maturity, weighted-average coupon, and discount rate. Variable rate loans were assumed to be at market.

    The fair value for nonperforming loans was determined by reducing the carrying value of nonperforming loans by the Company's historical loss percentage for each specific loan category.

    ACCRUED INTEREST RECEIVABLE

    The carrying amount of accrued interest receivable approximates its fair value.

    DEPOSITS


    The fair value of deposits with no stated maturity, such as noninterest-bearing deposits, interest-bearing now accounts, money market and statement savings accounts, is deemed to equal to the carrying amounts. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate for certificates of deposit was estimated using the rate currently offered for deposits of similar remaining maturities.


    ACCRUED INTEREST PAYABLE

    The carrying amount of accrued interest payable approximates its fair value.


    OFF-BALANCE SHEET FINANCIAL INSTRUMENTS


    The rates and terms of the Company's fixed rate commitments to extend credit are competitive with others in the various markets in which the Company operates. It is impractical to assign fair values to these instruments.

    The disclosure of fair value amounts does not include the fair values of any intangibles, including core deposit intangibles. Core deposit intangibles represent the value attributable to total deposits based on an expected duration of customer relationships.

    LIMITATIONS

    Fair value estimates are made at a specific point in time, based on relevant market and financial instrument information. Not included was any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. These estimates also include judgements regarding future economic conditions, expected loss and risk assessments. Changes in assumptions could significantly affect estimates.

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(15) FINANCIAL INFORMATION OF PARENT COMPANY

    The following is financial information of First Mariner Bancorp (parent company only):

STATEMENT OF FINANCIAL CONDITION

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
Assets:
  Cash.............................................................................  $   7,166,876  $   6,027,542
  Available-for-sale securities....................................................      2,164,019        324,875
  Investment in subsidiary.........................................................     18,165,407     18,163,028
  Other assets.....................................................................         38,806         18,812
                                                                                     -------------  -------------
                                                                                     $  27,535,108  $  24,534,257
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Liabilities and Stockholders' Equity:
  Other liabilities................................................................  $     569,452  $     738,255
  Stockholders' equity.............................................................     26,965,656     23,796,002
                                                                                     -------------  -------------
                                                                                     $  27,535,108  $  24,534,257
                                                                                     -------------  -------------
                                                                                     -------------  -------------

STATEMENT OF OPERATIONS

                                                                                  YEAR ENDED DECEMBER 31,
                                                                         -----------------------------------------
                                                                            1997          1996           1995
                                                                         -----------  -------------  -------------
Income:
  Interest income......................................................  $   294,488  $      42,689  $      40,537
  Gain on sale of securities...........................................      455,279        330,030             --
  Other income.........................................................       20,158             --            241
                                                                         -----------  -------------  -------------
Total income...........................................................      769,925        372,719         40,778
                                                                         -----------  -------------  -------------
Expenses:
  Salaries and employee benefits.......................................      523,616        239,950        215,000
  Amortization of intangibles..........................................        7,272          7,263          7,272
  Professional services................................................       52,134             --         56,414
  Other expenses.......................................................       15,946         15,116         12,432
                                                                         -----------  -------------  -------------
Total expenses.........................................................      598,968        262,329        291,118
                                                                         -----------  -------------  -------------
Income (loss) before income tax benefit................................      170,957        110,390       (250,340)

Income tax benefit.....................................................     (192,000)            --             --
                                                                         -----------  -------------  -------------
Income (loss) before equity in undistributed net income (loss) of the
  Bank.................................................................      362,957        110,390       (250,340)

Equity in undistributed net income (loss) in the Bank..................        2,379     (2,283,709)    (1,032,289)
                                                                         -----------  -------------  -------------
Net income (loss)......................................................  $   365,336  $  (2,173,319) $  (1,282,629)
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------

                      FIRST MARINER BANCORP AND SUBSIDIARY

          MARCH 31, 1998 AND 1997 AND DECEMBER 31, 1997, 1996 AND 1995

(15) FINANCIAL INFORMATION OF PARENT COMPANY (CONTINUED)
STATEMENTS OF CASH FLOWS

                                                                               YEAR ENDED DECEMBER 31,
                                                                     --------------------------------------------
                                                                         1997            1996           1995
                                                                     -------------  --------------  -------------
Cash flows from operating activities:
  Income before equity in undistributed net income of the Bank.....  $     362,957  $      110,390  $    (250,340)
  Depreciation and amortization....................................          7,272           7,263          7,272
  Increase (decrease) in other liabilities.........................       (168,803)        696,224         42,031
  Increase in other assets.........................................        (27,266)         (7,243)       (26,055)
  Gain on sale of securities.......................................       (455,279)       (330,030)            --
  Other............................................................            (90)         (3,947)        (8,997)
                                                                     -------------  --------------  -------------
Net cash provided by (used in) operating activities................       (281,209)        472,657       (236,089)
                                                                     -------------  --------------  -------------
Net cash flows from investing activities:
  Investment in subsidiaries.......................................             --     (10,500,000)    (8,989,516)
  Purchase of available for sale securities........................     (2,111,704)     (2,153,787)            --
  Sale of available for sale securities............................      1,045,557       2,170,367             --
                                                                     -------------  --------------  -------------
Net cash flows from investing activities...........................     (1,066,147)    (10,483,420)    (8,989,516)
                                                                     -------------  --------------  -------------
Net cash provided by financing activities--proceeds from stock
  issuance options and warrants exercised, net.....................      2,486,600      15,255,910     10,008,000
                                                                     -------------  --------------  -------------
Net increase in cash and temporary investments.....................      1,139,244       5,245,147        782,395

Cash and temporary investments at beginning of year................      6,027,542         782,395             --
                                                                     -------------  --------------  -------------
Cash and temporary investments at end of year......................  $   7,166,786  $    6,027,542  $     782,395
                                                                     -------------  --------------  -------------
                                                                     -------------  --------------  -------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AND OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Prospectus Summary.............................          1
Risk Factors...................................          7
Mariner Capital Trust..........................         17
Use of Proceeds................................         17
Capitalization.................................         18
Ratio of Earnings to Fixed Charges.............         19
Accounting Treatment...........................         19
Selected Consolidated Financial Data...........         20
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         21
Business.......................................         38
Management.....................................         45
Securities Ownership of Certain Beneficial
  Owners and Management........................         50
Description of Preferred Securities............         52
Description of Junior Subordinated
  Debentures...................................         65
Description of Guarantee.......................         75
Relationship Among the Preferred Securities,
  the Junior Subordinated Debentures and the
  Guarantee....................................         78
Certain Federal Income Tax Consequences........         79
Certain ERISA Considerations...................         84
Supervision and Regulation.....................         85
Underwriting...................................         91
Validity of Securities.........................         92
Experts........................................         92
Index to Financial Statements..................        F-1


                                  $20,000,000
                          AGGREGATE LIQUIDATION AMOUNT

                             MARINER CAPITAL TRUST

                              % PREFERRED SECURITIES
                            (LIQUIDATION AMOUNT $10
                            PER PREFERRED SECURITY)
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                       TO THE EXTENT DESCRIBED HEREIN, BY

                             FIRST MARINER BANCORP

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              FERRIS, BAKER WATTS
                                  Incorporated

                                           , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows*:


SEC registration fee..............................................................  $   6,785
NASD fee..........................................................................  $   2,800
Printing and engraving............................................................  $ 150,000
Accounting fees and expenses......................................................  $  65,000
Legal fees and expenses...........................................................  $  85,000
Transfer agent fee................................................................  $  10,000
Trustee counsel fee...............................................................  $  12,500
Listing fees......................................................................  $  50,289
Blue sky fees and expenses........................................................  $   3,000
Miscellaneous.....................................................................  $  14,626
                                                                                    ---------
Total.............................................................................  $ 400,000
                                                                                    ---------
                                                                                    ---------


------------------------


* All amounts other than the SEC registration fee the listing fees, and the NASD fee are estimated.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 2-418 of the Maryland Annotated Code, Corporations and Associations Article (1993) ("Maryland Code") provides that a corporation may indemnify directors and officers against liabilities they may incur in such capacities unless it is established that: (a) the directors act or omission was material and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit; or (c) the director had reasonable cause to believe that the act or omission was unlawful. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

    The Maryland Code provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled under, among other things, any by-law provision.

    The Charter of the Company provides that it shall indemnify and advance expenses to an officer or director to the fullest extent permitted by and in accordance with the Maryland Code.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The information contained in this Item 15 does not reflect the 10% stock dividend payable to the holders of record on May 26, 1998 of the Company's Common Stock.

(1) The Company offered and sold, pursuant to a Private Placement Memorandum dated May 22, 1995, a total of 500,000 shares of Common Stock at a price per share of $10 to Accredited Investors. In addition to the Common Stock, each investor received one warrant, exercisable at $10 for 10 years for each three shares purchased in the offering and investors who purchased 25,000 shares received one warrant per share purchased. A total of 416,664 warrants were issued. The Offering was made in reliance upon an exemption from registration under the Securities Act pursuant to Rule 506 of Regulation D.

(2) The Company offered and sold, pursuant to a Limited Offering Memorandum dated August 1, 1995, a total of 500,000 shares of Common Stock at a price per share of $10. In addition to the Common Stock, each investor received one warrant, exercisable at $10 for 10 years for each three shares purchased in the offering and investors who purchased 25,000 shares received one warrant per share purchased. A total of 206,659 warrants were issued. The Offering was made in reliance upon an exemption from registration under the Securities Act pursuant to Rule 506 of Regulation D and the shares were sold to Accredited Investors.

(3) As of May 15, 1998, the Company had sold an aggregate of 31,333 shares of Common Stock pursuant to the exercise of warrants issued in 1995, as described in (1) and (2) above. The aggregate exercise price was $313,330.

(4) As of October 31, 1996, the Company had issued to employees and directors of the Company stock options to purchase an aggregate of 165,600 shares of its Common Stock. Such options at the time of grant had an exercise prices of $10 per share. With respect to the grant of stock options, and exemption from registration was unnecessary in that none of the transactions involved a "sale" of securities as such term is used in Section 2(3) of the Securities Act. As of January 12, 1998, an aggregate of 3,800 shares of Common Stock were sold by the Company pursuant to the exercise of options. The aggregate exercise price was $38,000.

    The issuances of the shares described in (1), (2), (3) and (4) above were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in such issuances represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof. No underwriters were involved in such issuances.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The exhibits and financial statement schedules listed on the Exhibit Index on page II-6 of this Registration Statement are filed herewith or will be filed by amendment.

ITEM 17. UNDERTAKINGS

    Each of the undersigned Registrants hereby undertakes:

    1. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    2. That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth in Item 14 hereof, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission ("Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered and the Commission remains of the same opinion, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by either of them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland, on June 19, 1998.


                                FIRST MARINER BANCORP

                                By:            /s/ EDWIN F. HALE, SR.
                                     -----------------------------------------
                                                 Edwin F. Hale, Sr.
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


                                Chairman and Chief
    /s/ EDWIN F. HALE, SR.        Executive Officer
------------------------------    (Principal Executive         June 19, 1998
      Edwin F. Hale, Sr.          Officer)

     /s/ JOSEPH A. CICERO
------------------------------  Director and President         June 19, 1998
       Joseph A. Cicero

    /s/ GEORGE H. MANTAKOS
------------------------------  Director                       June 19, 1998
      George H. Mantakos

     /s/ KEVIN M. HEALEY        Controller (Principal
------------------------------    Financial and Accounting     June 19, 1998
       Kevin M. Healey            Officer)

    /s/ BARRY B. BONDROFF
------------------------------  Director                       June 19, 1998
      Barry B. Bondroff

              *
------------------------------  Director                       June 19, 1998
        Rose M. Cernak

              *
------------------------------  Director                       June 19, 1998
    Christopher P. D'Anna

              *
------------------------------  Director                       June 19, 1998
       Bruce H. Hoffman

     /s/ MELVIN S. KABIK
------------------------------  Director                       June 19, 1998
       Melvin S. Kabik

     /s/ R. ANDREW LARKIN
------------------------------  Director                       June 19, 1998
       R. Andrew Larkin

   /s/ JAY J.J. MATRICCIANI
------------------------------  Director                       June 19, 1998
     Jay J.J. Matricciani

              *
------------------------------  Director                       June 19, 1998
       Dennis C. McCoy

  /s/ WALTER L. MCMANUS, JR.
------------------------------  Director                       June 19, 1998
    Walter L. McManus, Jr.

------------------------------  Director
       James P. O'Conor

   /s/ JOHN J. OLIVER, JR.
------------------------------  Director                       June 19, 1998
     John J. Oliver, Jr.

              *
------------------------------  Director                       June 19, 1998
        Hanan Y. Sibel

------------------------------  Director
        Leonard Stoler



*By:    /s/ JOSEPH A. CICERO
      -------------------------
          Joseph A. Cicero
          ATTORNEY-IN-FACT

EXHIBIT NUMBER                                                DESCRIPTION
-----------------  -------------------------------------------------------------------------------------------------
          1        Form of Underwriting Agreement

          3.1      Amended and Restated Articles of Incorporation of First Mariner Bancorp (Incorporated by
                   reference to Exhibit 3.1 of the Registrant's Registration Statement on Form SB-2, as amended, file no. 333-16011 (the "1996 Registration Statement"))

          3.2      Amended and Restated Bylaws of First Mariner Bancorp (Incorporated by reference to Exhibit 3.2 of the 1996 Registration Statement)

          4.1      Form of Junior Subordinated Indenture*

          4.2      Form of Amended and Restated Trust Agreement*

          4.3      Form of Guarantee by First Mariner Bancorp*

          4.4      Form of Preferred Security of Mariner Capital Trust (included as exhibit to Exhibit 4.2)*

          4.5      Form of Junior Subordinated Indenture of First Mariner Bancorp (included as appendix to Exhibit
                   4.1)*

          5.1      Opinion of Ober, Kaler, Grimes & Shriver

          5.2      Opinion of Richards, Layton & Finger

          8        Tax opinion of Ober, Kaler, Grimes & Shriver

         10.1      1996 Stock Option Plan of First Mariner Bancorp (Incorporated by reference to Exhibit 10.1 of the
                   1996 Registration Statement)

         10.2      Employment Agreement dated May 1, 1995 between First Mariner Bancorp and First Mariner Bank and
                   George H. Mantakos (Incorporated by reference to Exhibit 10.2 of the 1996 Registration Statement)

         10.3      Lease Agreement dated March 1, 1996 between First Mariner Bank and Mars Super Markets, Inc.
                   (Incorporated by reference to Exhibit 10.4 of the 1996 Registration Statement)

         10.4      Lease Agreement dated November 1, 1997 between Edwin F. Hale, Sr. and First Mariner Bank

         10.5      1998 Stock Option Plan of First Mariner Bancorp*

         10.6      Employee Stock Purchase Plan of First Mariner Bancorp*

         10.7      Lease Agreement dated as of June 1, 1998 between Building #2, L.L.C. and First Mariner Bank

         12        Schedule Regarding Computation of Ratio of Earnings to Fixed Charges*

         21        Subsidiaries of Registrant

         23.1      Consent of KPMG Peat Marwick LLP

         23.2      Consent of Ober, Kaler, Grimes & Shriver (included in Exhibits 5.1 and 8)

         23.3      Consent of Richards, Layton & Finger (included in Exhibit 5.2)

         24        Powers of Attorney of certain directors of First Mariner Bancorp*

EXHIBIT NUMBER                                                DESCRIPTION
-----------------  -------------------------------------------------------------------------------------------------
         25        Statements of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
                   Company, as trustee under the Junior Subordinated Indenture, the Trust Agreement and the
                   Guarantee

         27.1      Financial Data Schedule for the 12 Months Ended December 31, 1997

         27.2      Financial Data Schedule for the Three Months Ended March 31, 1998


------------------------


*   Previously filed

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